PHH MORTGAGE CAPITAL LLC,
Depositor

PHH MORTGAGE CORPORATION,
Master Servicer

CITIBANK N.A.,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of May 1, 2007

PHHMC Mortgage Pass-Through Certificates, Series 2007-3

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Defined Terms.
Section 1.02	Accounting.
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES
Section 2.01	Conveyance of Mortgage Loans.
Section 2.02	Acceptance of Trust Fund by the Trustee.
Section 2.03	Repurchase or Substitution of Mortgage Loans by the Sellers- Assignment of Interest in Pledged Assets.
Section 2.04	Representations, Warranties and Covenants of the Master Servicer.
Section 2.05	Representations and Warranties of the Depositor.
Section 2.06	Purpose and Powers of the Trust.
Section 2.07	Issuance of Certificates.
ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND
Section 3.01	Master Servicer to Act as Master Servicer.
Section 3.02	Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.
Section 3.03	Successor Sub-Servicers.
Section 3.04	Liability of the Master Servicer.
Section 3.05	No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders.
Section 3.06	Assumption or Termination of Sub-Servicing Agreements by Trustee.
Section 3.07	Collection of Certain Mortgage Loan Payments.
Section 3.08	Sub-Servicing Accounts.
Section 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
Section 3.10	Collection Account and Distribution Account.
Section 3.11	Withdrawals from the Collection Account and Distribution Account.
Section 3.12	Investment of Funds in the Collection Account, Servicing Accounts and the Distribution Account.
Section 3.13	Maintenance of the Primary Insurance Policies; Collections Thereunder.
Section 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
Section 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.16	Realization Upon Defaulted Mortgage Loans.
Section 3.17	Trustee to Cooperate; Release of Mortgage Files.
Section 3.18	Servicing Compensation.
Section 3.19	Reports to the Trustee; Collection Account Statements.
Section 3.20	Annual Statement as to Compliance.
Section 3.21	Assessments of Compliance and Attestation Reports.
Section 3.22	Access to Certain Documentation.
Section 3.23	Title, Management and Disposition of REO Property.
Section 3.24	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
Section 3.25	Administration of Buydown Funds.
Section 3.26	Obligations of the Master Servicer in Respect of Loan Rates and Monthly Payments.
ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS
Section 4.01	Distribution Account; Distributions.
Section 4.02	Statements to Certificateholders.
Section 4.03	Remittance Reports; Advances by the Master Servicer.
Section 4.04	Allocation of Realized Losses.
Section 4.05	Information Reports to Be Filed by the Master Servicer.
Section 4.06	Compliance with Withholding Requirements.
Section 4.07	[Reserved].
Section 4.08	Limited Purpose Surety Bond.
ARTICLE V THE CERTIFICATES
Section 5.01	The Certificates.
Section 5.02	Registration of Transfer and Exchange of Certificates.
Section 5.03	Mutilated. Destroyed. Lost or Stolen Certificates.
Section 5.04	Persons Deemed Owners.
Section 5.05	Appointment of Paying Agent.
ARTICLE VI THE MASTER SERVICER AND THE DEPOSITOR
Section 6.01	Liability of the Master Servicer and the Depositor.
Section 6.02	Merger or Consolidation of or Assumption of the Obligations of the Master Servicer or the Depositor.
Section 6.03	Limitation on Liability of the Master Servicer and Others.
Section 6.04	Master Servicer Not to Resign.
Section 6.05	Delegation of Duties.
ARTICLE VII DEFAULT
Section 7.01	Master Servicer Events of Termination.
Section 7.02	Trustee to Act; Appointment of Successor.
Section 7.03	Waiver of Master Servicer Events of Termination.
Section 7.04	Notification to Certificateholders.
Section 7.05	Survivability of Master Servicer Liabilities.
ARTICLE VIII THE TRUSTEE
Section 8.01	Duties of Trustee.
Section 8.02	Certain Matters Affecting the Trustee.
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.
Section 8.04	Trustee May Own Certificates.
Section 8.05	Master Servicer to Pay Trustee Expenses; Trustee Fees.
Section 8.06	Eligibility Requirements for Trustee.
Section 8.07	Resignation or Removal of Trustee.
Section 8.08	Successor Trustee.
Section 8.09	Merger or Consolidation of Trustee.
Section 8.10	Appointment of Co-Trustee or Separate Trustee.
Section 8.11	Limitation of Liability.
Section 8.12	Trustee May Enforce Claims Without Possession of Certificates.
Section 8.13	Suits for Enforcement.
Section 8.14	Waiver of Bond Requirement.
Section 8.15	Waiver of Inventory. Accounting and Appraisal Requirement.
Section 8.16	Right of Trustee in Capacity of Certificate Registrar or Paying Agent.
Section 8.17	Periodic Filings.
Section 8.18	Intention of the Parties and Interpretation.
ARTICLE IX REMIC ADMINISTRATION
Section 9.01	REMIC Administration.
Section 9.02	Prohibited Transactions and Activities.
Section 9.03	Master Servicer and Trustee Indemnification.
ARTICLE X TERMINATION
Section 10.01	Termination.
Section 10.02	Additional Termination Requirements.
ARTICLE XI [RESERVED]
ARTICLE XII MISCELLANEOUS PROVISIONS
Section 12.01	Amendment.
Section 12.02	Recordation of Agreement: Counterparts.
Section 12.03	Limitation on Rights of Certificateholders.
Section 12.04	Governing Law: Jurisdiction.
Section 12.05	Notices.
Section 12.06	Severability of Provisions.
Section 12.07	Article and Section References.
Section 12.08	Notice to the Rating Agency.
Section 12.09	Further Assurances.
Section 12.10	Benefits of Agreement.
Section 12.11	Acts of Certificateholders.

EXHIBITS:
Exhibit A	Form of Class A Certificates
Exhibit B	[Reserved]
Exhibit C-1	Form of Class R Certificates
Exhibit C-2	Form of Class B Certificates
Exhibit D	Mortgage Loan Schedule
Exhibit E	Form of Request for Release
Exhibit F-1	Form of Rule 144A Representation Letter
Exhibit F-2	Form of Transferor Certificate
Exhibit F-3	Form of Transferee Representation Letter
Exhibit F-4	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit
Exhibit G-1	Form of ERISA Representation Letter (Class B-4, Class B-5 and Class B-6)
Exhibit G-2	Form of ERISA Representation Letter (Class A-4, Class B-1 and Class B-2)
Exhibit H	Form of Lost Note Affidavit
Exhibit I-1	Form of Trustee’s Initial Certification
Exhibit I-2	Form of Trustee’s Final Certification
Exhibit J	Mortgage Loan Purchase Agreement
Exhibit K	Assignment, Assumption and Recognition Agreement (Pledged Asset Servicing Agreement)
Exhibit L	Planned Principal Balances
Exhibit M	Form of Form 10-K Certificate
Exhibit N	Form of Back-up Certification to Form 10-K Certificate
Exhibit O	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit P	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit Q	Transaction Parties

This Pooling and Servicing Agreement is dated as of May 1, 2007 (the “Agreement”), among PHH MORTGAGE CAPITAL LLC, as depositor (the “Depositor”), PHH MORTGAGE CORPORATION, as master servicer (the “Master Servicer”) and CITIBANK, N.A., as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein).  As provided herein, the Trustee will make, in accordance with Section 9.01, an election to treat the entire segregated pool of assets described in the definition of Trust Fund (as defined herein), and subject to this Agreement (including the Mortgage Loans), as two real estate mortgage investment conduits (each a “REMIC”) for federal income tax purposes.

REMIC I

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Uncertificated Principal Balance, for each Class of REMIC I Regular Interest comprising the interests in REMIC I created hereunder:

REMIC I Regular Interest	Uncertificated Principal Balance	Uncertificated Pass-Through Rate(1)	Assumed Final Maturity Date(2)
A-1	$59,128,219.00	Variable Rate	June 18, 2037
A-3	$72,525,034.00	Variable Rate	June 18, 2037
A-4	$19,266,244.00	Variable Rate	June 18, 2037
R-II Interest	$100.00	Variable Rate	June 18, 2037
B-1	$7,064,326.00	Variable Rate	June 18, 2037
B-2	$1,043,594.00	Variable Rate	June 18, 2037
B-3	$561,935.00	Variable Rate	June 18, 2037
B-4	$401,382.00	Variable Rate	June 18, 2037
B-5	$240,829.00	Variable Rate	June 18, 2037
B-6	$321,107.20	Variable Rate	June 18, 2037

(1)	Calculated in accordance with the definition of “Uncertificated Pass-Through Rate” herein.

(2)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

REMIC II

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Certificate Principal Balance or Original Notional Amount for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

Class	Original Certificate Principal Balance or Original Notional Amount	Initial Pass- Through Rate	Assumed Final Maturity Dates(1)
A-1	$59,128,219.00	Variable Rate(2)	June 18, 2037
A-2(3)	$59,128,219.00	0.85%	June 18, 2037
A-3	$72,525,034.00	Variable Rate(4)	June 18, 2037
A-4	$19,266,244.00	Variable Rate(4)	June 18, 2037
R-I	$100.00	Variable Rate(4)	June 18, 2037
R-II	$100.00	Variable Rate(4)	June 18, 2037
B-1	$7,064,326.00	Variable Rate(4)	June 18, 2037
B-2	$1,043,594.00	Variable Rate(4)	June 18, 2037
B-3	$561,935.00	Variable Rate(4)	June 18, 2037
B-4	$401,382.00	Variable Rate(4)	June 18, 2037
B-5	$240,829.00	Variable Rate(4)	June 18, 2037
B-6	$321,107.20	Variable Rate(4)	June 18, 2037

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the month of the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Regular Certificate.

(2)	Varies according to (i) the weighted average of the Net Mortgage Rate on each Mortgage Loan minus (ii) 0.85% per annum.

(3)
For federal income tax purposes, the notional balance of the Class A-2 Certificates will be equal the Uncertificated Principal Balance of REMIC I Regular Interest A-1. Interest will accrue on a Notional Amount as described herein.  No principal will be paid on the Class A-2 Certificates.

(4)	Varies according to the weighted average of the Net Mortgage Rate on each Mortgage Loan.

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, interest will be calculated for all Certificates on the basis of a 360-day year consisting of twelve 30-day months.

“1933 Act”: The Securities Act of 1933, as amended.

“Account”: Any of the Collection Account and Distribution Account.

“Accretion Termination Date”: The earliest to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 Certificates and Class A-3 Certificates has been reduced to zero, (ii) the Credit Support Depletion Date and (iii) the Distribution Date occurring in June 2012.

“Accrual Distribution Amount”: With respect to each Distribution Date prior to the Accretion Termination Date, an amount equal to the Monthly Interest Distributable Amount on the Class A-4 Certificates, for such date, to the extent added to the Certificate Principal Balance of the Class A-4 Certificates pursuant to Section 4.01(j); provided that, with respect to each Distribution Date on or after the Accretion Termination Date, the entire Monthly Interest Distributable Amount on the Class A-4 Certificates for that date will be payable to the holders of the Class A-4 Certificates, as interest, to the extent not required to fully reduce the Certificate Principal Balances of the Class A-1 Certificates and Class A-3 Certificates to zero on the Accretion Termination Date; provided, however, that if the Accretion Termination Date is the Credit Support Depletion Date or the Distribution Date occurring in June 2012, the entire Accrual Distribution Amount for that date will be payable as interest to the Class A-4 Certificateholders pursuant to Section 4.01(c)(i) hereof.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.03.

“Adverse REMIC Event”: As defined in Section 9.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

 “Agreement”: This Pooling and Servicing Agreement and all amendments and supplements hereto.

“Appraised Value”: With respect to each Mortgage Loan, the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan.

“Assessment of Compliance”:  As defined in Section 3.21.

“Attestation Report”:  As defined in Section 3.21.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Assumed Final Maturity Date”: As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

“Available Distribution Amount”: With respect to any Distribution Date and the Mortgage Loans, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans, and Principal Prepayments during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date and (e) the aggregate of any related Advances made by the Master Servicer for such Distribution Date, over (ii) the sum of (a) related amounts reimbursable or payable to the Master Servicer pursuant to Section 3.10, (b) related Stayed Funds, (c) related amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error, (d) any Extraordinary Trust Fund Expenses and (e) the Trustee Fee. The Available Distribution Amount shall also be increased by any Required Surety Payment.

“Bankruptcy Amount”: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $50,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the “Relevant Anniversary”) and (b) the greater of:

(A)           the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $50,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool which had an original Loan-to-Value Ratio greater than 80% that would result if the Net Mortgage Rate thereof was equal to the greater of (I) 5% or (II) the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Mortgage Loans with a Loan-to-Value Ratio of greater than 80% remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans with a Loan-to-Value Ratio of greater than 80% remaining in the Mortgage Pool divided by the total number of outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 since the Relevant Anniversary.

The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from the Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Losses”: Losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Certificates (other than the Class R, Class B-4, Class B-5 and Class B-6 Certificates) shall be Book-Entry Certificates.

“Business Day”: Any day other than (a) a Saturday or Sunday, (b) a legal holiday in the State of New Jersey or the State of New York, or (c) a day on which banking or savings and loan institutions in the State of New Jersey or the State of New York are authorized or obligated by law or executive order to be closed.

“Buydown Account”: The custodial account or accounts created and maintained pursuant to Section 3.25.

“Buydown Agreement”: An agreement between the applicable originator and a Mortgagor, or an agreement among such originator, a Mortgagor and an employer of a relocated Mortgagor which, in each case, provides for the application of Buydown Funds.

“Buydown Funds”: In respect of any Buydown Mortgage Loan, any amount contributed by the related originator or the employer of a relocated borrower in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor’s funds during the Buydown Period. The Buydown Funds are not part of the Trust Fund prior to deposit into the Collection Account or the Distribution Account.

“Buydown Mortgage Loan”: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payment specified in the Mortgage Note during the Buydown Period and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is paid from the related Buydown Funds.

“Buydown Period”: The period during which Buydown Funds are required to be applied to the related Buydown Mortgage Loans as provided in Section 3.25.

“Cash-Out Refinancing”: A Refinanced Mortgage Loan the proceeds of which were more than 2% or $2,000 in excess of the principal balance of any existing first mortgage or seasoned subordinate mortgage on the related Mortgaged Property and related closing costs.

“Cash Liquidation”: As to any defaulted Mortgage Loan other than REO Property which has been acquired by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably or in good faith expects to be finally recoverable with respect to such Mortgage Loan, plus, with respect to a defaulted Mortgage Loan that is a Pledged Asset Loan, the amount realized on the related Pledged Assets with respect to such Mortgage Loan in accordance with Section 3.16.

“Certificate”: Any Regular Certificate or Class R Certificate.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Certificate (other than any Class A-2 Certificate) as of any date of determination, (x) the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination, plus (y) (i) in the case of the Class A-4 Certificates, an amount equal to the Monthly Interest Distributable Amount added to the Certificate Principal Balance of the Class A-4 Certificates on the Distribution Date immediately prior to such date of determination on or prior to the Accretion Termination Date plus (z) in the case of the Class B Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of any such Certificate pursuant to Section 4.01(h), reduced by the aggregate of (a) all distributions of principal made thereon on such immediately prior Distribution Date and (b) without duplication of amounts described in clause (a) above, reductions in the Certificate Principal Balance thereof in connection with allocations thereto of Realized Losses on the Mortgage Loans and Extraordinary Trust Fund Expenses on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the initial Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereon); provided, however, that, the Certificate Principal Balance of each Subordinate Certificate of the Class of Subordinate Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate multiplied by the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balances of all other Classes of Certificates then outstanding. The Class A-2 Certificates shall not have a Certificate Principal Balance and shall not be entitled to any distributions of principal.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificate”: Any of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

“Class A Certificateholder”: Any Holder of a Class A Certificate.

“Class B Certificate”: Any one of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit C-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein.

“Class B Certificateholder”: Any Holder of a Class B Certificate.

“Class B Percentage”: The Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

“Class B-1 Percentage”: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date. The initial Class B-1 Percentage is approximately 4.40%.

“Class B-2 Percentage”: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date. The initial Class B-2 Percentage is approximately 0.65%.

“Class B-3 Percentage”: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date. The initial Class B-3 Percentage is approximately 0.35%.

“Class B-4 Percentage”: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date. The initial Class B-4 Percentage is approximately 0.25%.

“Class B-5 Percentage”: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date. The initial Class B-5 Percentage is approximately 0.15%.

“Class B-6 Percentage”: With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date. The initial Class B-6 Percentage is approximately 0.20%.

“Class R Certificates”: The Class R-I Certificates and Class R-II Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C-1 and each evidencing the ownership of an interest designated as the Residual Interest in the related REMIC.

“Class Subordination Percentage”: With respect to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage) the numerator of which is the Certificate Principal Balance of such Class of Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates immediately prior to such Distribution Date.

“Closing Date”: May 30, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10, which shall be entitled “PHH Mortgage Corporation, as Master Servicer for Citibank, N.A., as Trustee, in trust for registered Holders of PHHMC Mortgage Pass-Through Certificates, Series 2007-3”, and which must be an Eligible Account.

“Commission”: The Securities and Exchange Commission.

 “Compensating Interest”: As defined in Section 3.24 hereof.

“Condemnation Proceeds”: All awards or settlements in respect of a taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation.

“Control Agreement”: With respect to each Mortgage 100K Loan, the Merrill Lynch Pledged Collateral Account Control Agreement between the guarantor or mortgagor, as applicable, the Pledged Asset Servicer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, pursuant to which the guarantor or mortgagor, as applicable, has granted a security interest in a Securities Account.

“Cooperative”: A corporation that has been formed for the purpose of cooperative apartment ownership.

“Cooperative Assets”: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

“Cooperative Building”: The building and other property owned by a Cooperative.

“Cooperative Lease”: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

“Cooperative Loan”: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

“Cooperative Unit”: A specific dwelling unit in a Cooperative Building as to which exclusive occupancy rights have been granted pursuant to a Lease.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located, for Certificate transfer purposes, at 111 Wall Street, 15th Floor, Attn: Securities Window, New York, New York 10005, Attn: PHHMC, Series 2007-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer.

“Corresponding Certificated Interest”:  With respect to each REMIC I Regular Interest, the Class with the same designation.

“Credit Support Depletion Date”: The first Distribution Date on which the Senior Percentage equals 100%.

“Curtailment”: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

“Cut-off Date”: May 1, 2007.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan).

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Defective Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Eligible Substitute Mortgage Loans.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Delinquent”:  As used herein, a Mortgage Loan is considered to be: “one month” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last Business Day immediately prior to the next following monthly scheduled due date; “two months” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the last Business Day immediately prior to the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last Business Day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would then be considered to be one month delinquent. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last Business Day immediately prior to the Cut-off Date.

“Depositor”: PHH Mortgage Capital LLC, a Delaware limited liability company, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Agreement”: With respect to any Book-Entry Certificates, either of the agreements among the Depositor, the Trustee and the initial Depository, to be dated on or about the Closing Date.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 8th day of the calendar month in which such Distribution Date occurs or, if such 8th day is not a Business Day, the Business Day immediately preceding such 8th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor, provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Citibank, N.A., as Trustee, in trust for the registered Holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3” and which must be an Eligible Account.

“Distribution Date”: The 18th day of any calendar month, or if such 18th day is not a Business Day, the Business Day immediately following such 18th day, commencing in June 2007.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date (or with respect to the first Due Period, the day following the Cut-off Date) occurs and ending on the first day of the month in which such Distribution Date occurs.

“Effective Loan-to-Value Ratio”: With respect to a Pledged Asset Loan, the ratio, expressed as a percentage, of (A) the principal amount of the Mortgage Loan at origination less the value of any Pledged Assets securing the Mortgage Loan, to (B) the lesser of (1) the appraised value determined in an appraisal or other collateral assessment tool obtained at origination of the Mortgage Loan and (2) the sales price for the related Mortgaged Property; provided that for any Pledged Asset Loan for which the related Mortgaged Property is located in the State of New York, clause (B) of this definition shall be the Appraised Value.

“Eligible Account”: Any of (i) an account or accounts maintained with a depository institution the short-term debt obligations of which have been rated by the Rating Agency in its highest rating available, (ii) in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to the Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and the Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity, (iv) an account or accounts of a depository institution acceptable to the Rating Agency (as evidenced in writing by the Rating Agency that use of any such account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency) or (v) an account or accounts maintained with a federal or state chartered depository institution or trust company that meet the depository requirements of Fannie Mae or Freddie Mac. Eligible Accounts may bear interest.

“Eligible Substitute Mortgage Loan”: A mortgage loan substituted for a Defective Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, the amount of any shortfall to be deposited by the Master Servicer in the Collection Account in the month of substitution, (ii) have a Loan Rate, not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan, (iv) be current as of the date of substitution, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Defective Mortgage Loan as of such date and (vi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Defective Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Defective Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Loan Rates described in clause (ii) hereof shall be determined on the basis of weighted average Loan Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vi) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be. Any Mortgage Loan substituted for a Mortgage Loan which has an arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan, will be treated as having such an arrearage due to the application of any related forbearance plan with respect to such Mortgage Loan.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”: Any of the Class B-4, Class B-5, Class B-6 and Class R Certificates.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estate in Real Property”: A fee simple estate in a parcel of real property.

“Excess Losses”: (i) Special Hazard Losses in excess of the Special Hazard Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Amount, (iii) Fraud Losses in excess of the Fraud Loss Amount and (iv) Extraordinary Losses.

“Excess Subordinate Principal Amount”:  With respect to any Distribution Date on which the Certificate Principal Balance of the Class or Classes of Certificates then outstanding with the Lowest Priority is to be reduced to zero and on which Realized Losses are to be allocated to that Class or those Classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that Class or those Classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the aggregate Certificate Principal Balance of that Class or those Classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to that Class or those Classes of Certificates on such Distribution Date.

“Exchange Act”: The Securities and Exchange Act of 1934, as amended.

“Extraordinary Loss”: Any Realized Loss or portion thereof caused by or resulting from:

(i)           nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(ii)           hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

(iii)           any weapon of war employing atomic fission or radioactive forces whether in time of peace or war, and

(iv)           insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

“Extraordinary Trust Fund Expenses”: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to Section 6.03, any amounts reimbursable to the Trustee from the Trust Fund pursuant to this Agreement, including but not limited to Section 8.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Fidelity Bond”: Shall have the meaning assigned thereto in Section 3.14.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by a Seller or the Master Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fitch”: Fitch, Inc., doing business as Fitch Ratings, and any successor thereto or its successor in interest.

“Foreclosure Price”: The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

“Foreclosure Profits”:  As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition (net of all amounts reimbursable therefrom pursuant to Section 3.11(a)(iii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.16) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

“Fraud Loss Amount”: As of any date of determination after the Cut-off Date, prior to the third anniversary of the Cut-off Date, an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the third anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written conformation from the Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written conformation to the Trustee.

“Fraud Losses”: Losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

“Freddie Mac”: Federal Home Loan Mortgage Corporation or any successor thereto.

“Highest Priority”: As of any date of determination, the Class of Subordinate Certificates then outstanding with the earliest priority for payments pursuant to Section 4.01(c), in the following order: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“HUD”: The United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel, which Opinion of Counsel shall be an expense of the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as rents from real property.

“Initial Certificate Principal Balance”: With respect to any Regular Certificate, other than the Class A-2 Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: With respect to any Distribution Date and any Class of Certificates, the calendar month immediately preceding the month in which such Distribution Date occurs.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“Limited Purpose Surety Bond”: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996 in respect to certain Pledged Asset Loans, issued by Ambac Assurance Corporation (f/k/a Ambac Indemnity Corporation) for the benefit of certain beneficiaries, including the Trustee for the benefit of the Certificateholders, but only to the extent that such Limited Purpose Surety Bond covers any Pledged Asset Loans.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds and Insurance Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee’s sale, foreclosure sale or otherwise (including, with respect to a defaulted Mortgage Loan that is a Pledged Asset Loan, the amount realized on the related Pledged Assets with respect to such Mortgage Loan in accordance with Section 3.16), or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16 or Section 10.01.

“Loan Balance”: As of any date, the aggregate Stated Principal Balance of all of the Mortgage Loans as of such date.

“Loan-to-Value Ratio”: As of any date and Mortgage Loan (other than a Pledged Asset Loan), the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property. As of any date and any Pledged Asset Loan, the related Effective Loan-to-Value Ratio.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Loan Rate in effect immediately following the Cut-off Date. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Lockout Percentage”: With respect to any Distribution Date, the Certificate Principal Balance of the Class A-4 Certificates, divided by the aggregate Certificate Principal Balance of the Senior Certificates, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

“Lockout Prepayment Percentage”: With respect to any Distribution Date, the product of (i) the Lockout Percentage and (ii) the Stepdown Percentage.

“Lockout Scheduled Percentage”: With respect to any Distribution Date (i) occurring prior to June 2012, 0% and (ii) occurring in or after June 2012, the Lockout Percentage.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Depositor as applicable certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower Priority”: As of any date of determination and with respect to any Class of Subordinate Certificates, any other Class of Subordinate Certificates then outstanding with a later priority for payments pursuant to Section 4.01(c).

“Lowest Priority”: As of any date of determination, the Class of Subordinate Certificates then outstanding with the latest priority for payments pursuant to Section 4.01(c), in the following order: Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Master Servicer Affiliate”: A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

“Master Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”:  The system of recording transfers of Mortgages electronically maintained by MERS.

“MIN”:  The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“MLCC”: Merrill Lynch Credit Corporation and its successors in interest.

“MOM Loan”:  With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Interest Distributable Amount”: An amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of each Class of Certificates at the then-applicable Pass-Through Rate. The Monthly Interest Distributable Amount on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 3.24), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.02, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class B Certificates, including Relief Act Shortfalls, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Monthly Interest Distributable Amount payable on such Distribution Date which would have resulted absent such reductions.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc., and its successors.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage 100K Loan”: A Mortgage Loan secured by Pledged Assets in the form of a security interest in the Securities Account and the financial assets held therein and having a value, as of the date of origination of such Mortgage Loan, of at least equal to the related Original Pledged Asset Requirement.

“Mortgage 100K Pledge Agreement”: With respect to each Mortgage 100K Loan, the Pledge Agreement for Securities Account between the related mortgagor and the Pledged Asset Servicer pursuant to which such mortgagor granted a security interest in the related securities and other financial assets held therein.

“Mortgage File”: The mortgage documents listed in Section 2.01(A) and (B) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including the Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of May 1, 2007, among the Sellers and the Depositor, regarding the transfer of the Mortgage Loans.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans identifying the Mortgage Loans transferred from the Sellers, and attached hereto as Exhibit D. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i)	the Sellers’ Mortgage Loan identifying number;

(ii)	[reserved];

(iii)	the zip code of the related Mortgaged Property;

(iv)	a code indicating whether the Mortgaged Property is owner-occupied;

(v)	the type of Residential Dwelling constituting the Mortgaged Property;

(vi)	the original months to maturity;

(vii)	the original date of the mortgage;

(viii)	the Loan-to-Value Ratio or Effective Loan-to-Value Ratio, as applicable, at origination;

(ix)	the loan rate;

(x)	the date on which the first Monthly Payment was due on the Mortgage Loan;

(xi)	the stated maturity date;

(xii)	the amount of the Monthly Payment at origination;

(xiii)	the amount of the Monthly Payment as of the Cut-off Date;

(xiv)	the next Due Date on which a Monthly Payment is due;

(xv)	the original principal amount of the Mortgage Loan;

(xvi)	the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xvii)	a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

(xviii)	a code indicating the documentation style (i.e., full, alternative or reduced);

(xix)	a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy;

(xx)	the name of the Qualified Insurer and the certificate number for any Primary Insurance Policy, if applicable;

(xxi)	the depth of coverage of any Primary Insurance Policy, if applicable;

(xxii)	the Value of the Mortgaged Property;

(xxiii)	the sale price of the Mortgaged Property, if applicable;

(xxiv)	the Servicing Fee;

(xxv)	whether the Mortgage Loan is a Buydown Mortgage Loan; and

(xxvi)	the amount of the Original Pledged Asset Requirement, if any.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement. With respect to any Eligible Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid Servicing Fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property Rate.

“Net Mortgage Rate”: With respect to any Mortgage Loan, (x) the Loan Rate minus (y) the Servicing Fee Rate and the Trustee Fee Rate.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from Late Collections on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: With respect to the Class A-2 Certificates and any Distribution Date, the Certificate Principal Balance of the Class A-1 Certificates immediately prior to that Distribution Date.  For federal income tax purposes, the Notional Amount of the Class A-2 Certificates shall be equal to the Uncertificated Principal Balance of REMIC I Regular Interest A-1.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Master Servicer may opt to terminate the Trust Fund pursuant to Section 10.01.

“Original Certificate Principal Balance”: With respect to each Class of the Certificates other than the Class A-2 Certificates, the Certificate Principal Balance thereof on the Closing Date, as set forth opposite such Class above in the Preliminary Statement.

“Original Notional Amount”: With respect to the Class A-2 Certificates, $59,128,219.

“Original Pledged Asset Requirement’: With respect to any Pledged Asset Loan, an amount equal to the Pledged Assets required at the time of the origination of such Pledged Asset Loan in order to achieve an Effective Loan-to-Value Ratio for such Pledged Asset Loan, generally equal to seventy percent (70%); for purposes of the Required Surety Payment, in no event shall the Original Pledged Asset Requirement for a Pledged Asset Loan exceed thirty percent (30%) of its original principal balance.

“Original Subordinated Principal Balance”: The aggregate of the Certificate Principal Balances of the Subordinate Certificates as of the Cut-off Date.

“Other Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, other than the Primary Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Parent Power® Agreement”: With respect to each Parent Power® Mortgage Loan, a Parent Power® Guaranty and Security Agreement for Securities Account.

“Parent Power® Guaranty and Security Agreement for Securities Account”: With respect to a Parent Power® Mortgage Loan, an agreement between the Pledged Asset Servicer and a guarantor on behalf of the mortgagor under such Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan and has granted a security interest to the Pledged Asset Servicer in certain marketable securities to collateralize such guaranty. The required amount of such collateral is at least equal to the Original Pledged Asset Requirement for such Parent Power® Mortgage Loan.

“Parent Power® Mortgage Loan”: A Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of the Master Servicer’s maximum acceptable Loan-to-Value Ratio for such Mortgage Loan as set forth in the Underwriting Guide, which Mortgage Loan is supported by a Parent Power® Agreement.

“Pass-Through Rate”: With respect to the Certificates (other than the Class A-1 Certificates and Class A-2 Certificates) and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rate on each Mortgage Loan.  For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the Uncertificated Pass-Through Rate on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Principal Balance of each such REMIC I Regular Interest.  With respect to the Class A-1 Certificates and any Distribution Date, a per annum rate equal to (i) the weighted average of the Net Mortgage Rate on each Mortgage Loan minus (ii) 0.85%.  For federal income tax purposes, however, the Class A-1 Certificates will have a per annum rate equal to (i) the Uncertificated Pass-Through Rate on the REMIC I Regular Interest A-1 minus (ii) 0.85%.  With respect to any Distribution Date and the Class A-2 Certificates, a per annum rate equal to 0.85%.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Notional Amount, represented by such Certificate and the denominator of which is the Original Certificate Principal Balance or original Notional Amount, as the case may be, of the related Class. With respect to any Class of Class R Certificates, the portion of such Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)           obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)           repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agency in its highest short-term rating available;

(iii)           federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by the Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency;

(iv)           commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v)           a money market fund or a qualified investment fund rated by the Rating Agency in its highest long-term rating available; and

(vi)           other obligations or securities that are acceptable to the Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Person other than a Disqualified Organization, an “electing large partnership” as defined in Section 775(a) of the Code, or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Planned Principal Balance”: With respect to the Class A-1 Certificates and each Distribution Date, the amount set forth for such Distribution Date on Exhibit L hereto.

“Pledged Assets”: (i) With respect to any Mortgage 100K Loan, the Securities Account and the financial assets held therein subject to a security interest pursuant to the related Mortgage 100K Pledge Agreement, or (ii) with respect to any Parent Power® Mortgage Loan, the related Parent Power® Agreement and collateral pledged pursuant thereto.

“Pledged Asset Agreements”: Each Mortgage 100K Pledge Agreement, Parent Power® Guaranty and Security Agreement for Securities Account and Control Agreement, as applicable, for each Pledged Asset Loan.

“Pledged Asset Loan”: A Mortgage Loan that is supported by Pledged Assets.

“Pledged Asset Servicer”: MLCC.

“Pledged Asset Servicing Agreement”: The Additional Collateral Transfer and Servicing Agreement, dated as of November 1, 2001, between MLCC and the Master Servicer.

“Prepayment Distribution Trigger”: With respect to any Distribution Date and any Class of Subordinate Certificates (other than the Class B-1 Certificates), a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of such Class and each Class of Subordinate Certificates with a Lower Priority than such Class immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to the sum of the related initial Class B Percentages of such Classes of Subordinate Certificates.

“Prepayment Interest Shortfall”: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month’s interest at the Net Mortgage Rate on the amount of such Curtailment. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”: Each policy of primary guaranty mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Master Servicer pursuant to Section 3.13.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Prepayment in Full”: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

“Private Certificates”: Any of the Class A-4, Class B-1, Class B-2, Class B-4, Class B-5 and Class B-6 Certificates.

“Property Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer’s servicing procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Loan Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Loan Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.07, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae or Freddie Mac.

“Rate/Term Refinancing”: A Refinanced Mortgage Loan which is not a Cash-Out Refinancing.

“Rating Agency”: Fitch or its successors. If such agency or its successors are no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

“Realized Loss”: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

“Record Date”: With respect to all of the Certificates and (i) the first Distribution Date, the Closing Date and (ii) any Distribution Date after the first Distribution Date, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were used to satisfy an existing mortgage loan on the Mortgaged Property.

“Regular Certificate”: Any of the Class A Certificates and Class B Certificates.

“Related Documents”: With respect to any Mortgage Loan, the related Mortgage Notes, Mortgages and other related documents.

“Relief Act”: The Servicemembers Civil Relief Act.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Collection Account or the Distribution Account and belonging to the Trust Fund; (iii) any REO Property; (iv) the Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; (v) the Depositor’s rights in respect of the Pledged Assets and the Limited Purpose Surety Bond, including the assignment of the Depositor’s rights under the Pledged Asset Servicing Agreement; and (vi) the Depositor’s interest in respect of the representations and warranties made by the Sellers in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.04 hereof. The Trust Fund shall not include the Buydown Account.

“REMIC I Regular Interests”: The uncertificated partial undivided beneficial ownership interests in REMIC I, designated as REMIC I Regular Interests A-1, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6 and R-II, with respect to which a REMIC election is to be made.

“REMIC II”:  The segregated pool of assets consisting of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class R-II Certificates pursuant to Section 9.01, with respect to which a separate REMIC election is to be made pursuant to Section 9.01.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”: A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.03.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 hereto.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached

“Required Surety Payment”: With respect to any Pledged Asset Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) the principal portion of the Realized Loss with respect to such Mortgage Loan and (ii) the excess, if any, of (a) the Original Pledged Asset Requirement with respect to such Mortgage Loan over (b) the net proceeds realized by the Pledged Asset Servicer from the related Pledged Assets as set forth in Section 3.16.

“Residential Dwelling”: Any one of the following: (i) an attached or detached one-family dwelling unit, (ii) two- to four-family dwelling unit, (iii) condominium, (iv) townhouse, (v) row house, or (vi) individual unit in a planned unit development.

“Residual Certificate”: Any of the Class R Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, any officer, including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and in each case having direct responsibility for the administration of this Agreement.

“Restricted Classes”: With respect to any Class of Certificates, any Classes of Certificates with a lower priority of payment relative to such Class.

“S&P”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities Account”: With respect to any Pledged Asset Loans, the account, together with the financial assets held therein, that is the subject of the related Mortgage 100K Pledge Agreement.

“Security Agreement”: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Assets.

“Seller”: Either of (i) PHH Mortgage Corporation, a New Jersey corporation, or any successor in interest or (ii) Bishop’s Gate Residential Mortgage Trust, a Delaware business trust, or any successor in interest.

“Senior Certificates”: The Class A-1, Class A-2, Class A-3, Class A-4 and Class R Certificates.

“Senior Interest Distribution Amount”: With respect to each Distribution Date, the aggregate amount of the Monthly Interest Distributable Amount to be distributed to the Holders of the Senior Certificates for such Distribution Date.

“Senior Percentage”: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-2 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans or related REO Properties immediately prior to such Distribution Date.

“Senior Prepayment Percentage”: With respect to any Distribution Date, the percentage indicated below:

Distribution Date	Senior Prepayment Percentage
June 2007 through May 2012	100%
June 2012 through May 2013	Senior Percentage, plus 70% of the Subordinate Percentage
June 2013 through May 2014	Senior Percentage, plus 60% of the Subordinate Percentage
June 2014 through May 2015	Senior Percentage, plus 40% of the Subordinate Percentage
June 2015 through May 2016	Senior Percentage, plus 20% of the Subordinate Percentage
June 2016 and thereafter	Senior Percentage

provided, however, (i) that any scheduled reduction to the Senior Prepayment Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(x) the outstanding principal balance of Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the last six months as a percentage of the aggregate outstanding Certificate Principal Balance of the Class B Certificates as of such Distribution Date, is less than 50%, or (y) the outstanding principal balance of Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans as of such Distribution Date, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class B Certificates or (b) (1) the aggregate outstanding principal balance of the Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans as of such Distribution Date, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 10%, 15%, 20%, 25% or 30%, respectively, of the sum of the Initial Certificate Principal Balances of the Class B Certificates and (ii) that for any Distribution Date on which the  Senior Percentage is greater than the Original  Senior Percentage, the  Senior Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

“Senior Principal Distribution Amount”: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.01(c)(i) and (b) the sum of the following:

(A)           the Senior Percentage for such Distribution Date times the sum of the following:

(1)           the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction, which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2)           the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period pursuant to Section 2.02, 2.03, 3.15 or 3.16; and

(3)           the principal portion of all other unscheduled collections (including Subsequent Recoveries but other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a  Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds), received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.16;

(B)           with respect to each  Mortgage Loan for which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the  Senior Percentage for such Distribution Date times the Stated Principal Balance of such  Mortgage Loan and (b) the  Senior Prepayment Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.16;

(C)           the Senior Prepayment Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period with respect to the  Mortgage Loans;

(D)           any Excess Subordinate Principal Amount for such Distribution Date; and

(E)           any amounts described in clauses (A), (B) or (C) of this definition, as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class B Certificates;

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicer Event of Termination”: One or more of the events described in Section 7.01.

“Servicing Advances”: The reasonable “out-of-pocket” costs and expenses incurred by the Master Servicer in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, (a) reasonable attorneys’ fees and (b) the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.13, Section 3.14, Section 3.16 and Section 3.23. The Master Servicer shall not be required to make any Servicing Advance in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Servicing Officer”: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers famished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest (or in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the applicable Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month.

“Servicing Fee Rate”: With respect to each Mortgage Loan, a rate equal to 0.25% per annum.

“Special Hazard Amount”: As of any Distribution Date, an amount equal to $ 931,207 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.02 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 25.69% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from the Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

“Special Hazard Losses”: Realized Losses in respect of Special Hazard Mortgage Loans.

“Special Hazard Mortgage Loan”: A Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially unpaired by a hazard not insured against under a standard hazard insurance policy.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

“Stayed Funds”: If the Master Servicer is the subject of a proceeding under the federal Bankruptcy Code and the mailing of a remittance by the Master Servicer pursuant to this Agreement is prohibited by Section 362 of the federal Bankruptcy Code, funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such remittance absent such prohibition.

“Stepdown Percentage”: With respect to any Distribution Date, the percentage indicated below:

Distribution Date	Stepdown Percentage
June 2007 through May 2012	0%
June 2012 through May 2013	30%
June 2013 through May 2014	40%
June 2014 through May 2015	60%
June 2015 through May 2016	80%
June 2016 and thereafter	100%

“Subordinate Certificates”: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

“Subordinate Percentage”: For any Distribution Date, the difference between 100% and the Senior Percentage for such date.

“Subordinate Prepayment Percentage”: With respect to any Distribution Date and each Class of Subordinate Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

(i)           For any Distribution Date prior to the Distribution Date in June 2012, 0%.

(ii)           For any Distribution Date for which clause (i) does not apply, and on which any Class of Subordinate Certificates are outstanding:

(a)           in the case of the Class of Subordinate Certificates then outstanding with the Highest Priority and each other Class of Subordinate Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Subordinate Certificates then outstanding with the Highest Priority and (2) all other Classes of Subordinate Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

(b)           in the case of each other Class of Subordinate Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

(iii)           Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.01(c) of this Agreement (determined without regard to the proviso to the definition of “Subordinate Principal Distribution Amount”) would result in a distribution in respect of principal of any Class or Classes of Subordinate Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a “Maturing Class”), then: (a) the Subordinate Prepayment Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Subordinate Prepayment Percentage of each other Class of Subordinate Certificates (any such Class, a “Non-Maturing Class”) shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the “Recalculated Percentage”); (c) the total amount of the reductions in the Subordinate Prepayment Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the “Adjustment Percentage”); and (d) for purposes of such Distribution Date, the Subordinate Prepayment Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Subordinate Prepayment Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

“Subordinate Principal Distribution Amount”: With respect to any Distribution Date and each Class of Class B Certificates, the sum of the following:

(i)           the product of (x) the related Class B Percentage for such Class and (y) the aggregate of the following amounts:

(1)           the principal portion of each Monthly Payment due during the related Due Period on each Outstanding Mortgage Loan, whether or not received on or prior to the related Determination Date minus the principal portion of any Debt Service Reduction, which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2)           the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period pursuant to Section 2.02, 2.03, 3.15 or 3.16; and

(3)           the principal portion of all other unscheduled collections (including Subsequent Recoveries but other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan, including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.16;

(ii)           such Class’s pro rata share, based on the Certificate Principal Balance of each Class of Class B Certificates then outstanding, of, with respect to each Mortgage Loan, for which a Cash Liquidation or a REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.16, to the extent such collections are not otherwise distributed to the Senior Certificates;

(iii)           the product of (x) the related Subordinate Prepayment Percentage for such Distribution Date and (y) the aggregate of all Principal Prepayments in Full and Curtailments on the Mortgage Loans received in the related Prepayment Period, to the extent not payable to the Senior Certificates; and

(iv)           if such Class is the Class of Class B Certificates then outstanding with the Highest Priority, an amount equal to the Excess Subordinate Principal Amount; and

(v)           any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a Class of Subordinate Certificates;

provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

“Subsequent Recoveries”: Any amount recovered by the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

“Sub-Servicer”: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

“Sub-Servicing Agreement”: The written contract between the Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Substitution Shortfall Amount”: As defined in Section 2.03(c) hereof.

 “Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(c) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust in its capacity as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be famished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Transition Cost: Any documented fees, expenses and allocated costs reasonably incurred by a successor master servicer or the Trustee in connection with a transfer of servicing from the Master Servicer to a successor master servicer, including without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

“Trustee Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest at the applicable Trustee Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. Notwithstanding the foregoing, in no event shall the aggregate Trustee Fee in a calendar year be less than $7,000.

“Trustee Fee Rate”: With respect to any Mortgage Loan, a rate equal to 0.0125% per annum.

“Trust Fund”: REMIC I, REMIC II and the Buydown Account, if any.

“Uncertificated Monthly Interest Distributable Amount”: An amount equal to the interest accrued during the related Interest Accrual Period on the Uncertificated Principal Balance of each Class of REMIC I Regular Interest at the then-applicable Uncertificated Pass-Through Rate. The Uncertificated Monthly Interest Distributable Amount on any Class of REMIC I Regular Interest will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 3.24), (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.02, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class B Certificates, including Relief Act Shortfalls, with all such reductions allocated among all of the REMIC I Regular Interests in proportion to their respective amounts of Uncertificated Monthly Interest Distributable Amount payable on such Distribution Date which would have resulted absent such reductions.

“Uncertificated Pass-Through Rate”: With respect to each REMIC I Regular Interest and any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rate on each mortgage loan as of the Due Date in the related Due Period, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans as of the day immediately preceding such Distribution Date (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date).

“Uncertificated Principal Balance”: The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of each REMIC I Regular Interest initially shall be equal to the amount set forth in the Preliminary Statement with respect to such REMIC I Regular Interest, and thereafter shall be reduced by all distributions of principal made on such REMIC I Regular Interest and shall be further reduced by Realized Losses allocated thereto. The Uncertificated Principal Balance of each REMIC I Regular Interest shall never be less than zero.

“Underwriting Guide”: The underwriting guide of the Master Servicer, as revised from time to time.

“Uninsured Cause” Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust or (ii) it is a trust which was in existence on August 20, 1996, and was treated as a United States person, for federal income tax purposes, on the previous day, and elected to continue to be so treated.

“Value”: With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal (or other collateral assessment, permitted by the Underwriting Guide) made at the time of the origination of the related Mortgage Loan; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal (or other collateral assessment, permitted by the Underwriting Guide) made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. The Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates then outstanding. 98% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class R Certificates and Class A-2 Certificates) in proportion to their then outstanding Certificate Principal Balances. 1.0% of all Voting Rights will be allocated to the holders of the Class A-2 Certificates.  0.50% and 0.50% of all Voting Rights will be allocated to the holders of the Class R-I Certificates and Class R-II Certificates, respectively, in proportion to the Percentage Interests evidenced by their respective Certificates; provided, however, that any Certificate registered in the name of the Master Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights.

“Written Order to Authenticate”: A written order by which the Depositor directs the Trustee to issue the Certificates.

Section 1.02	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (except Section 3.2 thereof), the interest in the Limited Purpose Surety Bond transferred to the Trustee pursuant to Section 2.03(e) and all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans (but excluding any payments of principal and interest due on or prior to the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

The parties hereto agree that it is not intended that any mortgage loan be included in the Trust that is (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Practices Act effective November 7, 2004 or (iv) a “High-Cost Home Loan” as defined in the Indiana High Cost Home Loan Law effective January 1, 2005.

In connection with the transactions contemplated by this Agreement, PHH Mortgage Corporation and the Trustee shall enter into an Assignment, Assumption and Recognition Agreement with MLCC, in the form of Exhibit K hereto, pursuant to which PHH Mortgage Corporation shall assign to the Trustee, for the benefit of the Certificateholders, all of its right, title and interest in and to the Pledged Asset Servicing Agreement with respect to the Pledged Asset Loans, and the Trustee shall assume all of PHH Mortgage Corporation’s obligations under the Pledged Asset Servicing Agreement with respect to the Pledged Asset Loans from and after the date hereof.

In connection with the transfer and assignment described herein, the Master Servicer on behalf of the Depositor, shall deliver to, and deposit with, the Trustee, the following documents or instruments:

(A)           with respect to each Mortgage Loan, other than a Cooperative Loan:

(i)           the original Mortgage Note endorsed “Pay to the order of Citibank, N.A., as Trustee for the registered holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3, without recourse”, or endorsed “Pay to the order of_____________________ without recourse,” and signed in the name of the last named endorsee by an authorized officer, together with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the last endorsee;

(ii)           the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan,  with evidence of recording thereon which have been recorded, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii)           Unless the Mortgage Loan is registered on the MERS® System, an original Assignment of the Mortgage (A) executed in the following form “Citibank, N.A., as Trustee for the registered holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3”, or (B) in blank, which assignment appears to be in form and substance acceptable for recording;

(iv)           the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) as contemplated by the immediately preceding clause (iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v)           the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(vi)           a copy of any guarantee (other than Pledged Assets) executed in connection with the Mortgage Note;

(vii)           the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(viii)                      the original power of attorney, if applicable; and

(ix)           if such Mortgage Loan is a Buydown Mortgage Loan (as shown in the Mortgage Loan Schedule), the original Buydown Agreement or a copy thereof; and

(B)           in addition, with respect to each Mortgage Loan that is a Pledged Asset Loan (as indicated on the Mortgage Loan Schedule):

(i)           a copy of the related Mortgage 100K Pledge Agreement or Parent Power Agreement, as applicable; and

(ii)           a copy of the related UCC-1, to the extent that MLCC was required to deliver such UCC-1 to the Master Servicer, and an original form UCC-3, if applicable, to the extent that MLCC was required to deliver such UCC-3 to the Master Servicer; or

(C)           with respect to each Mortgage Loan that is a Cooperative Loan (as indicated on the Mortgage Loan Schedule):

(i)           the original Mortgage Note endorsed “Pay to the order of Citibank, N.A., as Trustee for the registered holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3, without recourse”, or endorsed “Pay to the order of _____________________ without recourse,” and signed in the name of the last named endorsee by an authorized officer, together with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the last endorsee;

(ii)           the original duly executed assignment of Security Agreement to the Trustee;

(iii)           the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

(iv)           the acknowledgment copy of the original executed Form UCC-3 with respect to the security agreement, indicating the Trustee as the assignee of the secured party;

(v)           the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

(vi)           the original collateral assignment of the proprietary lease by Mortgagor to the originator;

(vii)           a copy of the recognition agreement;

(viii)                      if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

(ix)           the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor within 270 days of the Closing Date, the Depositor may deliver a true copy thereof with an Officer’s Certificate certifying that such Mortgage, assignment to the Trustee or intervening assignment has been delivered to the appropriate recording office for recording; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received.

The Depositor may, in lieu of delivering the original of the documents set forth in Section 2.01(A), (B) and (C) (other than Section 2.01(A)(i) and Section 2.01(C)(i)) (or copies thereof as permitted by this Section 2.01) to the Trustee, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence. Within 60 days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.01(A), (B) and (C) (other than Section 2.01(A)(i) and Section 2.01(C)(i)) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee.

The Depositor shall, at its expense, cause the Assignment of the Mortgage to the Trustee to be recorded not later than 270 days after the Closing Date, unless (a) such recordation is not required by the Rating Agency or an Opinion of Counsel has been provided as set forth below in this Section 2.01 or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record. With respect to the Cooperative Loans, the Depositor will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Depositor to the Trustee to be filed in the appropriate offices. The Depositor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Trustee and the Rating Agency, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Depositor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust Fund in accordance with Section 8.05.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor further agrees that it will cause, at the Depositor’s own expense, within 30 Business Days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which  identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor  further agrees that it will not, and will not permit the Master Servicer to, and the Master Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

If any original Mortgage Note referred to in Section 2.01(A)(i) or 2.01(C)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a Lost Note Affidavit. If any of the original Mortgage Notes for which a Lost Note Affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

Section 2.02	Acceptance of Trust Fund by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the “Trust Fund” and the rights of the Sellers with respect to any Pledged Assets and the Limited Purpose Surety Bond assigned to the Trustee pursuant to Section 2.03(e) in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date and to certify on the Closing Date in substantially the form attached hereto as Exhibit I-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(A)(v), (vi) and (vii) and 2.01(C)(ix) to the extent the Trustee has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii) (except the ZIP Code), (ix) and (xv) of the definition of “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File within 60 days following the Closing Date and to certify in substantially the form attached hereto as Exhibit I-2 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(A)(v)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(A)(v), (vi) and (vii) and 2.01(C)(ix) to the extent the Trustee has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) through (iii)(except the ZIP code), (ix) and (xv) of the definition of “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine.

Prior to the first anniversary date of this Agreement the Trustee shall deliver to the Depositor and the Master Servicer a final certification in the form annexed hereto as Exhibit I-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, except with respect to the documents described in Section 2.01(A)(v), (vi) and (vii) and 2.01(C)(ix), to the extent the Trustee has actual knowledge that such documents exist.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Sellers in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

The Trustee shall, at the written request and expense of any Certificateholder, provide a written report to such Certificateholder of all Mortgage Files released to the Master Servicer for servicing purposes.

Section 2.03	Repurchase or Substitution of Mortgage Loans by the Sellers- Assignment of Interest in Pledged Assets.

(a)           Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by a Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, by the Trustee, the Master Servicer or the Depositor shall promptly notify such Seller and the Trustee, the Master Servicer and the Depositor of such defect, missing document or breach and request that such Seller deliver such missing document or cure such defect or breach within 90 days from the date such Seller was notified of such missing document, defect or breach, and if such Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Master Servicer (or, in accordance with Section 3.02(b), the Trustee) shall enforce the obligations of such Seller under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which such Seller was notified (subject to Section 2.03(d)) of such missing document, defect or breach, if and to the extent that such Seller is obligated to do so under the Mortgage Loan Purchase Agreement. If such defect or breach can ultimately be cured but is not reasonably expected to be cured within the 90-day period, then the applicable Seller shall have such additional time, if any, as is reasonable, to cure such defect or breach, provided that the applicable Seller has commenced curing or correcting such defect or breach and is diligently pursuing same. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, within three Business Days of expiration of the applicable time period referred to above, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the applicable Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Seller shall furnish to it and as shall be necessary to vest in such Seller any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the related Mortgage Loan Purchase Agreement, a Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to Section 3.2 of the Mortgage Loan Purchase Agreement was the representation and warranty set forth in clause (xlvi) of Section 3.1 thereof, then the Master Servicer shall request that PHH Mortgage pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding four sentences, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. In furtherance of the foregoing, if the Seller that repurchases the Mortgage Loan is not a member of MERS and the Mortgage is registered on the MERS® System, the Master Servicer, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to such Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations. It is understood and agreed that the obligation of a Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Depositor, the Master Servicer or the Trustee on behalf of the Certificateholders.

(b)           Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.04 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(c)           Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 2.03(a), in the case of a Seller, must be effected prior to the date which is two years after the Closing Date.

As to any Defective Mortgage Loan for which a Seller substitutes a Eligible Substitute Mortgage Loan or Loans, such substitution shall be effected by such Seller delivering to the Trustee, for such Eligible Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Eligible Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt of the original Mortgage Note for such Eligible Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents in the manner specified in Section 2.02 and deliver to the Depositor and the Master Servicer, with respect to such Eligible Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit I-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit I-2 hereto with respect to such Eligible Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the related Seller. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Defective Mortgage Loan on or before the Due Date in the month of substitution, and the related Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Defective Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Defective Mortgage Loan from the terms of this Agreement and the substitution of the Eligible Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Eligible Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by a Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by a Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement in each case as of the date of substitution.

For any month in which a Seller substitutes one or more Eligible Substitute Mortgage Loans for one or more Defective Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). On the date of such substitution, the applicable Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Eligible Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the applicable Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as such Seller shall deliver to it and as shall be necessary to vest therein any Defective Mortgage Loan released pursuant hereto.

In addition, the applicable Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d)           Upon discovery by the Depositor, a Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the related Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 60 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the related Seller, as the case may be, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the related Seller under the Mortgage Loan Purchase Agreement. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.03(a), if made by the related Seller. The Trustee shall reconvey to the related Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(e)           The Depositor hereby assigns to the Trustee its security interest in and to any Pledged Assets, its right to receive amounts due or to become due in respect of any Pledged Assets, all of its rights in each Pledged Asset Agreement, and its rights as beneficiary under the Limited Purpose Surety Bond in respect of any Pledged Asset Loans. With respect to any Pledged Asset Loan, the Pledged Asset Servicer shall cause to be filed in the appropriate recording office a Form UCC-3 giving notice of the assignment of the related security interest to the Trust Fund and shall thereafter cause the timely filing of all necessary continuation statements with regard to such financing statements.

Section 2.04	Representations, Warranties and Covenants of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders, and to the Depositor, that as of the Closing Date or as of such date specifically provided herein:

(i)           The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii)           The Master Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)           The execution and delivery of this Agreement by the Master Servicer, the servicing of the Mortgage Loans by the Master Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv)           The Master Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act;

(v)           No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi)           No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

(vii)           The Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. Subject to Section 7.01, the obligation of the Master Servicer set forth in Section 2.03(c) to cure breaches shall constitute the sole remedies against the Master Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.04.

Section 2.05	Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

(i)           This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)           Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by a Seller, as set forth in the Mortgage Loan Purchase Agreement) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)           As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)           The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)           The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)           The Depositor is not in violation of its certificate of formation or limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)           The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)                      To the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)           There are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

Section 2.06	Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(i)           acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(ii)           to issue the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans;

(iii)           to make payments on the Certificates;

(iv)           to engage in those activities that are reasonably necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(v)           subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding.

Section 2.07	Issuance of Certificates.

(a)           The Trustee acknowledges the assignment to it on behalf of the Trust Fund of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and authenticated and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)           The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of REMIC I for the benefit of the holders of the REMIC I Regular Interests. The Trustee acknowledges receipt of the assets of REMIC I and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC I Regular Interests.

(c)           The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests and the other assets of REMIC II for the benefit of the Certificateholders. The Trustee acknowledges receipt of the REMIC I Regular Interests (which are uncertificated) and the other assets of REMIC II and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Certificateholders.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01	Master Servicer to Act as Master Servicer.

The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)           any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

(ii)           the ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(iii)           the Master Servicer’s obligation to make Advances or Servicing Advances; or

(iv)           the Master Servicer’s or any Sub-Servicer’s right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Insurance Policy and any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Sub-Servicer, when the Master Servicer or the Sub-Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer in accordance with Section 3.18, with no right of reimbursement; provided, that if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, it becomes necessary to remove any Mortgage Loan from registration on the MERS System and to arrange for the assignment of the related Mortgages to the Trustee, then any related expenses shall be reimbursable to the Master Servicer.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.06) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Loan Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause either the Trust Fund to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

Notwithstanding any other provision of this Agreement or the Pledged Asset Servicing Agreement to the contrary, except as provided below, the Master Servicer shall have no duty or obligation to service and administer the Pledged Assets and the Master Servicer shall not be deemed to be the Pledged Asset Servicer, unless and until MLCC’s obligations to administer the Pledged Assets under the Pledged Asset Servicing Agreement have been terminated with respect to the Pledged Asset Loans, in which case, the Master Servicer shall be bound to service and administer the Pledged Assets and the Limited Purpose Surety Bond in accordance with the provisions of this Agreement and the related Pledged Asset Agreements from the date of such termination. The Trustee, as assignee of the Pledged Asset Servicing Agreement, shall enforce the obligations of MLCC to service and administer the Pledged Assets as provided in the Pledged Asset Servicing Agreement, and shall take appropriate action thereunder if MLCC fails to substantially comply with its obligations to administer the Pledged Assets. In the event the Trustee receives an indemnification payment from MLCC under Section 3 of the Pledged Asset Servicing Agreement that is attributable to losses resulting from MLCC’s failure to administer the Pledged Assets in accordance with the terms of the Pledged Asset Servicing Agreement in connection with Pledged Asset Loans, the Trustee shall deposit such amount in the Collection Account.

The Master Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

Section 3.02	Sub-Servicing Agreements Between the Master Servicer and Sub-Servicers.

(a)           The Master Servicer may enter into Sub-Servicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agency of the rating on any Class of Certificates) with Sub-Servicers, for the servicing and administration of the Mortgage Loans. Notwithstanding any other provision of this Agreement, the Master Servicer shall not be precluded from selling all or part of the Servicing Fee relating to any Mortgage Loans to any Sub-Servicer, provided that with respect to any Mortgage Loan as to which the Master Servicer sells all or a part of the related Servicing Fee, the Master Servicer shall retain full responsibility under this Agreement for the servicing activities relating to such Mortgage Loan.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts of which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer’s execution and delivery of such instruments.

(b)           As part of its servicing activities hereunder, the Master Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of each Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed. Enforcement of the obligations under the Mortgage Loan Purchase Agreement against the Sellers shall be effected by the Master Servicer, in accordance with the foregoing provisions of this paragraph.

Section 3.03	Successor Sub-Servicers.

The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

Section 3.04	Liability of the Master Servicer.

Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05	No Contractual Relationship Between Sub-Servicers and Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06	Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee or its designee or the successor master servicer as appointed pursuant to Section 7.02 herein, shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee, its designee or the successor servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Master Servicer’s interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement and (ii) none of the Trustee, its designee or any successor master servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

Section 3.07	Collection of Certain Mortgage Loan Payments.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy and any other applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest, only upon determining that the coverage of such Mortgage Loan by the related Primary Insurance Policy, if any, will not be affected, or (ii) extend the due dates for Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.06 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also, waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

Section 3.08	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer’s receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

Section 3.09	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, fire and hazard insurance premiums, Primary Insurance Policy premiums, water charges, sewer rents and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of Escrow Payments; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) make Permitted Investments as provided in Section 3.12; (v) pay interest, to the Master Servicer or to the Mortgagor if required and as described below, on balances in the Servicing Account; (vi) clear and terminate the Servicing Account at the termination of the Master Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article IX; or (vii) recover amounts deposited in error. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Master Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien. The Master Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. The Master Servicer shall be entitled to retain any interest paid on funds deposited in the Servicing Account to effect Escrow Payments other than interest on escrowed funds required by law to be paid to the Mortgagor.

Section 3.10	Collection Account and Distribution Account.

(a)           On behalf of the Trust Fund, the Master Servicer shall establish and maintain one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)           all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)           all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)           all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries (other than proceeds collected in respect of any particular REO Property and amounts paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01);

(iv)           any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)           any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)           all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 9.01;

(vii)           all amounts required to be deposited in connection with shortfalls in principal amount of Eligible Substitute Mortgage Loans pursuant to Section 2.03;

(viii)                      any amounts required to be transferred from any Buydown Account pursuant to Section 3.25; and

(ix)           any (x) amounts realized by MLCC or (y) Required Surety Payments received by the Trustee or the Master Servicer in respect of any Pledged Assets.

For purposes of the immediately preceding sentence, the Cut-off Date with respect to any Eligible Substitute Mortgage Loan shall be deemed to be the date of substitution.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption fees need not be deposited by the Master Servicer in the Collection Account and shall be retained by the Master Servicer as additional servicing compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)           On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 5:00 p.m. New York time on the Master Servicer Remittance Date, that portion of the Available Distribution Amount for the related Distribution Date then on deposit in the Collection Account.

(c)           Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)           Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer shall deliver to the Trustee from time to time for deposit, and upon written notification from the Master Servicer, the Trustee shall so deposit, in the Distribution Account:

(i)           any Advances, as required pursuant to Section 4.06;

(ii)           any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)           any amounts to be paid by the Master Servicer in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01;

(iv)           any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfalls; and

(v)           any Stayed Funds, as soon as permitted by the federal bankruptcy court having jurisdiction in such matters.

(e)           Promptly upon receipt of any Stayed Funds, whether from the Master Servicer, a trustee in bankruptcy, or federal bankruptcy court or other source, the Trustee shall deposit such funds in the Distribution Account.

Section 3.11	Withdrawals from the Collection Account and Distribution Account.

(a)           The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.06:

(i)           to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)           subject to Section 3.16(d), to reimburse the Master Servicer for Advances;

(iii)           subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer any unpaid Servicing Fees and reimburse any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Liquidation Proceeds, Insurance Proceeds or other amounts as may be collected by the Master Servicer;

(iv)           to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account, any Foreclosure Profits and any prepayment penalties or premiums relating to any Principal Prepayments; provided, however, that no such amounts shall be payable as servicing compensation to the extent they relate to a Mortgage Loan with respect to which a default, breach, violation or event of acceleration exists or would exist but for the lapse of time, the giving of notice, or both;

(v)           to pay to the Master Servicer, the Depositor or a Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)           to reimburse the Master Servicer for any Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.06;

(vii)           to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the Depositor, as the case may be, pursuant to Section 6.03;

(viii)                      to reimburse the Master Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 or Section 2.04 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix)           to pay, or to reimburse the Master Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

(x)           to clear and terminate the Collection Account pursuant to Section 10.01;

(xi)           to reimburse the Master Servicer for amounts deposited in error.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vii) above.

(b)           The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)           to make distributions to Certificateholders in accordance with Section 4.01;

(ii)           to pay to itself amounts to which it is entitled pursuant to Section 8.05;

(iii)           to pay itself any interest income earned on funds deposited in the Distribution Account pursuant to Section 3.12(c);

(iv)           to reimburse itself pursuant to Section 7.02 and 7.01(b);

(v)           to pay any amounts in respect of taxes pursuant to 10.01(g)(iii); and

(vi)           to clear and terminate the Distribution Account pursuant to Section 10.01.

Section 3.12	Investment of Funds in the Collection Account, Servicing Accounts and the Distribution Account.

(a)           The Master Servicer may direct any depository institution maintaining the Collection Account or Servicing Accounts (for purposes of this Section 3.12, an “Investment Account’), and the Trustee, in its individual capacity, may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.12, also an “Investment Account’), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account or Servicing Accounts, as applicable, and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)
demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)           All income and gain realized from the investment of funds deposited in the Collection Account or Servicing Accounts, as applicable, held by or on behalf of the Master Servicer, shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11. The Master Servicer shall deposit in the Collection Account or Servicing Accounts, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)           All income and gain realized from the investment of funds deposited in the Distribution Account held by or on behalf of the Trustee, shall be for the benefit of the Trustee and shall be subject to its withdrawal at any time. The Trustee shall deposit in the Distribution Account, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.13	Maintenance of the Primary Insurance Policies; Collections Thereunder.

The Master Servicer will maintain or cause the related Sub-Servicer, if any, to maintain in full force and effect, if required under the Mortgage Loan Purchase Agreement and to the extent available, a Primary Insurance Policy conforming in all respects to the description set forth in Section 2(vii) of the Mortgage Loan Purchase Agreement with respect to each Mortgage Loan so insured as of the Closing Date (or, in the case of a Eligible Substitute Mortgage Loan, on the date of substitution). Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to 80% based on Mortgagor payments. The Master Servicer shall cause the premium for each Primary Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Master Servicer or the related Sub-Servicer, if any, will not cancel or refuse to renew any such Primary Insurance Policy in effect on the Closing Date (or, in the case of a Eligible Substitute Mortgage Loan, on the date of substitution) that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with an insurer.

The Master Servicer shall not take, or permit any Sub-Servicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Sub-Servicer, would have been covered thereunder. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement entered into or to be entered into pursuant to Section 3.15, the Master Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy. If any such Primary Insurance Policy is terminated as a result of such assumption, the Master Servicer or the related Sub-Servicer shall obtain a replacement Primary Insurance Policy as provided above.

In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Master Servicer under any Primary Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11; and any amounts collected by the Master Servicer under any Primary Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.23. In those cases in which a Mortgage Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee, and the Certificateholders, will present claims to the insurer under any Primary Insurance Policy and all collections thereunder shall be deposited initially in the Sub-Servicing Account.

Section 3.14	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)           The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Loan Rate and related Servicing Advances. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, within two Business Days after receipt thereof, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake, windstorm or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

If the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)           The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee (upon the Trustee’s reasonable request) with copies of any such insurance policies and fidelity bond. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.15	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy or Limited Purpose Surety Bond, if any. If the Master Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable Primary Insurance Policy or hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Master Servicer in respect of an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Loan Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.16	Realization Upon Defaulted Mortgage Loans.

(a)           The Master Servicer shall, consistent with the servicing standard set forth in Section 3.01, foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)           Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)           such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)           there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.23 shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)           The Master Servicer may at its option purchase from the Trust Fund any Mortgage Loan that is 90 days or more Delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the sum of the outstanding Stated Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Loan Rate through the end of the Due Period preceding the last Distribution Date, less unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loan. The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan released pursuant hereto.

(d)           Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; third, as a recovery of principal of the Mortgage Loan; and fourth, to Foreclosure Profits. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

(e)           In addition to the foregoing, the Trustee, as assignee of the Pledged Asset Servicing Agreement, shall enforce the obligations of the Pledged Asset Servicer to use its best reasonable efforts to realize upon any Pledged Assets for such of the Pledged Asset Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.11; provided that pursuant to the Pledged Asset Servicing Agreement, the Pledged Asset Servicer shall not, on behalf of the Trustee, obtain title to any such Pledged Assets as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Pledged Asset Servicer, pursuant to the Pledged Asset Servicing Agreement, shall not proceed with respect to such Pledged Assets in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any acquisition of REO Property in a manner that preserves the ability to apply the proceeds of such Pledged Assets against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Pledged Assets (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Pledged Assets) shall be deposited in the Distribution Account, subject to withdrawal pursuant to Section 3.11; provided, that such proceeds shall not be so deposited if the Required Surety Payment in respect of such Pledged Asset Loan has been deposited in the Collection Account (except to the extent of any such proceeds taken into account in calculating the amount of the Required Surety Payment). Any other payment received by a Seller in respect of such Pledged Assets shall be deposited in the Distribution Account subject to withdrawal pursuant to Section 3.11.

Section 3.17	Trustee to Cooperate; Release of Mortgage Files.

(a)           Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering a certification in duplicate (one of which will be returned to the Master Servicer with the Mortgage File) in the form of Exhibit E which shall be signed by a Servicing Officer or in a mutually agreeable electronic format which will in lieu of a signature be deemed to originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)           From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any other insurance policy relating to the Mortgage Loans, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee in duplicate (one of which will be returned to the Master Servicer with the Mortgage File) of a Request for Release in the form of Exhibit E, which shall be signed by a Servicing Officer or in a mutually agreeable electronic format which will in lieu of a signature be deemed to originate from a Servicing Officer release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, and in the form provided by the Master Servicer execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Master Servicer shall no longer be obligated to return the documents released by the Trustee pursuant to the related Request for Release and a copy of the Request for Release shall be released by the Trustee to the Master Servicer.

(c)           Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or inequity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.18	Servicing Compensation.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest and Buydown Funds in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer’s responsibilities and obligations under this Agreement. In the event that Liquidation Proceeds, Insurance Proceeds and proceeds from any REO Disposition (net of amounts reimbursable therefrom pursuant to Section 3.11(a)(iii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself any Foreclosure Profits and any Servicing Fee considered to be accrued but unpaid.

Additional servicing compensation in the form of assumption fees, late payment charges and other similar fees and charges shall be retained by the Master Servicer (subject to Section 3.24) only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the fees and expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19	Reports to the Trustee; Collection Account Statements.

Upon request from the Trustee, the Master Servicer shall forward to the Trustee and the Depositor a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.10(a) and each category of withdrawal specified in Section 3.11. Such statement may be in the form of the then current Fannie Mae Monthly Accounting Report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate of the outstanding principal balances of all of the Mortgage Loans as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

Section 3.20	Annual Statement as to Compliance.

The Master Servicer will deliver to the Trustee and the Depositor, not later than February 28 of each calendar year beginning in 2008 (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Annual Statement of Compliance shall contain no restrictions or limitations on its use.  In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a Sub-Servicer, the Master Servicer shall deliver a similar Annual Statement of Compliance by that Sub-Servicer to the Trustee and Depositor as described above as and when required with respect to the Master Servicer.

If the Master Servicer cannot deliver the related Annual Statement of Compliance by February 28th of such year, the Trustee, at its sole option, may permit a cure period for the Master Servicer to deliver such Annual Statement of Compliance, but in no event later than March 10th of such year.

Section 3.21	Assessments of Compliance and Attestation Reports.

Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1123 of Regulation AB, the Master Servicer shall deliver to the Trustee on or before February 28 of each calendar year beginning in 2008 (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), a report regarding the Master Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year.  The Assessment of Compliance must be as set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a)           A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer;

(b)           A statement by such officer that such officer used the Servicing Criteria attached as Exhibit O hereto, and which will also be attached to the Assement of Compliance, to assess compliance with the Servicing Criteria applicable to the Master Servicer;

(c)           An assessment by such officer of the Master Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans;

(d)           A statement that a registered public accounting firm has issued an attestation report on the Master Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)           A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to the Master Servicer.

On or before February 28 of each calendar year beginning in 2008 (and no later than April 15 of any calendar year in which the Trust Fund is no longer subject to the Exchange Act reporting requirements), the Master Servicer shall furnish to the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

The Master Servicer shall cause any Sub-Servicer, and each subcontractor determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any Sub-Servicer, shall at a minimum address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to any “primary servicer”  to the extent they are applicable to such Sub-servicer. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

If the Master Servicer cannot deliver any Assessment of Compliance or Attestation Report by February 28th of such year, the Trustee, at its sole option, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

On or before March 15th of each calendar year (unless a Form 15 Suspension Notice shall have been filed), the Trustee shall provide an Assessment of Compliance and Attestation Report, as and when provided above, which shall at a minimum address each of the Servicing Criteria specified on Exhibit O hereto which are indicated as applicable to the “trustee.”  The Trustee shall cause any subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB to deliver to the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

For as long as the Depositor is subject to Exchange Act reporting with respect to the Trust Fund, the Trustee shall notify the Depositor and the Master Servicer within three (3) Business Days of the related Distribution Date (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit Q hereto, together with a description thereof.  Should the identification of any of the parties set forth on Exhibit Q change, the Depositor shall promptly notify the Trustee.

Section 3.22	Access to Certain Documentation.

The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

Section 3.23	Title, Management and Disposition of REO Property.

(a)           The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within three years after the end of the calendar year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee and the Depositor an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by the Trust Fund of such REO Property subsequent to the three-year grace period after its acquisition will not result in the imposition on the Trust Fund of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause the Trust Fund to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)           The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)           The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)           all insurance premiums due and payable in respect of such REO Property;

(ii)           all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)           all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

(i)           authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)           authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)           authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)           authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i)           the terms and conditions of any such contract shall not be inconsistent herewith;

(ii)           any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)           none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv)           the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer’s compensation pursuant to Section 3.18 is sufficient to pay such fees; provided that the fees of any Independent Contractor engaged to manage, dispose, conserve and protect any REO Property shall be reimbursable as a Servicing Advance out of the proceeds of the related Mortgage Loan in accordance with Section 3.11(a)(iii).

(d)           In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), far distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)           Subject to the time constraints set forth in Section 3.23(a), and further subject to obtaining the approval of the insurer under any related Primary Insurance Policy (if and to the extent that such approvals are necessary to make claims under such policies in respect of the affected REO Property), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its general servicing activities for similar properties.

(f)           The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above including fees paid by the Master Servicer to any such Independent Contractor engaged to manage, dispose, conserve and protect such REO Property by the Master Servicer, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)           The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.24	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account on or before 5:00 p.m. New York time on the Master Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments in Full or Curtailments during the related Prepayment Period and (ii) the portion of its aggregate Servicing Fee which accrued at a Servicing Fee Rate for the most recently ended calendar month (“Compensating Interest”).

Section 3.25	Administration of Buydown Funds.

The Buydown Account established and maintained by the Master Servicer with respect to each Buydown Mortgage Loan shall be an Eligible Account. Upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Master Servicer will withdraw from the related Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the Monthly Payment and will deposit that amount together with the related payment made by the Mortgagor in the Collection Account. The Buydown Account shall not be an asset of any REMIC and for federal income tax purposes shall be owned by the Master Servicer.

If any Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Master Servicer will withdraw from the related Buydown Account and remit to such Mortgagor or any other Person in accordance with the related Buydown Agreement any Buydown Funds remaining in the Buydown Account. If a Principal Prepayment by a Mortgagor during the Buydown Period, together with any Buydown Funds in the related Buydown Account, will result in a Principal Prepayment in Full, the Master Servicer will withdraw from the related Buydown Account for deposit in the Collection Account the Buydown Funds, which together with such Principal Prepayment, will result in a Principal Prepayment in Full. If a Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the Mortgaged Property is sold at foreclosure or title thereto is acquired on behalf of the Certificateholders, the Master Servicer will withdraw from the Buydown Account the Buydown Funds (which shall thereupon constitute “Liquidation Proceeds” for purposes of this Agreement) for deposit in the Collection Account.

Section 3.26	Obligations of the Master Servicer in Respect of Loan Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to a calculation of the principal balance of a Mortgage Loan that was made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor master servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01	Distribution Account; Distributions.

(a)           The Master Servicer shall remit to the Trustee for deposit into the Distribution Account on or before 5:00 P.M. New York time on each Master Servicer Remittance Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Distribution Account pursuant to Sections 3.10, 3.11, 3.14 or 3.24 and (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b)           [reserved]

(c)           On each Distribution Date the Trustee shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 10.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least five (5) Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder’s share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority:

(i)           to the Senior Certificates, on a pro rata basis based on the Monthly Interest Distributable Amount payable on such Certificates with respect to such Distribution Date, the Monthly Interest Distributable Amount on such Classes of Certificates for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.01(c) (the “Senior Interest Distribution Amount”); provided that the Monthly Interest Distributable Amount on the Class A-4 Certificates shall be distributed as provided in Section 4.01(j);

(ii)           to the Senior Certificates (other than the Class A-2 Certificates) in the priorities and amounts set forth in Section 4.01(d)(i) through (iii), the Senior Principal Distribution Amount and the Accrual Distribution Amount (applied to reduce the Certificate Principal Balances of such Senior Certificates, as applicable);

(iii)           if the Certificate Principal Balances of the Subordinate Certificates have not been reduced to zero, to the Master Servicer, by remitting for deposit to the Collection Account, to the extent of and in reimbursement for any Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

(iv)           to the Holders of the Class B-1 Certificates, the Monthly Interest Distributable Amount thereon for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date, except as provided below;

(v)           to the Holders of the Class B-1 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

(vi)           to the Holders of the Class B-2 Certificates, the Monthly Interest Distributable Amount thereon for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date, except as provided below;

(vii)           to the Holders of the Class B-2 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

(viii)                      to the Holders of the Class B-3 Certificates, the Monthly Interest Distributable Amount thereon for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date, except as provided below;

(ix)           to the Holders of the Class B-3 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

(x)           to the Holders of the Class B-4 Certificates, the Monthly Interest Distributable Amount thereon for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date, except as provided below;

(xi)           to the Holders of the Class B-4 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-4 Certificates;

(xii)           to the Holders of the Class B-5 Certificates, the Monthly Interest Distributable Amount thereon for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date, except as provided below;

(xiii)                      to the Holders of the Class B-5 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-5 Certificates;

(xiv)                      to the Holders of the Class B-6 Certificates, an amount equal to the Monthly Interest Distributable Amount thereon for such Distribution Date, plus any Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date, except as provided below;

(xv)           to the Holders of the Class B-6 Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B-6 Certificates;

(xvi)                      to the Senior Certificates, in the priority set forth in Section 4.01(d) of this Agreement, the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Senior Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Senior Certificates, and thereafter, to each Class of Subordinate Certificates then outstanding beginning with such Class with the Highest Priority, any portion of the Available Distribution Amount remaining after the Senior Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Subordinate Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Subordinate Certificates; and

(xvii)                      to the Class R-II Certificates, the balance, if any, of the Available Distribution Amount.

Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Subordinate Certificates outstanding on such Distribution Date with the Lowest Priority, or in the event the Subordinate Certificates are no longer outstanding, the Senior Certificates, the Monthly Interest Distributable Amount thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Monthly Interest Distributable Amount was attributable to interest shortfalls relating to the failure of the Master Servicer to make any required Advance, or the determination by the Master Servicer that any proposed Advance would be a Nonrecoverable Advance with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition or the related Liquidation Proceeds, Insurance Proceeds and REO Proceeds have not yet been distributed to the Certificateholders.

(d)           The Senior Principal Distribution Amount and Accrual Distribution Amount shall be distributed to the Senior Certificates (other than the Class A-2 Certificates) as follows:

(i)           an amount equal to the Accrual Distribution Amount shall be distributed to the Class A-1 Certificates and Class A-3 Certificates, in accordance with the priority set forth below in clause (iii)(B) below, in each case until the Certificate Principal Balance thereof has been reduced to zero;

(ii)  the Senior Principal Distribution Amount shall be distributed to the Class R-I Certificates and Class R-II Certificates, concurrently on a pro rata basis, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)  the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clause (ii) above shall be distributed in the following manner and priority:

(A)  first, to the Class A-4 Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero, in an amount equal to the sum of (a) the Lockout Scheduled Percentage of the aggregate of the collections described in clauses (A), (B) and (E) (to the extent clause (E) relates to clauses (A) and (B)) of the definition of Senior Principal Distribution Amount and (b) the Lockout Prepayment Percentage of the aggregate of the collections described in clauses (C) and (E) (to the extent clause (E) relates to clause (C)) of the definition of Senior Principal Distribution Amount;

(B)  second, in the following manner and priority:

(1)  first, to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to the Planned Principal Balance for such Distribution Date;

(2) second, to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(3) third, to the Class A-1 Certificates, without regard to the Planned Principal Balance for such Distribution Date, until the Certificate Principal Balance thereof has been reduced to zero; and

(C) third, to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(e)           [reserved]

(f)           On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.01(d) above relating to principal among the Senior Certificates (other than the Class A-2 Certificates) will be disregarded.  Instead, the Senior Principal Distribution Amount will be distributed to the remaining Senior Certificates (other than the Class A-2 Certificates), pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described in Section 4.01(c)(i).

(g)           After the reduction of the Certificate Principal Balances of the Senior Certificates to zero but prior to the Credit Support Depletion Date, the Senior Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class B Certificates, as described herein.

(h)           In addition to the foregoing distributions, with respect to any Subsequent Recoveries, the Master Servicer shall deposit such amounts into the Collection Account pursuant to Section 3.10(a). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Class B Certificates with the Highest Priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Class B Certificates pursuant to Section 4.04. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Class B Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Class B Certificates pursuant to Section 4.04, and so on. Subsequent Recoveries will be applied to increase, from zero, the Certificate Principal Balance of a Class of Class B Certificates pursuant to the previous sentence if the Certificate Principal Balance of such Class was reduced to zero due to the application of Realized Losses. Holders of such Certificates will not be entitled to any payment in respect of Monthly Interest Distributable Amount on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(i)           Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(j)           On each Distribution Date prior to the Accretion Termination Date, an amount equal to the Monthly Interest Distributable Amount that would otherwise be distributed on the Class A-4 Certificates shall be added to Certificate Principal Balance of the Class A-4 Certificates. On or after the Accretion Termination Date, the entire amount of Monthly Interest Distributable Amount on the Class A-4 Certificates for such Distribution Date shall be payable to the Class A-4 Certificateholders pursuant to Section 4.01(c)(i) of this Agreement to the extent not required to reduce the Certificate Principal Balances of the Class A-1 Certificates and Class A-3 Certificates to zero on such Accretion Termination Date; provided that if the Accretion Termination Date is the Credit Support Depletion Date, the entire amount of Monthly Interest Distributable Amount on the Class A-4 Certificates for such Distribution Date will be paid to the Class A-4 Certificateholders. Any such Monthly Interest Distributable Amount on the Class A-4 Certificates which is required to be paid to the holders of the Class A-1 Certificates and Class A-3 Certificates on the Accretion Termination Date will be added to the Certificate Principal Balance of the Class A-4 Certificates in the manner described in the first sentence of this Section 4.01(j).

(k)           [reserved].

(l)           [reserved]

(m)           [reserved]

(n)           Except as otherwise provided in Section 10.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(n) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the fiends in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(n).

(o)           Distributions of interest shall be deemed to be made to each REMIC I Regular Interest in an amount equal to the related Uncertificated Monthly Interest Distributable Amount. Distributions of principal shall be deemed to be made to each of the REMIC I Regular Interests in the same manner and priority as principal payments are made to Corresponding Certificated Interests.

Section 4.02	Statements to Certificateholders.

On each Distribution Date the Trustee shall make available to each Holder of a Certificate and to the Depositor, the Master Servicer and the Rating Agency, a statement based on information contained in the Remittance Report:

(i)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

(ii)           the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

(iii)           the aggregate amount of servicing compensation received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv)           the aggregate amount of Advances for the related Due Period (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(v)           the aggregate Stated Principal Balance of the Mortgage Loans at the close of business at the end of the related Due Period;

(vi)           the number, average balance, weighted average remaining term to maturity and weighted average Loan Rate of the Mortgage Loans as of the related Due Date;

(vii)           the number and Stated Principal Balance of the Mortgage Loans in respect of which (A) one Monthly Payment is Delinquent, (B) two Monthly Payments are Delinquent, (C) three or more Monthly Payments are Delinquent and (D) foreclosure proceedings have been commenced, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii)                      with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(ix)           the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

(x)           the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)           the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xii)           the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account for such Distribution Date;

(xiii)                      the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

(xiv)                      the Pass-Through Rate for each Class of Certificates and the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xv)           the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments of Compensating Interest by the Master Servicer pursuant to Section 3.24;

(xvi)                      the Available Distribution Amount;

(xvii)                      the aggregate Stated Principal Balance of Mortgage Loans purchased by the Master Servicer during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

(xviii)                      the applicable Record Dates, Interest Accrual Periods and Determination Date for calculating distributions and general Distribution Dates;

(xix)                      the Servicing Fee paid to or retained by the Master Servicer and the Trustee Fee paid to the Trustee, in each case for the related Due Period;

(xx)           the total cash flows received and the general sources thereof;

(xxi)                      the cumulative amount of Realized Losses applied to the Certificates to date;

(xxii)                      if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time; and

(xxiii)                      information about any additions of, substitutions for or removal of any Mortgage Loans from the Trust Fund, and any changes in the underwriting, acquisition or selection criteria as to any Mortgage Loans added to the Trust Fund.

The Trustee will make the monthly statements described above (and, at its option, any additional files containing the same information in an alternative format) available on each Distribution Date to Certificateholders, and other parties to the Pooling and Servicing Agreement via the Trustee’s internet website and its fax-on-demand service. The Trustee’s internet website shall initially be located at “www.sf.citidirect.com”. Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (212) 816-5681. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

On each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level information for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of any related prospectus or prospectus supplement under the securities laws), this Agreement, the related prospectus and prospectus supplement via the Trustee’s internet website.

The Trustee will make no representations or warranties as to the accuracy of completeness of such documents and will assume no responsibility therefor.

In connection with providing access to the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement which is not due to an error on the part of the Trustee with respect to such information.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

The Trustee shall provide to each Certificateholder any written reports or other information required by the Code and regulations thereunder as from time to time are in force. In addition, upon written request, within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in subclauses (i) - (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.

Section 4.03	Remittance Reports; Advances by the Master Servicer.

(a)           On the second Business Day following each Determination Date but in no event less than five Business Days prior to the related Distribution Date, the Master Servicer shall deliver to the Trustee by telecopy (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report, and other data mutually agreed upon, with respect to the related Distribution Date. On the same date, the Master Servicer shall make available to the Trustee a computer readable magnetic tape or diskette or in such other medium as may be agreed between the Master Servicer and the Trustee containing the information set forth in such Remittance Report with respect to the related Distribution Date. The Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and 4.06 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Master Servicer shall make a good faith effort to deliver any such additional information to the Trustee within two Business Days of any such request, provided that in no event shall the Master Servicer be required to provide any such additional information to the Trustee to the extent the Trustee makes such request prior to five Business Days prior to the Master Servicer Remittance Date. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b)           The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 4.01 for distribution on such Distribution Date, less amounts held for future distributions.

Before the close of business New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Master Servicer by telecopy on any Master Servicer Remittance Date or within one Business Day in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, less amounts held for future distributions, as set forth in the related Remittance Report.

(c)           The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon; provided, however, that such obligation will cease if title to the Mortgaged Property is acquired by the Trust Fund in foreclosure or by deed in lieu of foreclosure.

(d)           Notwithstanding anything herein to the contrary, no Advance shall be required to be made hereunder by the Master Servicer if such Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers’ Certificate of the Master Servicer delivered to the Depositor and the Trustee.

Section 4.04	Allocation of Realized Losses.

Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers’ Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and thereafter such Realized Losses will be allocated among all the Senior Certificates on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses,  Extraordinary Losses on the Mortgage Loans will be allocated among the Senior Certificates and Subordinate Certificates, on a pro rata basis, as described below.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Monthly Interest Distributable Amount thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of “Certificate Principal Balance” and by operation of the provisions of Section 4.01. Allocations of the interest portions of Realized Losses shall be made by operation of the definition of “Monthly Interest Distributable Amount” and by operation of the provisions of Section 4.01. Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.01. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. Realized Losses allocated to the Regular Certificates shall be deemed allocated to the REMIC I Regular Interests in the same amount and priority allocated to Corresponding Certificated Interests.

Section 4.05	Information Reports to Be Filed by the Master Servicer.

The Master Servicer or the Sub-Servicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers’ Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 4.06	Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders pursuant to Section 4.03 hereof, indicate such amount withheld.

Section 4.07	[Reserved].

Section 4.08	Limited Purpose Surety Bond.

If a Required Surety Payment is payable pursuant to the Limited Purpose Surety Bond with respect to any Pledged Asset Loans, as determined by the Master Servicer and the Pledged Asset Servicer, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Limited Purpose Surety Bond and shall promptly submit such notice to the surety as a claim for a Required Surety Payment. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

Upon receipt of a Required Surety Payment from the surety on behalf of the Certificateholders, the Trustee shall deposit such Required Surety Payment in the Distribution Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.01.

The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.01.

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates.

Each of the Class A, Class B and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the receipt of a Written Order to Authenticate from the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Certificates (other than the Class R Certificates) shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof. Each Class of Residual Certificates will be issued in registered, certificated form in minimum denominations of a 20% Percentage Interest except in the case of one of each of the Class R-I Certificates and Class R-II Certificates. Provided however, that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount of such Class on the Closing Date.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Certificates, other than the Class R, Class B-4, Class B-5 and Class B-6 Certificates, shall be Book-Entry Certificates.

Section 5.02	Registration of Transfer and Exchange of Certificates.

(a)           The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)           Except as provided in paragraphs (c) and (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute Letters of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)           If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Depository Participants and the Trustee, elects to terminate the book-entry system through the Depository (with respect to some or all of the Book-Entry Certificates) or (iii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of each Class of Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor’s expense, in the case of (ii) above, or the related Seller’s expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates.

In addition, if a Master Servicer Event of Termination has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner’s Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Trustee of instruction from the Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificates and any other information reasonable required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the Definitive Certificates, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner’s Percentage Interest in such Class of Certificates and (iii) the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance of such Class of Certificates by the amount of the Definitive Certificates.

Neither the Depositor nor the Trustee shall be liable for any delay in delivery of any instruction required under this section and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)           No transfer, sale, pledge or other disposition of any Private Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws.

(i)           In the event of any such transfer, (A) if such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee shall require the transferor to execute a transferor certificate in substantially the form attached hereto as Exhibit F-2 and the transferee to execute an investment letter in substantially the form attached hereto as Exhibit F-1, or (B) (1) (x) if such transfer is made to an institutional “accredited investor” within the meaning of within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated pursuant to the 1933 Act (in the case of a Class A-4, Class B-1, Class B-2, Class B-4 or Class B-5 Certificate) or (y) if such transfer is made to an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the 1933 Act (in the case of a Class B-6 Certificate), the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit F-2) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit F-3) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor and (2) the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(ii)           If any such transfer of a Private Certificate held by the related transferor and also to be held by the related transferee in the form of a Book-Entry Certificate is to be made without registration under the Securities Act, the transferor will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit F-2 hereto in respect of such Private Certificate and the transferee will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit F-1 hereto in respect of such Private Certificate.

(iii)           No transfer of any Private Certificate that is a Book-Entry Certificate or interest therein shall be made by any related Certificate Owner except (A) in the manner set forth in clause (ii) above and in reliance on Rule 144A under the 1933 Act to a “qualified institutional buyer” that is acquiring such Book-Entry Certificate for its own account or for the account of another “qualified institutional buyer” or (B) in the manner set forth in clause (i) above and in the form of a Definitive Certificate.

If any Certificate Owner that is required under this Section 5.02(d) to transfer its Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Trustee of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Trustee, in its capacity as such, through the book-entry facilities of the Depository, then the Trustee shall decrease the balance of such Book-Entry Certificates or, the Trustee shall use reasonable efforts to cause the surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, and thereupon, the Trustee shall execute, authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate principal amount.

Subject to the provisions of this Section 5.02(d) governing registration of transfer and exchange, Private Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A under the 1933 Act to one or more “qualified institutional buyers” that are acquiring such Definitive Certificates for their own accounts or for the accounts of other “qualified institutional buyers” and (ii) held as Definitive Certificates by a “qualified institutional buyer” for its own account or for the account of another “qualified institutional buyer” may be exchanged for Book-Entry Certificates, in each case upon surrender of such Private Certificates for registration of transfer or exchange at the offices of the Trustee maintained for such purpose. Whenever any such Private Certificates are so surrendered for transfer or exchange, either the Trustee shall increase the balance of the related Book-Entry Certificates or the Trustee shall execute, authenticate and deliver the Book-Entry Certificates for which such Private Certificates were transferred or exchanged, as necessary and appropriate. No Holder of Definitive Certificates other than a “qualified institutional buyer” holding such Certificates for its own account or for the account of another “qualified institutional buyer” may exchange such Private Certificates for Book-Entry Certificates. Further, any Certificate Owner of a Book-Entry Certificate other than any such “qualified institutional buyers” shall notify the Trustee of its status as such and shall transfer such Book-Entry Certificate to the Trustee, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Trustee of such Book-Entry Certificate by the Depository, (which surrender the Trustee shall use reasonable efforts to cause to occur), the Trustee shall execute, authenticate and deliver to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate principal amount.

(e)           No purchase or transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee (in the case of a Class B-4, Class B-5 or Class B-6 Certificate) substantially in the form of Exhibit G-1 hereto or receipt of a representation from the transferee (in the case of a Class R Certificate) substantially in the form of paragraph (xvii) of Exhibit F-4, as appropriate), to the effect that either (a) such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer (each, a “Plan Investor”) or (b) in the case of a Class B-4, Class B-5 or Class B-6 Certificate, the purchase of such Certificate by or on behalf of such Plan Investor is permissible under applicable law, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are satisfied: (I) the transferee is an insurance company, (II) the source of funds used to purchase such Certificates is an “insurance company general account” (as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) and (III) the conditions set forth in Section III of PTCE 95-60 and all other applicable conditions of PTCE 95-60 have been satisfied and as a result the acquisition and holding of such Certificates will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of a Plan Investor, an Opinion of Counsel addressed to the Depositor, the Trustee and the Master Servicer, satisfactory to such entities, which Opinion of Counsel shall not be an expense of such entities, to the effect that the purchase or holding of such ERISA-Restricted Certificate is permissible under applicable law, will not result in a non-exempt prohibited transaction provisions of ERISA or Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those expressly undertaken in this Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to Section 4975 of the Code without the delivery to the Trustee of either a representation in the form of Exhibit G-1 (in the case of a Class B-4, Class B-5 or Class B-6 Certificate) or paragraph (xvii) of Exhibit F-4 (in the case of a Class R Certificate) hereto or an Opinion of Counsel as described above shall be void and of no effect.

Any Holder of a Class A, Class B-1, Class B-2 or Class B-3 Certificate or any interest therein that is a Definitive Certificate shall represent in the form of Exhibit G-2 with respect to such Certificates, that either (i) such Holder is not a Plan Investor or (ii) such Holder is an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the 1933 Act. Any Holder of a Class A, Class B-1, Class B-2 or Class B-3 Certificate or any interest therein that is a Book-Entry Certificate shall be deemed to have made the representations described in the preceding sentence.

If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(e) above, then the last preceding Transferee that either (i) is not a Plan Investor or (ii) is in compliance with Section 5.02(e)(i)(b) shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.02(e) shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(f)           Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)           No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)           In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

A.           an affidavit in the form of Exhibit F-4 hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

B.           covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

(iv)           Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for malting any distributions due on such Class R Certificate to the Holder thereof or tatting any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

(v)           If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(vi)           If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

(g)           No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

Section 5.03	Mutilated. Destroyed. Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04	Persons Deemed Owners.

The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

To the extent the Trustee, Certificate Registrar or any Paying Agent is required pursuant to this Agreement to determine the identity of the beneficial owner of a Book-Entry Certificate, any costs assessed by the Depository in making such determination shall be an expense of the party making such request, but in no event shall such cost be an expense of the Trust Fund.

Section 5.05	Appointment of Paying Agent.

(a)           The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Sections 3.10 and 3.11 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Rating Agency.

(b)           The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01	Liability of the Master Servicer and the Depositor.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

Section 6.02	Merger or Consolidation of or Assumption of the Obligations of the Master Servicer or the Depositor.

Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor master servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor master servicer. In addition, the Master Servicer may assign the servicing rights with respect to any Mortgage Loans to a third party, provided that any such third party shall be an entity that satisfies all the requirements of Section 7.02 that would be applicable to a successor master servicer.

Section 6.03	Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor only pursuant to Section 3.11. The Master Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

Section 6.04	Master Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following condition: the Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor master servicer stating that the proposed appointment of such successor master servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect; provided, however, that no such resignation by the Master Servicer shall become effective until such successor master servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer’s responsibilities and obligations hereunder or the Trustee shall have designated a successor master servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

Section 6.05	Delegation of Duties.

In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01, including entering into Sub-Servicing Agreements with Sub-Servicers, for the servicing and administration of the Mortgage Loans, in accordance with the provisions of Section 3.02. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Master Servicer shall provide the Trustee and the Rating Agency with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer’s Affiliates or their respective successors and assigns.

ARTICLE VII

DEFAULT

Section 7.01	Master Servicer Events of Termination.

(a)           If any one of the following events (“Master Servicer Events of Termination’ ) shall occur and be continuing:

(i)           (A) The failure by the Master Servicer to make any Advance (other than a Nonrecoverable Advance); or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of (i) one Business Day in the case of any such Advance that was required to be remitted to the Trustee or (ii) five Business Days in the case of any such deposit that was required to be remitted to the Trustee, provided, that, if the Master Servicer cures such failure within the applicable grace period, the amounts remitted shall include interest calculated at the applicable federal funds rate; or

(ii)           The failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii)           The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)           The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(b)           then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 11:00 A.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date (provided the Trustee shall give the Master Servicer, and the Master Servicer shall have received, notice of such failure to above by 5:00 P.M. New York time on the Master Servicer Remittance Date), the Trustee shall terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor master servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to the terms of Section 7.02, the duties of a successor master servicer and (y) in the case of (i)(B), (ii), (iii) and (iv) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. Any such notice to the Master Servicer shall also be given to the Rating Agency and the Depositor. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or duly appointed successor master servicer pursuant to and under this Section; and, without limitation, the Trustee or duly appointed successor master servicer is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and Related Documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor master servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor master servicer) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All Transition Costs incurred in connection with transferring the Mortgage Files to the successor master servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) or by the Trust pursuant to Section 3.11(b)(iv) herein if the Master Servicer does not fulfill its obligations hereunder within 45 days of presentation of reasonable documentation of such costs and expenses. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Termination is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

Section 7.02	Trustee to Act; Appointment of Successor.

(a)           Within 90 days of the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor master servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.06; and provided further, it is understood and acknowledged that by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transfer of servicing obligations is fully effected and that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan, and (ii) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee (or such other successor master servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor master servicer or (ii) if the Trustee is legally unable so to act, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder, provided, that the appointment of any such successor master servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect by the Rating Agency as evidenced by a letter to such effect from the Rating Agency. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor master servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.13 or to indemnify the Trustee pursuant to Section 8.05, nor shall any successor master servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)           Any successor, including the Trustee, to the Master Servicer as servicer shall during the term of its service as master servicer continue to master service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

(c)           In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Trustee if the Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection (c). The successor Master Servicer shall cause such assignment to be delivered to the Trustee promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

Section 7.03	Waiver of Master Servicer Events of Termination.

The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permuting removal of the Master Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive such events or a Master Servicer Event of Termination in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agency.

Section 7.04	Notification to Certificateholders.

(a)           Upon any termination or appointment of a successor the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

(b)           No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination the Trustee shall be deemed to have actual knowledge of such Master Servicer Event of Termination five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event and the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Rating Agency promptly after any such occurrence.

Section 7.05	Survivability of Master Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

Section 8.01	Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Termination of which a Responsible Officer of the Trustee shall have actual knowledge and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

As provided in Section 4.02 hereof, on each Distribution Date, the Trustee shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level information for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Pledged Asset Servicer or the Depositor hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

The Trustee shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to the Trust Fund pursuant to applicable federal, state or local tax laws.

The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as two REMICs under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are within the control of the Trustee and are within the commercially reasonable scope of specific responsibilities under this Agreement.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)           prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)           the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved by a court of competent jurisdiction that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)           the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv)           the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01 or any Master Servicer Event of Termination unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the Majority Certificateholders. In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or Pledged Asset Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

The Trustee shall not complete foreclosure proceedings, or accept a deed in lieu of foreclosure, with respect to any Mortgage Loan, unless the Trustee has been supplied with an Opinion of Counsel to the effect that if the related Mortgaged Property is acquired by the Trust, such Mortgaged Property from such Mortgage will qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code. In the event that the Trustee acquires possession of any Mortgaged Property in spite of the foregoing, the Trustee shall dispose of the acquired Mortgaged Property as expeditiously as possible.

The Trustee shall have no duty (A) to see any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account to confirm or verify the contents of any reports or certificates of the Master Servicer or the Pledged Asset Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

Section 8.02	Certain Matters Affecting the Trustee.

(a)           Except as otherwise provided in Section 8.01:

(i)           the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)           the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)           the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)           prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)           the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02;

(vii)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care; and

(viii)                      the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Master Servicer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document, or of MERS or the MERS® System. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any noncompliance therewith or any breach thereof, any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor, any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor master servicer).

Section 8.04	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Master Servicer, the Depositor or their Affiliates.

Section 8.05	Master Servicer to Pay Trustee Expenses; Trustee Fees.

On each Distribution Date, the Trustee shall be entitled to withdraw from the Distribution Account as compensation hereunder the Trustee Fees. The Master Servicer will pay or reimburse the Trustee (or, if the Master Servicer does not fulfill its obligations hereunder, the Trust Fund will reimburse pursuant to Section 3.11(b)(ii) herein) within 30 days upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of the Trustee hereunder. In addition, the Master Servicer covenants and agrees to indemnify the Trustee (or, if the Master Servicer does not fulfill its obligations hereunder within 30 days upon the Trustee’s request, the Trust Fund will indemnify pursuant to Section 3.11(b)(ii) herein) and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee’s reckless disregard of obligations and duties hereunder. Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and its counsel, in the ordinary course of the Trustee’s performance of its regular duties in accordance with the provisions of this Agreement) incurred by the Trustee or such party arising out of or in connection with the acceptance or administration of its duties under this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance by the Trustee of its duties under this Agreement or by reason of the reckless disregard of the Trustee’s obligations and duties under this Agreement. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

Section 8.06	Eligibility Requirements for Trustee.

The Trustee hereunder shall be a corporation or a national banking association, and duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of Baa3 by Moody’s and a short-term rating of at least A-1 by S&P and A by Fitch, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07	Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

Section 8.08	Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Rating Agency, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency.

Section 8.09	Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at anytime, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)           no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)           the Master Servicer and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Rating Agency and the Master Servicer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

Section 8.11	Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

Section 8.12	Trustee May Enforce Claims Without Possession of Certificates.

(a)           All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)           The Trustee shall afford the Depositor, the Master Servicer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the Master Servicer, the Depositor and such Certificateholder and shall make available to the Master Servicer, the Depositor and such Certificateholder for review and copying at the expense of the party requesting such copies, such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Depositor, the Master Servicer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

Section 8.13	Suits for Enforcement.

In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

Section 8.14	Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

Section 8.15	Waiver of Inventory. Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

Section 8.16	Right of Trustee in Capacity of Certificate Registrar or Paying Agent.

In the event that the Trustee is also acting in the capacity of Paying Agent or Certificate Registrar hereunder, the rights, protections, indemnities and immunities afforded to the Trustee pursuant to this Article VIII shall also be afforded to the Trustee in its capacity as Paying Agent or Certificate Registrar.

Section 8.17	Periodic Filings.

(a)  (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Master Servicer, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date.  Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit P as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information  in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure.

Within 5 calendar days after the related Determination Date, each entity that is indicated in Exhibit P as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Master Servicer, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable.  The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Master Servicer for verification.  The Master Servicer will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D.  No later than three Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.

(ii)  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit P as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit P as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable.  The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii)  Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) February 28, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to February 28 of each year thereafter, the Master Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or subcontractor, if required to be filed).  Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Fund.  Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21 (including with respect to any Sub-Servicer or subcontractor, if required to be filed) and Section 3.21 with respect to the Trustee (including with respect to any subcontractor, if required to be filed), and the Form 10-K certification in the form attached hereto as Exhibit M (the “Form 10-K Certification”).  The Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit P as the responsible party for providing that information, if other than the Trustee, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file, at the Depositor’s direction, an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 10, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 10 of each year thereafter, each entity that is indicated in Exhibit P as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Master Servicer, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Master Servicer for verification.  The Master Servicer will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Master Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

The Master Servicer shall be responsible for determining the pool concentration applicable to any subservicer to which the Master Servicer delegated any of its responsibilities with respect to the Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB.  The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon written request.  Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the Trust Fund.

(b)  The Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Form 10-K Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K).  Such certification shall be delivered to the Master Servicer by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).  The Form 10-K Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

The Trustee shall indemnify the Depositor and its officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.21; provided, however, that in no event shall the Trustee be liable for any special, consequential, indirect or punitive damages pursuant to this Section, even if advised of the possibility of such damages. The Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself.

(c)  Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

Section 8.18	Intention of the Parties and Interpretation.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.20, 3.21 and 8.17 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Depositor and the Trustee with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance from the Commission, convention or consensus among active participants in the asset-backed securities markets, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Master Servicer, the Depositor or the Trustee for delivery of additional or different information, to the extent such information is available or reasonably attainable, as the Master Servicer, the Depositor or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 8.19	Communications with the Trustee.

Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information shall be encrypted.  The recipient (the “Email Recipient”) of the email communication will be required to complete a one-time registration process.  Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Trustee to the Email Recipient.  Additional information and assistance on using the Trustee’s encryption technology can be found at the Trustee’s website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01	REMIC Administration.

(a)           The Trustee shall make elections to treat the Trust Fund as two REMICs under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of the Trust Fund, the REMIC I Regular Interests shall be designated as the “regular interests” in REMIC I, the Class R-I Certificates shall be designated as the sole class of “residual interests” in REMIC I, the Regular Certificates shall be designated as the “regular interests” in REMIC II, and the Class R-II Certificates shall be designated as the sole class of “residual interests” in REMIC II. The Master Servicer and the Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than the Regular Certificates and the Class R Certificates. Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC.

The Trustee will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for all tax entities.

(b)           The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c)           The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the Trust Fund other than the expense of obtaining any tax related Opinion of Counsel except as specified herein and except that the Trustee shall be entitled to be reimbursed from the Collection Account for any professional fees and expenses related to any non-routine audits or any administrative or judicial proceedings that do not result from any breach of its tax duties under this Section 9.01. The Trustee, as agent for the Trust Fund’s Tax Matters Person, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates of each REMIC shall be designated as the Tax Matters Person (as defined in the REMIC Provisions) hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the Tax Matters Person for each REMIC.

(d)           The Trustee shall prepare, sign and file all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article IX.

(e)           The Trustee shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate, at such Transferor’s expense, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)           To the extent that the affairs of the Trust Fund are within its control and the scope of its specific responsibilities under this Agreement, the Trustee shall take such action and shall cause the Trust Fund created hereunder to take such action as shall be necessary to create or maintain the status thereof as two REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not knowingly take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as two REMICs or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or the assets of  the Trust Fund, or causing the Trust Fund to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with counsel with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which counsel has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

(g)           In the event that any tax is imposed on “prohibited transactions” of the Trust Fund created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of either REMIC as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 9.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article IX, (ii) to the Master Servicer pursuant to Section 9.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article IX, or otherwise, (iii) to the Master Servicer as provided in Section 3.05 and (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer or the Trustee pursuant to another provision of this Agreement.

(h)           On or before April 15 of each calendar year, commencing April 15, 2008, the Trustee shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Trustee stating (without regard to any action taken by any party other than the Trustee) the Trustee’s compliance with this Article IX.

(i)           The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund on a calendar year and on an accrual basis.

(j)           Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund other than in connection with any Eligible Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel (which shall be at the expense of the party requesting to make such contribution and not at the expense of the Trustee) to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund to fail to qualify as two REMICs at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(k)           Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services nor knowingly permit the Trust Fund to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

Section 9.02	Prohibited Transactions and Activities.

None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Custodial Account or the Distribution Account for gain, nor accept any contributions to the Trust Fund after the Closing Date (other than an Eligible Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of the Trust Fund as two REMICs or (b) cause the Trust Fund to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 9.03	Master Servicer and Trustee Indemnification.

(a)           The Trustee agrees to indemnify the Trust Fund, the Depositor, and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants set forth in this Article IX, subject, however, to the provision of Sections 8.01 and 8.02 of this Agreement.

(b)           The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Master Servicer’s covenants set forth in Article III or this Article IX.

ARTICLE X

TERMINATION

Section 10.01	Termination.

(a)           The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, and (iii) the optional purchase by the Master Servicer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the earlier of (i) June18, 2037 and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

The Master Servicer may, at its option, terminate this Agreement on any date on which the Loan Balance is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date or by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Stated Principal Balance of the Mortgage Loans (or the fair market value of the related underlying Mortgaged Property with respect to any REO Properties, if such fair market value is less than such outstanding Stated Principal Balance) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties (the “Termination Price”). The Termination Price paid by the Master Servicer shall also include any amounts owed by PHH Mortgage pursuant to the last paragraph of Section 3.2(a) of the Mortgage Loan Purchase Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in clause (xlvi) of such Section, that remain unpaid on the date of such purchase.

In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.10), which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price and the delivery of an opinion of counsel that such termination is a “qualified liquidation” under Section 860F of the Code.

(b)           Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c)           Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holder of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date.

(d)           In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate servicing account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholders for payment.

Section 10.02	Additional Termination Requirements.

(a)           In the event that the Master Servicer exercises its purchase option as provided in Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause the Trust Fund constituting part of the Trust Fund to fail to qualify as two REMICs at any time that any Certificates are outstanding:

(i)           Within 90 days prior to the final Distribution Date, the Trustee shall adopt and sign a plan of complete liquidation of the Trust Fund meeting the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder;

(ii)           At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Master Servicer for cash pursuant to the terms of the plan of complete liquidation; and

(iii)           At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Holders of each of the Class A Certificates and Class B Certificates, an amount equal to the sum of the related Certificate Principal Balance and one month’s interest thereon at the applicable Pass-Through Rate, (B) to the Holder of the Class A-2 Certificates one month’s interest on the Notional Amount thereof at the applicable Pass-Through Rate, and (C) to the Class R Certificateholders, all cash on hand after such payment to the Class A Certificateholders and Class B Certificateholders (other than cash retained to meet claims) and the Trust shall terminate at such time.

(b)           By their acceptance of Certificates, the Holder thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee; and without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by (i) notice in writing to the Depositor, the Master Servicer and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, or (ii) an Opinion of Counsel delivered to the Master Servicer and the Trustee.

In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency. Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a federal tax on the Trust Fund pursuant to the REMIC Provisions or cause the Trust Fund constituting part of the Trust to fail to qualify as two REMICs at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer and the Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 11.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

Section 12.02	Recordation of Agreement: Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders, accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 12.03	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or hens to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.04	Governing Law: Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the light to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

Section 12.05	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Sellers: (i) PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054 or (ii) Bishop’s Gate Residential Mortgage Trust, c/o PHH Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, or such other address or telecopy number as may be furnished to the Master Servicer and the Trustee in writing by either Seller; (b) in the case of the Trustee: Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: PHHMC Series 2007-3, or such other address as may hereafter be furnished to the Depositor, the Sellers and the Master Servicer in writing by the Trustee; (c) in the case of the Depositor: PHH Mortgage Capital LLC, 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054, Attention: General Counsel, or such other address or telecopy number as may be furnished to the Sellers, the Master Servicer and the Trustee in writing by the Depositor; (d) in the case of the Master Servicer: PHH Mortgage Corporation, 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054, or such other address as maybe furnished to the Sellers, the Depositor and the Trustee in writing by the Master Servicer; and (e) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

Section 12.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 12.08	Notice to the Rating Agency.

(a)           Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

(i)           any material change or amendment to this Agreement;

(ii)           the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

(iii)           the resignation or termination of the Master Servicer or the Trustee;

(iv)           the final payment to Holders of the Certificates of any Class;

(v)           any change in the location of any Account; and

(vi)           if the Trustee is acting as successor master servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)           In addition, (i) the Trustee shall promptly furnish to the Rating Agency copies of each Statement to Certificateholders described in Section 4.06 hereof; and

(i)           the Master Servicer shall promptly furnish to the Rating Agency copies of the following:

(A)           each annual statement as to compliance described in Section 3.19 hereof;

(B)           each annual independent public accountants’ servicing report described in Section 3.20 hereof; and

(C)           each notice delivered pursuant to Section 7.01 (a) hereof which relates to the fact that the Master Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Fitch Ratings, One State Street Plaza, New York, New York 10004.

Section 12.09	Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

Section 12.10	Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 12.11	Acts of Certificateholders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 12.11.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

PHH MORTGAGE CAPITAL LLC, as Depositor

By:	/s/ Richard J. Bradfield
Name: Richard J. Bradfield
Title: Senior Vice President

PHH MORTGAGE CORPORATION, as Master Servicer

By:	/s/ Richard J. Bradfield
Name: Richard J. Bradfield
Title: Senior Vice President

CITIBANK N.A., as Trustee

By:	/s/ John J. Byrnes
Name: John J. Byrnes
Title: Vice President

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF BURLINGTON	)

On the __th day of ______________ before me, a notary public in and for said State, personally appeared Richard J. Bradfield known to me to be a Senior Vice President of PHH Mortgage Capital LLC, a Delaware limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF BURLINGTON	)

On the __th day of ______________ before me, a notary public in and for said State, personally appeared Richard J. Bradfield known to me to be a Senior Vice President of PHH Mortgage Corporation, a New Jersey corporation, that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the __th day of ______________ before me, a notary public in and for said State, personally appeared ______________ known to me to be a Vice President of ______________, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A

FORM OF CLASS A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT.

 [[FOR CLASS A-4 CERTIFICATES ONLY:] NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE.  ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS EITHER (I) NOT A PLAN INVESTOR OR (II) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) PROMULGATED PURSUANT TO THE 1933 ACT.]

[[FOR CLASS A-4 CERTIFICATES ONLY:] THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02(d) OF THE AGREEMENT.]

[[FOR CLASS A-4 CERTIFICATES ONLY:] NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE. ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.]

PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class A-__ Pass-Through Rate: [Variable][__% per annum]	[Aggregate Certificate Principal Balance][Aggregate Notional Amount] of Class A-__ Certificates as of the Issue Date: $______________
Date of Agreement and Cut-off Date: May 1, 2007	[Denomination][Notional Amount]: $______________
Master Servicer: PHH Mortgage Corporation
First Distribution Date: June 18, 2007	Trustee: Citibank, N.A.
Issue Date: May 30, 2007
No. _	CUSIP: ___________

DISTRIBUTIONS IN REDUCTION OF THE [CERTIFICATE PRINCIPAL BALANCE][NOTIONAL AMOUNT] OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING [CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT] HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.]

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

PHH MORTGAGE CAPITAL LLC

PHHMC MORTGAGE PASS-THROUGH CERTIFICATES,  SERIES 2007-3

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PHH MORTGAGE CAPITAL LLC, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that __________ is the registered owner of a Percentage Interest (obtained by dividing the [denomination][Notional Amount] of this Certificate by the aggregate [Certificate Principal Balance][Notional Amount] of the Class A-_ Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-_ Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among PHH Mortgage Capital LLC (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-_ Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class A-_ Certificates, the aggregate initial [Certificate Principal Balance][Notional Amount] of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial [Certificate Principal Balance][Notional Amount] of the Class A-_ Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the [denomination][Notional Amount] specified on the face hereof divided by the aggregate [Certificate Principal Balance][Notional Amount] of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

[[For Class A-4 Certificates only:] No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) if such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee shall require the transferor to execute a transferor certificate in substantially the same form attached to the Agreement as Exhibit F-2 and the transferee to execute an investment letter in substantially the form attached to the Agreement as Exhibit F-1 or (ii) (A) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-2) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-3) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor and (B) the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

Any transferee of this Certificate shall make or be deemed to have made the representations in Section 5.02(e) of the  Agreement.

[[For Class A-4 Certificates only:] Notwithstanding the foregoing, the certifications described in the previous two paragraphs will not be required with respect to the transfer of this Certificate to a Depository, or for any subsequent transfer of this Certificate for so long as this Certificate is a Book-Entry Certificate.  Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that (i) either (a) such Transferee is not a Plan Investor or (b) such Transferee is an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the 1933 Act and (ii) such Transferee is a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act.]

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the related Mortgage Loans and all property acquired in respect of any related Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the related Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 30, 2007

CITIBANK, N.A. as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-_ Certificates referred to in the within-mentioned Agreement.

CITIBANK, N.A. as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	CUSTODIAN
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

.
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ___________________________________________________________
.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C-1

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT” (“REMIC”), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER  RETIREMENT  ARRANGEMENT  (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE  RETIREMENT  INCOME  SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE WILL BE REGISTERED EXCEPT IN ACCORDANCE WITH SECTION 5.02(e) OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE  PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH  TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION  THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION  DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(F) OF THE AGREEMENT REFERRED TO HEREIN.  ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

Certificate No. ___
PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class R-_	Percentage Interest: Variable Rate
Pass-Through Rate: Variable	Master Servicer: PHH Mortgage Corporation
Date of Agreement and Cut-off Date: May 1, 2007	Trustee: Citibank, N.A.
First Distribution Date: June 18, 2007	Issue Date: May 30, 2007
No. _	CUSIP: ___________

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

PHH MORTGAGE CAPITAL LLC

PHHMC MORTGAGE PASS-THROUGH CERTIFICATES,  SERIES 2007-3

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PHH MORTGAGE CAPITAL LLC, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that ___________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R-_ Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class R-_ Certificates in The Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among PHH Mortgage Capital LLC (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R-_ Certificates on such Distribution Date pursuant to the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R-_ Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R-_ Certificates.  Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in The Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from The Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the related Mortgage Loans and all property acquired in respect of any related Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the related Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 30, 2007

CITIBANK, N.A. as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R-_ Certificates referred to in the within-mentioned Agreement.

CITIBANK, N.A. as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	CUSTODIAN
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

.
 (Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________
.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT C-2

FORM OF CLASS B CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE  TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE “CODE”).

[[FOR CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES ONLY:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE RESIDUAL CERTIFICATES, [THE CLASS B-1 CERTIFICATES] [,] [AND] [THE CLASS B-2 CERTIFICATES] [,] [AND] [THE CLASS B-3 CERTIFICATES] [,] [AND] [THE CLASS B-4 CERTIFICATES] [AND THE CLASS B-5 CERTIFICATES] TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[[FOR THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES ONLY:] ANY TRANSFEREE OF THIS CERTIFICATE SHALL MAKE OR BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 5.02(e) OF THE POOLING AND SERVICING AGREEMENT.]

[[FOR THE CLASS B-4, CLASS B-5 AND CLASS B-6 CERTIFICATES ONLY:] NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE WILL BE REGISTERED EXCEPT IN ACCORDANCE WITH SECTION 5.02(e) OF THE AGREEMENT.]

[[FOR CLASS B-1 CERTIFICATE AND B-2 CERTIFICATE ONLY:] NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE.  ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS EITHER (I) NOT A PLAN INVESTOR OR (II) AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) PROMULGATED PURSUANT TO THE 1933 ACT.]

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

[[FOR THE CLASS B-1 CERTIFICATE AND B-2 CERTIFICATE ONLY:] NOTWITHSTANDING THE PREVIOUS PARAGRAPH, A CERTIFICATION WILL NOT BE REQUIRED WITH RESPECT TO THE TRANSFER OF THIS CERTIFICATE TO A DEPOSITORY, OR FOR ANY SUBSEQUENT TRANSFER OF THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE.  ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED BY VIRTUE OF ITS PURCHASE OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) THAT SUCH TRANSFEREE IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT.]

PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class B-__	Aggregate Certificate Principal Balance of Class B-__ Certificates as of the Issue Date: $__________
Pass-Through Rate: Variable	Denomination: $__________
Date of Agreement and Cut-off Date: May 1, 2007	Master Servicer: PHH Mortgage Corporation
First Distribution Date: June 18, 2007
Trustee: Citibank, N.A.
No. 1	Issue Date: May 30, 2007
CUSIP: ____________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the “Trust Fund”) consisting primarily of a pool of conventional, one- to four-family, fixed-rate, first lien mortgage loans (the “Mortgage Loans”) formed and sold by

PHH MORTGAGE CAPITAL LLC

PHHMC MORTGAGE PASS-THROUGH CERTIFICATES,  SERIES 2007-3

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN PHH MORTGAGE CAPITAL LLC, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class B-__ Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B-__ Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the “Agreement”), among PHH Mortgage Capital LLC (hereinafter called the “Depositor,” which term includes any successor entity under the Agreement), the Master Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-__ Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by or on behalf of the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-__ Certificates, the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-__ Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the “Certificates”) and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates entitled to at least 66%, in some cases 100%, of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

[[For the Class B-1, Class B-2, Class B-4, Class B-5 and Class B-6 Certificates only:] No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) if such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee shall require the transferor to execute a transferor certificate in substantially the same form attached to the Agreement as Exhibit F-2 and the transferee to execute an investment letter in substantially the form attached to the Agreement as Exhibit F-1 or (ii) (A) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-2) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-3) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor and (B) the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

[[For the Class B-1, Class B-2 Class B-3 Certificates only:] Any transferee of this Certificate shall make or be deemed to have made the representations in Section 5.02(e) of the  Agreement.]

[[For the Class B-4, Class B-5 and Class B-6 Certificates only:] No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.]

[[For Class B-1 Certificates and Class B-2 Certificates only:] Notwithstanding the foregoing, the certifications described in the previous two paragraphs will not be required with respect to the transfer of this Certificate to a Depository, or for any subsequent transfer of this Certificate for so long as this Certificate is a Book-Entry Certificate.  Any Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of this Certificate (or interest herein) that (i) either (a) such Transferee is not a Plan Investor or (b) such Transferee is an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the 1933 Act and (ii) such Transferee is a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act.]

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in The Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from The Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the related Mortgage Loans and all property acquired in respect of any related Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the related Mortgage Loans at the time of purchase being less than 10% of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date.

The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: May 30, 2007

CITIBANK, N.A. as Trustee

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

CITIBANK, N.A. as Certificate Registrar

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	CUSTODIAN
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
under Uniform Gifts to Minors Act
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		______________ (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

.
(Please print or typewrite name, address including postal zip code, and Taxpayer

Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ____________________________________________________________
.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds
to	,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT D

MORTGAGE LOAN SCHEDULE

======================================================================================================================================================================================================================================================================================
    ZIP          OCCUPANCY                    PROPERTY TYPE              ORIGINAL TERM TO MATURITY               CLOSING DATE             LOAN TO VALUE AT ORIGINATION          ELTV / LTV AT ORIGINATION               GROSS RATE                         FIRST PAYMENT DATE
======================================================================================================================================================================================================================================================================================
55077               O/O                           SFD                               360                           1/2/2003                              80.00                                80.                          6.250                                      3/1/2003
29455               O/O                           SFD                               360                          7/26/2005                              78.52                              78.52                          6.625                                      5/1/2007
19975               SEC                           SFD                               360                          4/12/2006                              88.15                              88.15                          6.420                                      3/1/2007
55359               O/O                           SFD                               360                          3/28/2007                              56.50                               56.5                          6.125                                      5/1/2007
55441               O/O                           PUDDT                             360                          3/29/2007                              79.58                              79.58                          6.125                                      5/1/2007
92562               O/O                           SFD                               240                          3/19/2007                              71.78                              71.78                          6.250                                      5/1/2007
12159               O/O                           SFD                               360                          3/23/2007                              69.08                              69.08                          6.125                                      5/1/2007
45056               O/O                           SFD                               360                          10/4/2006                              79.23                              79.23                          7.500                                     12/1/2006
55613               O/O                           SFD                               240                           1/4/2007                              80.00                                80.                          6.000                                      3/1/2007
55125               O/O                           PUDDT                             360                          3/30/2007                              70.00                                70.                          6.000                                      5/1/2007
55044               O/O                           SFD                               360                           4/6/2007                              80.00                                80.                          6.250                                      5/1/2007
92821               O/O                           PUDDT                             360                          3/28/2007                              80.00                                80.                          6.375                                      5/1/2007
92352               SEC                           SFD                               360                          4/13/2007                              80.00                                80.                          6.375                                      6/1/2007
60203               O/O                           SFD                               360                          3/30/2007                              77.61                              77.61                          6.250                                      5/1/2007
92352               O/O                           SFD                               240                           4/4/2007                              80.00                                80.                          6.125                                      6/1/2007
55347               O/O                           SFD                               240                          4/11/2007                              73.60                               73.6                          6.250                                      6/1/2007
60657               O/O                           SFD                               360                          4/17/2007                              80.00                                80.                          6.375                                      6/1/2007
55044               O/O                           PUDDT                             360                          4/24/2007                              66.59                              66.59                          6.250                                      6/1/2007
93001               SEC                           SFD                               360                           4/2/2007                              69.89                              69.89                          6.375                                      6/1/2007
19963               O/O                           SFD                               360                          4/20/2007                              79.26                              79.26                          6.250                                      6/1/2007
19103               O/O                           COOP                              360                          8/14/2006                              80.00                                80.                          6.790                                     10/1/2006
98403               O/O                           SFD                               360                         11/14/2006                              79.72                              79.72                          6.125                                      1/1/2007
89410               SEC                           SFD                               360                         12/29/2006                              80.00                                80.                          6.375                                      2/1/2007
11234               O/O                           SFD                               360                          3/23/2007                              93.10                               93.1                          6.250                                      5/1/2007
11724               O/O                           SFD                               360                          3/12/2007                              56.99                              56.99                          5.750                                      5/1/2007
88011               O/O                           SFD                               360                          2/20/2007                              75.74                              75.74                          6.750                                      4/1/2007
07738               O/O                           PUDDT                             360                           4/9/2007                              69.89                              69.89                          6.190                                      6/1/2007
32258               O/O                           PUDDT                             360                           4/2/2007                              55.56                              55.56                          5.895                                      6/1/2007
33647               O/O                           PUDDT                             360                          4/18/2007                              80.00                                80.                          6.210                                      6/1/2007
11777               O/O                           SFD                               360                          1/12/2007                              67.13                              67.13                          6.190                                      3/1/2007
95316               O/O                           SFD                               360                           4/2/2007                              55.56                              55.56                          6.088                                      6/1/2007
07052               O/O                           CONDO                             360                          3/30/2007                              80.00                                80.                          6.375                                      5/1/2007
03087               O/O                           SFD                               360                           4/1/2007                              75.96                              75.96                          5.802                                      6/1/2007
92024               O/O                           SFD                               360                          4/18/2007                              41.79                              41.79                          6.175                                      6/1/2007
07762               SEC                           SFD                               360                          4/23/2007                              80.00                                80.                          6.125                                      6/1/2007
98040               O/O                           SFD                               360                          2/27/2007                              73.54                              73.54                          6.125                                      4/1/2007
60611               O/O                           COOP                              360                          3/19/2007                              75.00                                75.                          6.875                                      5/1/2007
33706               SEC                           SFD                               360                          2/23/2007                              80.00                                80.                          6.500                                      4/1/2007
02835               SEC                           CONDO                             360                           3/5/2007                              62.58                              62.58                          6.625                                      5/1/2007
10538               O/O                           SFD                               360                          3/12/2007                              34.29                              34.29                          6.500                                      5/1/2007
23454               O/O                           SFD                               360                          3/30/2007                              66.67                              66.67                          6.000                                      5/1/2007
07090               O/O                           SFD                               360                          4/18/2007                              50.19                              50.19                          6.330                                      6/1/2007
02842               O/O                           SFD                               360                          3/28/2007                              74.78                              74.78                          6.250                                      5/1/2007
08807               O/O                           SFD                               360                           3/5/2007                              80.00                                80.                          6.500                                      5/1/2007
23322               O/O                           SFD                               360                           4/3/2007                              82.61                              82.61                          6.125                                      6/1/2007
84098               O/O                           SFD                               360                           3/7/2007                              51.34                              51.34                          6.125                                      5/1/2007
21108               O/O                           PUDDT                             360                          3/26/2007                              65.50                               65.5                          5.875                                      5/1/2007
08540               O/O                           SFD                               360                          3/30/2007                              71.11                              71.11                          6.125                                      5/1/2007
10530               O/O                           SFD                               360                           3/2/2007                              80.00                                80.                          6.330                                      5/1/2007
07901               O/O                           SFD                               360                           4/5/2007                              67.57                              67.57                          6.125                                      6/1/2007
90292               O/O                           CONDO                             360                          4/11/2007                              66.67                              66.67                          6.295                                      6/1/2007
85743               O/O                           SFD                               360                           4/4/2007                              80.00                                80.                          6.000                                      6/1/2007
11040               O/O                           SFD                               360                           4/3/2007                              79.36                              79.36                          6.225                                      6/1/2007
10536               O/O                           SFD                               360                          3/29/2007                              77.76                              77.76                          6.040                                      5/1/2007
94539               O/O                           SFD                               360                          3/23/2007                              70.23                              70.23                          6.000                                      5/1/2007
03816               SEC                           PUDDT                             360                          3/28/2007                              67.21                              67.21                          6.290                                      5/1/2007
06897               O/O                           SFD                               360                          4/24/2007                              80.00                                80.                          6.125                                      6/1/2007
08003               O/O                           SFD                               240                          4/12/2007                              89.23                              89.23                          6.290                                      6/1/2007
07830               O/O                           SFD                               360                           4/2/2007                              52.02                              52.02                          6.625                                      6/1/2007
07853               O/O                           SFD                               360                          4/18/2007                              80.00                                80.                          6.290                                      6/1/2007
10543               O/O                           SFD                               360                           4/5/2007                              80.00                                80.                          6.155                                      6/1/2007
94941               O/O                           SFD                               360                          4/16/2007                              51.16                              51.16                          5.925                                      6/1/2007
02025               O/O                           SFD                               360                           4/9/2007                              80.00                                80.                          6.250                                      6/1/2007
07642               O/O                           SFD                               360                          3/15/2007                              72.67                              72.67                          6.125                                      5/1/2007
92591               O/O                           PUDDT                             360                          3/13/2007                              80.00                                80.                          6.250                                      5/1/2007
33467               O/O                           PUDDT                             360                          3/17/2007                              67.61                              67.61                          6.000                                      5/1/2007
85704               O/O                           PUDDT                             360                          3/15/2007                              63.28                              63.28                          6.250                                      5/1/2007
95945               O/O                           SFD                               360                           4/5/2007                              80.00                                80.                          5.750                                      6/1/2007
91104               O/O                           2UNIT                             360                          3/20/2007                              80.00                                80.                          6.000                                      5/1/2007
22079               O/O                           PUDDT                             360                           4/2/2007                              80.00                                80.                          6.000                                      6/1/2007
90740               O/O                           SFD                               360                          4/12/2007                              60.91                              60.91                          6.250                                      6/1/2007
20141               O/O                           PUDDT                             360                          3/28/2007                              80.00                                80.                          5.750                                      5/1/2007
32561               O/O                           SFD                               360                           4/4/2007                              95.00                                95.                          6.000                                      6/1/2007
60657               O/O                           SFD                               360                          3/15/2007                              45.09                              45.09                          6.375                                      5/1/2007
21060               O/O                           SFD                               360                          3/30/2007                              80.00                                80.                          6.250                                      5/1/2007
07079               O/O                           SFD                               360                          4/26/2007                              80.00                                80.                          6.250                                      6/1/2007
07092               O/O                           SFD                               360                          3/21/2007                              80.00                                80.                          5.625                                      5/1/2007
92592               O/O                           SFD                               360                          3/13/2007                              80.00                                80.                          6.125                                      5/1/2007
21842               SEC                           CONDO                             360                          3/30/2007                              79.83                              79.83                          6.000                                      5/1/2007
06460               O/O                           SFD                               360                          4/10/2007                              80.00                                80.                          6.500                                      6/1/2007
92131               O/O                           PUDDT                             360                          3/20/2007                              79.47                              79.47                          6.375                                      5/1/2007
05458               SEC                           SFD                               360                          3/30/2007                              80.00                                80.                          6.375                                      5/1/2007
91001               O/O                           SFD                               360                           4/2/2007                              61.25                              61.25                          6.000                                      6/1/2007
91403               O/O                           SFD                               360                           4/4/2007                              73.44                              73.44                          6.000                                      6/1/2007
90602               O/O                           SFD                               240                          4/13/2007                              79.31                              79.31                          6.125                                      6/1/2007
07016               O/O                           SFD                               360                           4/4/2007                              74.83                              74.83                          5.750                                      6/1/2007
33150               O/O                           SFD                               360                           4/2/2007                              80.00                                80.                          6.000                                      6/1/2007
23314               O/O                           PUDDT                             360                          3/20/2007                              77.86                              77.86                          5.750                                      5/1/2007
20850               O/O                           PUDAT                             360                          3/30/2007                              83.33                              83.33                          6.250                                      5/1/2007
07716               O/O                           SFD                               360                          4/20/2007                              79.12                              79.12                          6.375                                      6/1/2007
07922               O/O                           SFD                               360                          4/13/2007                              75.11                              75.11                          6.460                                      6/1/2007
30183               O/O                           PUDDT                             360                          3/30/2007                              80.00                                80.                          6.000                                      5/1/2007
32820               O/O                           SFD                               360                          3/30/2007                              80.00                                80.                          6.420                                      5/1/2007
76248               O/O                           PUDDT                             360                          4/16/2007                              80.00                                80.                          5.975                                      6/1/2007
01760               O/O                           SFD                               360                           4/4/2007                              84.52                              84.52                          6.460                                      6/1/2007
08527               O/O                           SFD                               360                          3/28/2007                              88.98                              88.98                          6.375                                      5/1/2007
21084               O/O                           SFD                               360                           4/6/2007                              74.77                              74.77                          6.200                                      6/1/2007
33486               O/O                           SFD                               360                          4/10/2007                              68.46                              68.46                          6.085                                      6/1/2007
94506               O/O                           PUDDT                             360                          4/23/2007                              64.51                              64.51                          5.875                                      6/1/2007
06478               O/O                           SFD                               360                           4/6/2007                              84.98                              84.98                          5.900                                      6/1/2007
90049               O/O                           SFD                               360                          4/20/2007                              28.57                              28.57                          6.250                                      6/1/2007
33606               O/O                           SFD                               360                           4/9/2007                              66.52                              66.52                          5.990                                      6/1/2007
91602               O/O                           CONDO                             360                          3/28/2007                              72.66                              72.66                          5.925                                      5/1/2007
19087               O/O                           SFD                               360                          4/13/2007                              72.21                              72.21                          6.375                                      6/1/2007
76266               O/O                           SFD                               360                          4/17/2007                              66.67                              66.67                          6.375                                      6/1/2007
92694               O/O                           PUDDT                             360                          3/26/2007                              53.73                              53.73                          6.250                                      5/1/2007
80439               O/O                           PUDDT                             360                          4/13/2007                              75.86                              75.86                          6.170                                      6/1/2007
06831               O/O                           SFD                               360                           4/5/2007                              80.00                                80.                          6.000                                      6/1/2007
08844               O/O                           SFD                               360                          4/23/2007                              80.00                                80.                          6.315                                      6/1/2007
08822               O/O                           SFD                               360                          4/16/2007                              80.00                                80.                          6.290                                      6/1/2007
21093               O/O                           PUDDT                             360                          3/30/2007                              85.00                                85.                          6.250                                      5/1/2007
94134               O/O                           SFA                               360                          4/11/2007                              69.67                              69.67                          6.500                                      6/1/2007
60060               O/O                           PUDDT                             360                          4/20/2007                              80.00                                80.                          6.250                                      6/1/2007
07739               O/O                           SFD                               360                          4/19/2007                              80.00                                80.                          6.200                                      6/1/2007
95008               O/O                           SFD                               360                          4/12/2007                              48.21                              48.21                          6.100                                      6/1/2007
01776               O/O                           SFD                               360                           4/5/2007                              79.28                              79.28                          6.270                                      6/1/2007
92614               O/O                           PUDDT                             360                          3/30/2007                              64.38                              64.38                          5.875                                      5/1/2007
21797               O/O                           PUDDT                             360                           4/3/2007                              80.00                                80.                          6.170                                      6/1/2007
92024               O/O                           SFD                               360                          4/17/2007                              72.38                              72.38                          6.500                                      6/1/2007
92064               O/O                           PUDDT                             360                           4/3/2007                              64.89                              64.89                          6.250                                      6/1/2007
30253               O/O                           PUDDT                             360                          4/12/2007                              69.44                              69.44                          6.125                                      6/1/2007
05401               O/O                           SFD                               360                           4/9/2007                              77.94                              77.94                          6.250                                      6/1/2007
20715               O/O                           PUDDT                             360                           4/6/2007                              80.00                                80.                          6.250                                      6/1/2007
02138               O/O                           SFD                               360                          4/18/2007                              41.24                              41.24                          6.250                                      6/1/2007
94555               O/O                           PUDDT                             360                          3/16/2007                              80.00                                80.                          6.125                                      5/1/2007
35406               O/O                           SFD                               360                          4/23/2007                              79.52                              79.52                          6.100                                      6/1/2007
91504               O/O                           SFD                               360                           4/4/2007                              74.71                              74.71                          6.250                                      6/1/2007
92399               O/O                           SFD                               360                           4/6/2007                              78.91                              78.91                          6.250                                      6/1/2007
91901               O/O                           SFD                               360                           4/4/2007                              80.00                                80.                          6.375                                      6/1/2007
20016               O/O                           SFD                               360                          4/10/2007                              80.00                                80.                          5.875                                      6/1/2007
97702               O/O                           SFD                               360                           4/9/2007                              65.37                              65.37                          5.875                                      6/1/2007
92130               O/O                           PUDDT                             360                           4/5/2007                              80.00                                80.                          6.125                                      6/1/2007
95816               O/O                           SFD                               360                           4/5/2007                              80.00                                80.                          6.210                                      5/1/2007
94705               O/O                           SFD                               360                          3/30/2007                              55.83                              55.83                          6.125                                      5/1/2007
48324               O/O                           SFD                               360                          4/13/2007                              78.77                              78.77                          6.667                                      6/1/2007
92009               O/O                           PUDDT                             360                           4/5/2007                              80.00                                80.                          6.210                                      6/1/2007
63124               O/O                           PUDDT                             360                          4/24/2007                              75.15                              75.15                          6.330                                      6/1/2007
92128               O/O                           PUDDT                             360                           4/9/2007                              80.00                                80.                          6.125                                      6/1/2007
91913               O/O                           PUDDT                             360                           4/6/2007                              74.67                              74.67                          6.250                                      6/1/2007
95032               O/O                           SFD                               300                          4/20/2007                              45.44                              45.44                          6.335                                      6/1/2007
21012               O/O                           PUDDT                             300                          4/20/2007                              78.93                              78.93                          6.250                                      6/1/2007
93311               O/O                           SFD                               360                           4/6/2007                              80.00                                80.                          6.125                                      6/1/2007
90703               O/O                           SFD                               360                          4/19/2007                              73.48                              73.48                          6.295                                      6/1/2007
98075               O/O                           PUDDT                             360                          4/10/2007                              80.00                                80.                          5.750                                      6/1/2007
07853               O/O                           SFD                               360                          4/30/2007                              73.97                              73.97                          6.125                                      6/1/2007
04110               O/O                           SFD                               360                          4/16/2007                              78.92                              78.92                          6.330                                      6/1/2007
19425               O/O                           SFD                               360                          4/17/2007                              60.00                                60.                          6.080                                      6/1/2007
54984               SEC                           SFD                               360                           4/5/2007                              73.49                              73.49                          6.315                                      6/1/2007
07481               O/O                           SFD                               360                          4/17/2007                              61.79                              61.79                          6.290                                      6/1/2007
02129               O/O                           SFA                               360                           4/3/2007                              66.95                              66.95                          6.290                                      6/1/2007
80020               O/O                           SFD                               360                          4/12/2007                              74.87                              74.87                          6.250                                      6/1/2007
80433               O/O                           SFD                               360                           4/2/2007                              55.32                              55.32                          5.875                                      5/1/2007
94708               O/O                           SFD                               360                           4/4/2007                              80.00                                80.                          5.955                                      6/1/2007
80906               O/O                           PUDDT                             240                          4/24/2007                              68.49                              68.49                          5.875                                      6/1/2007
02556               SEC                           SFD                               360                          4/26/2007                              80.00                                80.                          6.260                                      6/1/2007
22180               O/O                           SFD                               360                          4/20/2007                              77.84                              77.84                          6.500                                      6/1/2007
91326               O/O                           SFD                               360                          4/23/2007                              80.00                                80.                          6.335                                      6/1/2007
27517               O/O                           PUDDT                             360                          4/12/2007                              77.57                              77.57                          6.250                                      6/1/2007
28462               SEC                           SFD                               360                          4/20/2007                              80.00                                80.                          6.125                                      6/1/2007
22152               O/O                           PUDDT                             360                          4/25/2007                              80.00                                80.                          6.390                                      6/1/2007
20176               O/O                           PUDDT                             360                          4/25/2007                              76.92                              76.92                          5.800                                      6/1/2007
04071               O/O                           SFD                               360                          4/24/2007                              77.69                              77.69                          6.125                                      6/1/2007
07920               O/O                           SFD                               360                          4/13/2007                              80.00                                80.                          5.855                                      6/1/2007
47630               O/O                           SFD                               360                          4/16/2007                              80.00                                80.                          6.250                                      6/1/2007
80109               O/O                           PUDDT                             360                           4/6/2007                              95.00                                95.                          6.148                                      6/1/2007
98109               O/O                           SFD                               360                          4/19/2007                              48.05                              48.05                          5.955                                      6/1/2007
22079               O/O                           PUDDT                             360                          4/13/2007                              80.00                                80.                          5.955                                      6/1/2007
85254               O/O                           SFD                               360                          4/17/2007                              80.00                                80.                          6.100                                      6/1/2007
21403               O/O                           PUDDT                             360                          4/20/2007                              70.11                              70.11                          6.190                                      6/1/2007
30306               O/O                           SFD                               360                          4/12/2007                              80.00                                80.                          6.250                                      6/1/2007
80127               O/O                           PUDDT                             360                          4/13/2007                              80.00                                80.                          6.125                                      6/1/2007
19930               SEC                           CONDO                             360                          4/26/2007                              80.00                                80.                          6.375                                      6/1/2007
48439               O/O                           CONDO                             360                           4/9/2007                              78.95                              78.95                          6.250                                      6/1/2007
90713               O/O                           SFD                               360                          4/26/2007                              78.64                              78.64                          6.250                                      6/1/2007
92646               O/O                           SFD                               360                          4/20/2007                              55.56                              55.56                          6.000                                      6/1/2007
34228               O/O                           CONDO                             360                          4/25/2007                              79.47                              79.47                          6.000                                      6/1/2007
85045               O/O                           PUDDT                             360                          4/20/2007                              80.00                                80.                          6.220                                      6/1/2007
30309               O/O                           SFD                               360                          4/23/2007                              80.00                                80.                          6.185                                      6/1/2007
85258               O/O                           PUDDT                             360                          4/24/2007                              80.00                                80.                          6.250                                      6/1/2007
98034               O/O                           SFD                               360                          4/30/2007                              80.00                                80.                          6.250                                      6/1/2007
11937               O/O                           SFD                               360                         11/10/2005                              28.57                              28.57                          5.665                                     12/1/2005
92651               O/O                           SFD                               360                          4/15/2003                              60.41                              60.41                          6.565                                      3/1/2007
85718               O/O                           PUDDT                             360                          8/10/2005                              64.00                                64.                          6.225                                      5/1/2007
60423               O/O                           SFD                               360                           8/2/2006                             100.00                                70.                          6.460                                      4/1/2007
89123               O/O                           CONDO                             360                         12/29/2006                              92.89                                70.                          6.670                                      2/1/2007
11561               O/O                           SFD                               360                         10/26/2006                              78.33                              78.33                          6.250                                     12/1/2006
10956               O/O                           SFD                               360                          3/28/2007                              79.20                               79.2                          6.375                                      5/1/2007
00830               O/O                           3UNIT                             360                          4/11/2007                              38.16                              38.16                          6.367                                      6/1/2007
92037               O/O                           PUDDT                             360                          3/12/2007                              55.82                              55.82                          6.375                                      5/1/2007
30809               O/O                           PUDDT                             360                          1/31/2007                              80.00                                80.                          6.025                                      3/1/2007
02649               SEC                           SFD                               240                          4/12/2007                              63.16                              63.16                          6.170                                      6/1/2007
33483               O/O                           SFD                               360                          4/10/2007                              52.00                                52.                          6.642                                      6/1/2007
07079               O/O                           SFD                               360                          4/18/2007                              56.70                               56.7                          6.250                                      6/1/2007
10801               O/O                           SFD                               360                           4/2/2007                              84.55                              84.55                          6.393                                      6/1/2007
08085               O/O                           SFD                               360                          4/27/2007                              82.95                              82.95                          6.750                                      6/1/2007
11733               O/O                           SFD                               360                          3/29/2007                              77.38                              77.38                          6.225                                      5/1/2007
95125               O/O                           SFD                               360                          4/20/2007                              65.40                               65.4                          6.210                                      6/1/2007
97007               O/O                           SFD                               360                          4/13/2007                              80.00                                80.                          6.421                                      6/1/2007
10021               O/O                           CONDO                             360                          3/20/2007                              55.56                              55.56                          6.250                                      5/1/2007
91011               O/O                           SFD                               360                           3/1/2007                              75.14                                60.                          6.375                                      5/1/2007
21204               O/O                           SFD                               360                          4/12/2007                              72.73                              72.73                          6.540                                      6/1/2007
06525               O/O                           SFD                               360                           4/3/2007                              80.00                                80.                          6.540                                      6/1/2007
33469               O/O                           PUDDT                             360                           4/6/2007                              73.23                              73.23                          6.150                                      6/1/2007
00830               SEC                           PUDDT                             360                          4/19/2007                              46.51                              46.51                          6.223                                      6/1/2007
06880               O/O                           SFD                               360                          4/23/2007                              68.18                              68.18                          6.250                                      6/1/2007
94517               O/O                           SFD                               360                          3/29/2007                              70.26                              70.26                          6.450                                      5/1/2007
73099               O/O                           PUDDT                             360                          3/30/2007                              60.45                              60.45                          6.348                                      5/1/2007
07675               O/O                           SFD                               360                          4/10/2007                              68.59                              68.59                          6.250                                      6/1/2007
33477               O/O                           PUDDT                             360                          4/13/2007                              80.00                                80.                          6.250                                      6/1/2007
27513               O/O                           PUDDT                             360                          3/30/2007                              80.00                                80.                          6.125                                      5/1/2007
10017               SEC                           CONDO                             360                           4/5/2007                              97.79                              68.46                          6.250                                      6/1/2007
30080               O/O                           PUDDT                             360                           4/2/2007                              80.00                                80.                          6.079                                      6/1/2007
07052               O/O                           SFD                               360                           4/9/2007                              53.34                              53.34                          6.330                                      6/1/2007
32309               O/O                           SFD                               360                           4/4/2007                              68.31                              68.31                          6.460                                      6/1/2007
90806               O/O                           SFD                               360                           4/5/2007                              80.00                                80.                          6.100                                      6/1/2007
92253               O/O                           PUDDT                             360                           4/6/2007                              39.47                              39.47                          6.237                                      6/1/2007
98052               O/O                           SFD                               360                           4/5/2007                              90.00                                90.                          6.080                                      6/1/2007
18940               O/O                           PUDDT                             360                           4/4/2007                              50.00                                50.                          6.248                                      6/1/2007
11743               O/O                           SFD                               360                           4/9/2007                              67.27                              67.27                          6.060                                      6/1/2007
20878               O/O                           PUDDT                             360                           4/5/2007                              75.00                                75.                          6.000                                      6/1/2007
32789               O/O                           SFD                               360                          4/25/2007                              80.00                                80.                          6.367                                      6/1/2007
85255               O/O                           PUDDT                             360                          3/27/2007                              78.74                              78.74                          6.205                                      5/1/2007
28173               O/O                           PUDDT                             360                          4/11/2007                              80.00                                80.                          6.000                                      6/1/2007
10960               O/O                           SFD                               360                          4/11/2007                              71.43                              71.43                          6.100                                      6/1/2007
20176               O/O                           PUDDT                             240                          3/30/2007                              80.00                                80.                          6.030                                      5/1/2007
95476               O/O                           SFD                               360                          4/11/2007                              29.89                              29.89                          6.100                                      6/1/2007
80516               O/O                           SFD                               360                          4/13/2007                              74.23                              74.23                          6.092                                      6/1/2007
10014               O/O                           CONDO                             360                          4/16/2007                              33.90                               33.9                          6.460                                      6/1/2007
44224               INV                           SFA                               360                          4/16/2007                              98.64                                70.                          6.250                                      6/1/2007
19067               O/O                           SFD                               360                          4/16/2007                              56.87                              56.87                          6.125                                      6/1/2007
02420               O/O                           SFD                               360                          4/18/2007                              70.00                                70.                          6.581                                      6/1/2007
98005               O/O                           PUDDT                             360                          4/12/2007                              83.68                                70.                          6.000                                      6/1/2007
90274               O/O                           SFD                               360                          4/20/2007                              43.90                               43.9                          6.111                                      6/1/2007
34228               SEC                           CONDO                             360                          4/20/2007                              55.00                                55.                          6.477                                      6/1/2007
99203               O/O                           SFD                               360                          4/20/2007                             100.00                                70.                          6.125                                      6/1/2007
60035               O/O                           SFD                               360                          4/24/2007                              68.93                              68.93                          6.428                                      6/1/2007
48009               O/O                           SFD                               360                          4/19/2007                              62.50                               62.5                          6.224                                      6/1/2007
86326               O/O                           SFD                               360                          4/27/2007                              79.70                               79.7                          6.540                                      6/1/2007
94022               O/O                           SFD                               360                          4/27/2007                              50.00                                50.                          6.375                                      6/1/2007
94010               O/O                           SFD                               360                          4/24/2007                              33.17                              33.17                          6.210                                      6/1/2007
32175               INV                           3UNIT                             360                         11/29/2005                              80.00                                80.                          6.750                                      1/1/2006
20735               O/O                           SFD                               360                           4/7/2006                              72.01                              72.01                          6.460                                      5/1/2007
92011               O/O                           PUDDT                             360                          4/19/2007                              80.00                                80.                          6.125                                      6/1/2007

==========================================================================================================================================================================================================================================================
    ZIP                 STATED MATURITY DATE            MONTHLY PAYMENT AT ORIGINATION        MONTHLY PAYMENT AS OF CUT-OFF DATE                  NEXT DUE DATE           LOAN AMOUNT ORIGINAL              UNPAID PRINCIPAL BALANCE AS OF CUT-OFF DATE
==========================================================================================================================================================================================================================================================
55077                         2/1/2033                            $2,807.68                                   $2,807.68                             6/1/2007                  $456,000.00                                 $430,799.62
29455                         4/1/2037                            $3,129.29                                   $3,129.29                             6/1/2007                  $488,713.91                                 $488,282.73
19975                         2/1/2037                            $3,312.73                                   $3,312.73                             6/1/2007                  $528,500.00                                 $460,348.20
55359                         4/1/2037                            $3,038.06                                   $3,038.06                             6/1/2007                  $500,000.00                                 $499,514.02
55441                         4/1/2037                            $3,864.41                                   $3,864.41                             6/1/2007                  $636,000.00                                 $635,381.84
92562                         4/1/2027                            $3,410.52                                   $3,410.52                             6/1/2007                  $466,600.00                                 $465,619.69
12159                         4/1/2037                            $3,189.96                                   $3,189.96                             6/1/2007                  $525,000.00                                 $524,489.73
45056                        11/1/2036                            $5,069.31                                   $5,069.31                             6/1/2007                  $725,000.00                                 $721,639.77
55613                         2/1/2027                            $3,582.16                                   $3,582.16                             6/1/2007                  $500,000.00                                 $496,737.26
55125                         4/1/2037                            $2,623.04                                   $2,623.04                             6/1/2007                  $437,500.00                                 $437,064.46
55044                         4/1/2037                            $3,270.69                                   $3,270.69                             6/1/2007                  $531,200.00                                 $530,695.98
92821                         4/1/2037                            $4,990.96                                   $4,990.96                             6/1/2007                  $800,000.00                                 $799,259.04
92352                         5/1/2037                            $2,975.00                                   $2,975.00                             6/1/2007                  $560,000.00                                 $560,000.00
60203                         4/1/2037                            $4,002.17                                   $4,002.17                             6/1/2007                  $650,000.00                                 $649,383.25
92352                         5/1/2027                            $4,631.44                                   $4,631.44                             6/1/2007                  $640,000.00                                 $640,000.00
55347                         5/1/2027                            $5,664.70                                   $5,664.70                             6/1/2007                  $775,000.00                                 $775,000.00
60657                         5/1/2037                            $3,204.20                                   $3,204.20                             6/1/2007                  $513,600.00                                 $513,600.00
55044                         5/1/2037                            $3,681.99                                   $3,681.99                             6/1/2007                  $598,000.00                                 $598,000.00
93001                         5/1/2037                            $3,453.13                                   $3,453.13                             6/1/2007                  $650,000.00                                 $650,000.00
19963                         5/1/2037                            $3,694.31                                   $3,694.31                             6/1/2007                  $600,000.00                                 $600,000.00
19103                         9/1/2036                            $3,047.90                                   $3,047.90                             6/1/2007                  $468,000.00                                 $464,532.96
98403                        12/1/2036                            $3,463.38                                   $3,463.38                             6/1/2007                  $570,000.00                                 $567,201.57
89410                         1/1/2037                            $3,743.22                                   $3,743.22                             6/1/2007                  $600,000.00                                 $597,759.35
11234                         4/1/2037                            $2,866.17                                   $2,866.17                             6/1/2007                  $465,500.00                                 $465,058.31
11724                         4/1/2037                            $6,069.16                                   $6,069.16                             6/1/2007                $1,040,000.00                               $1,038,914.17
88011                         3/1/2037                            $3,301.88                                   $3,301.88                             6/1/2007                  $587,000.00                                 $586,956.63
07738                         5/1/2037                            $3,976.84                                   $3,976.84                             6/1/2007                  $650,000.00                                 $650,000.00
32258                         5/1/2037                            $2,667.68                                   $2,667.68                             6/1/2007                  $450,000.00                                 $450,000.00
33647                         5/1/2037                            $3,801.34                                   $3,801.34                             6/1/2007                  $620,000.00                                 $620,000.00
11777                         2/1/2037                            $3,080.52                                   $3,080.52                             6/1/2007                  $503,500.00                                 $499,416.00
95316                         5/1/2037                            $3,026.10                                   $3,026.10                             6/1/2007                  $500,000.00                                 $500,000.00
07052                         4/1/2037                            $2,885.75                                   $2,885.75                             6/1/2007                  $543,200.00                                 $543,193.43
03087                         5/1/2037                            $4,636.36                                   $4,636.36                             6/1/2007                  $790,000.00                                 $790,000.00
92024                         5/1/2037                            $3,602.08                                   $3,602.08                             6/1/2007                  $700,000.00                                 $700,000.00
07762                         5/1/2037                            $4,617.85                                   $4,617.85                             6/1/2007                  $760,000.00                                 $760,000.00
98040                         3/1/2037                            $4,222.89                                   $4,222.89                             6/1/2007                  $695,000.00                                 $693,645.57
60611                         4/1/2037                            $4,330.81                                   $4,330.81                             6/1/2007                  $659,250.00                                 $658,696.14
33706                         3/1/2037                            $2,806.38                                   $2,806.38                             6/1/2007                  $444,000.00                                 $443,195.07
02835                         4/1/2037                            $3,265.59                                   $3,265.59                             6/1/2007                  $510,000.00                                 $509,550.03
10538                         4/1/2037                            $3,792.41                                   $3,792.41                             6/1/2007                  $600,000.00                                 $599,457.59
23454                         4/1/2037                            $2,697.98                                   $2,697.98                             6/1/2007                  $450,000.00                                 $449,484.82
07090                         5/1/2037                            $4,191.28                                   $4,191.28                             6/1/2007                  $675,000.00                                 $675,000.00
02842                         4/1/2037                            $2,647.58                                   $2,647.58                             6/1/2007                  $430,000.00                                 $429,592.00
08807                         4/1/2037                            $4,196.93                                   $4,196.93                             6/1/2007                  $664,000.00                                 $663,393.29
23322                         5/1/2037                            $2,886.15                                   $2,886.15                             6/1/2007                  $475,000.00                                 $475,000.00
84098                         4/1/2037                            $3,041.70                                   $3,041.70                             6/1/2007                  $500,600.00                                 $500,113.45
21108                         4/1/2037                            $2,925.15                                   $2,925.15                             6/1/2007                  $494,500.00                                 $493,995.84
08540                         4/1/2037                            $4,860.89                                   $4,860.89                             6/1/2007                  $800,000.00                                 $799,222.44
10530                         4/1/2037                            $3,899.44                                   $3,899.44                             6/1/2007                  $628,000.00                                 $627,413.26
07901                         5/1/2037                            $3,038.06                                   $3,038.06                             6/1/2007                  $500,000.00                                 $500,000.00
90292                         5/1/2037                            $3,711.89                                   $3,711.89                             6/1/2007                  $600,000.00                                 $600,000.00
85743                         5/1/2037                            $2,400.00                                   $2,400.00                             6/1/2007                  $480,000.00                                 $480,000.00
11040                         5/1/2037                            $3,045.90                                   $3,045.90                             6/1/2007                  $496,000.00                                 $496,000.00
10536                         4/1/2037                            $3,137.07                                   $3,137.07                             6/1/2007                  $521,000.00                                 $520,485.30
94539                         4/1/2037                            $3,684.54                                   $3,684.54                             6/1/2007                  $614,550.00                                 $613,938.21
03816                         4/1/2037                            $3,168.90                                   $3,168.90                             6/1/2007                  $512,500.00                                 $512,017.45
06897                         5/1/2037                            $5,492.80                                   $5,492.80                             6/1/2007                  $904,000.00                                 $904,000.00
08003                         5/1/2027                            $3,402.34                                   $3,402.34                             6/1/2007                  $464,000.00                                 $464,000.00
07830                         5/1/2037                            $3,796.98                                   $3,796.98                             6/1/2007                  $592,989.51                                 $592,989.51
07853                         5/1/2037                            $3,858.33                                   $3,858.33                             6/1/2007                  $624,000.00                                 $624,000.00
10543                         5/1/2037                            $2,544.07                                   $2,544.07                             6/1/2007                  $496,000.00                                 $496,000.00
94941                         5/1/2037                            $6,542.11                                   $6,542.11                             6/1/2007                $1,100,000.00                               $1,100,000.00
02025                         5/1/2037                            $3,940.59                                   $3,940.59                             6/1/2007                  $640,000.00                                 $640,000.00
07642                         4/1/2037                            $3,355.71                                   $3,355.71                             6/1/2007                  $552,279.00                                 $551,742.21
92591                         4/1/2037                            $2,291.67                                   $2,291.67                             6/1/2007                  $440,000.00                                 $440,000.00
33467                         4/1/2037                            $2,877.84                                   $2,877.84                             6/1/2007                  $480,000.00                                 $478,339.00
85704                         4/1/2037                            $2,766.42                                   $2,766.42                             6/1/2007                  $449,300.00                                 $448,616.57
95945                         5/1/2037                            $3,361.38                                   $3,361.38                             6/1/2007                  $576,000.00                                 $576,000.00
91104                         4/1/2037                            $3,928.26                                   $3,928.26                             6/1/2007                  $655,200.00                                 $654,547.74
22079                         5/1/2037                            $3,275.94                                   $3,275.94                             6/1/2007                  $546,400.00                                 $546,400.00
90740                         5/1/2037                            $2,955.45                                   $2,955.45                             6/1/2007                  $480,000.00                                 $480,000.00
20141                         4/1/2037                            $2,917.86                                   $2,917.86                             6/1/2007                  $500,000.00                                 $499,477.97
32561                         5/1/2037                            $2,933.31                                   $2,933.31                             6/1/2007                  $489,250.00                                 $489,250.00
60657                         4/1/2037                            $4,679.02                                   $4,679.02                             6/1/2007                  $750,000.00                                 $749,305.36
21060                         4/1/2037                            $3,324.88                                   $3,324.88                             6/1/2007                  $540,000.00                                 $539,487.62
07079                         5/1/2037                            $2,955.45                                   $2,955.45                             6/1/2007                  $480,000.00                                 $480,000.00
07092                         4/1/2037                            $2,193.75                                   $2,193.75                             6/1/2007                  $468,000.00                                 $468,000.00
92592                         4/1/2037                            $3,613.75                                   $3,613.75                             6/1/2007                  $708,000.00                                 $708,000.00
21842                         4/1/2037                            $2,847.86                                   $2,847.86                             6/1/2007                  $475,000.00                                 $474,244.21
06460                         5/1/2037                            $2,654.69                                   $2,654.69                             6/1/2007                  $420,000.00                                 $420,000.00
92131                         4/1/2037                            $4,010.94                                   $4,010.94                             6/1/2007                  $755,000.00                                 $755,000.00
05458                         4/1/2037                            $3,518.63                                   $3,518.63                             6/1/2007                  $564,000.00                                 $563,477.62
91001                         5/1/2037                            $3,672.25                                   $3,672.25                             6/1/2007                  $612,500.00                                 $612,500.00
91403                         5/1/2037                            $2,817.89                                   $2,817.89                             6/1/2007                  $470,000.00                                 $470,000.00
90602                         5/1/2027                            $3,328.85                                   $3,328.85                             6/1/2007                  $460,000.00                                 $460,000.00
07016                         5/1/2037                            $3,122.11                                   $3,122.11                             6/1/2007                  $535,000.00                                 $535,000.00
33150                         5/1/2037                            $2,638.02                                   $2,638.02                             6/1/2007                  $440,000.00                                 $440,000.00
23314                         4/1/2037                            $3,078.35                                   $3,078.35                             6/1/2007                  $527,500.00                                 $526,949.25
20850                         4/1/2037                            $3,078.59                                   $3,078.59                             6/1/2007                  $500,000.00                                 $499,525.58
07716                         5/1/2037                            $4,466.91                                   $4,466.91                             6/1/2007                  $716,000.00                                 $716,000.00
07922                         5/1/2037                            $3,273.09                                   $3,273.09                             6/1/2007                  $520,000.00                                 $520,000.00
30183                         4/1/2037                            $2,733.48                                   $2,733.48                             6/1/2007                  $455,920.00                                 $455,466.12
32820                         4/1/2037                            $2,657.70                                   $2,657.70                             6/1/2007                  $424,000.00                                 $423,610.70
76248                         5/1/2037                            $3,826.85                                   $3,826.85                             6/1/2007                  $640,000.00                                 $640,000.00
01760                         5/1/2037                            $3,112.22                                   $3,112.22                             6/1/2007                  $494,442.00                                 $494,442.00
08527                         4/1/2037                            $3,275.32                                   $3,275.32                             6/1/2007                  $525,000.00                                 $524,513.74
21084                         5/1/2037                            $3,013.35                                   $3,013.35                             6/1/2007                  $492,000.00                                 $492,000.00
33486                         5/1/2037                            $3,085.64                                   $3,085.64                             6/1/2007                  $510,000.00                                 $510,000.00
94506                         5/1/2037                            $3,549.23                                   $3,549.23                             6/1/2007                  $600,000.00                                 $600,000.00
06478                         5/1/2037                            $2,752.16                                   $2,752.16                             6/1/2007                  $464,000.00                                 $464,000.00
90049                         5/1/2037                            $4,310.03                                   $4,310.03                             6/1/2007                  $700,000.00                                 $700,000.00
33606                         5/1/2037                            $3,983.70                                   $3,983.70                             6/1/2007                  $665,160.62                                 $665,160.62
91602                         4/1/2037                            $3,161.78                                   $3,161.78                             6/1/2007                  $531,625.00                                 $531,088.12
19087                         5/1/2037                            $3,153.67                                   $3,153.67                             6/1/2007                  $505,500.00                                 $505,500.00
76266                         5/1/2037                            $4,055.16                                   $4,055.16                             6/1/2007                  $650,000.00                                 $650,000.00
92694                         4/1/2037                            $3,026.86                                   $3,026.86                             6/1/2007                  $491,598.90                                 $491,109.31
80439                         5/1/2037                            $2,686.31                                   $2,686.31                             6/1/2007                  $440,000.00                                 $440,000.00
06831                         5/1/2037                            $5,228.09                                   $5,228.09                             6/1/2007                  $872,000.00                                 $872,000.00
08844                         5/1/2037                            $5,316.70                                   $5,316.70                             6/1/2007                  $857,600.00                                 $857,600.00
08822                         5/1/2037                            $3,309.26                                   $3,309.26                             6/1/2007                  $535,200.00                                 $535,200.00
21093                         4/1/2037                            $3,401.84                                   $3,401.84                             6/1/2007                  $552,500.00                                 $551,975.76
94134                         5/1/2037                            $3,302.60                                   $3,302.60                             6/1/2007                  $522,506.86                                 $522,506.86
60060                         5/1/2037                            $4,063.74                                   $4,063.74                             6/1/2007                  $660,000.00                                 $660,000.00
07739                         5/1/2037                            $3,356.33                                   $3,356.33                             6/1/2007                  $548,000.00                                 $548,000.00
95008                         5/1/2037                            $2,916.05                                   $2,916.05                             6/1/2007                  $573,650.00                                 $573,650.00
01776                         5/1/2037                            $4,925.85                                   $4,925.85                             6/1/2007                  $798,330.00                                 $798,330.00
92614                         4/1/2037                            $4,436.54                                   $4,436.54                             6/1/2007                  $750,000.00                                 $749,235.33
21797                         5/1/2037                            $3,931.78                                   $3,931.78                             6/1/2007                  $644,000.00                                 $644,000.00
92024                         5/1/2037                            $4,140.05                                   $4,140.05                             6/1/2007                  $655,000.00                                 $655,000.00
92064                         5/1/2037                            $4,427.08                                   $4,427.08                             6/1/2007                  $850,000.00                                 $850,000.00
30253                         5/1/2037                            $3,038.05                                   $3,038.05                             6/1/2007                  $500,000.00                                 $500,000.00
05401                         5/1/2037                            $4,156.09                                   $4,156.09                             6/1/2007                  $675,000.00                                 $675,000.00
20715                         5/1/2037                            $3,280.55                                   $3,280.55                             6/1/2007                  $532,800.00                                 $532,800.00
02138                         5/1/2037                            $6,157.18                                   $6,157.18                             6/1/2007                $1,000,000.00                               $1,000,000.00
94555                         4/1/2037                            $2,184.58                                   $2,184.58                             6/1/2007                  $428,000.00                                 $427,982.50
35406                         5/1/2037                            $3,204.50                                   $3,204.50                             6/1/2007                  $528,800.00                                 $528,800.00
91504                         5/1/2037                            $3,909.81                                   $3,909.81                             6/1/2007                  $635,000.00                                 $635,000.00
92399                         5/1/2037                            $2,260.42                                   $2,260.42                             6/1/2007                  $434,000.00                                 $434,000.00
91901                         5/1/2037                            $4,528.05                                   $4,528.05                             6/1/2007                  $725,800.00                                 $725,800.00
20016                         5/1/2037                            $4,140.76                                   $4,140.76                             6/1/2007                  $700,000.00                                 $700,000.00
97702                         5/1/2037                            $2,792.06                                   $2,792.06                             6/1/2007                  $472,000.00                                 $472,000.00
92130                         5/1/2037                            $4,034.54                                   $4,034.54                             6/1/2007                  $664,000.00                                 $664,000.00
95816                         4/1/2037                            $3,433.47                                   $3,433.47                             6/1/2007                  $560,000.00                                 $559,464.53
94705                         4/1/2037                            $5,529.26                                   $5,529.26                             6/1/2007                  $910,000.00                                 $909,115.53
48324                         5/1/2037                            $4,812.35                                   $4,812.35                             6/1/2007                  $748,315.60                                 $748,315.60
92009                         5/1/2037                            $5,341.49                                   $5,341.49                             6/1/2007                  $871,200.00                                 $871,200.00
63124                         5/1/2037                            $4,152.78                                   $4,152.78                             6/1/2007                  $668,800.00                                 $668,800.00
92128                         5/1/2037                            $3,110.36                                   $3,110.36                             6/1/2007                  $511,900.00                                 $511,900.00
91913                         5/1/2037                            $3,500.00                                   $3,500.00                             6/1/2007                  $672,000.00                                 $672,000.00
95032                         5/1/2032                            $7,704.61                                   $7,704.61                             6/1/2007                $1,158,704.00                               $1,158,704.00
21012                         5/1/2032                            $3,618.56                                   $3,618.56                             6/1/2007                  $548,540.00                                 $548,540.00
93311                         5/1/2037                            $5,103.93                                   $5,103.93                             6/1/2007                  $840,000.00                                 $840,000.00
90703                         5/1/2037                            $2,544.23                                   $2,544.23                             6/1/2007                  $485,000.00                                 $485,000.00
98075                         5/1/2037                            $3,057.93                                   $3,057.93                             6/1/2007                  $524,000.00                                 $524,000.00
07853                         5/1/2037                            $2,756.25                                   $2,756.25                             6/1/2007                  $540,000.00                                 $540,000.00
04110                         5/1/2037                            $2,802.88                                   $2,802.88                             6/1/2007                  $451,400.00                                 $451,400.00
19425                         5/1/2037                            $3,628.23                                   $3,628.23                             6/1/2007                  $600,000.00                                 $600,000.00
54984                         5/1/2037                            $3,781.71                                   $3,781.71                             6/1/2007                  $610,000.00                                 $610,000.00
07481                         5/1/2037                            $2,770.08                                   $2,770.08                             6/1/2007                  $448,000.00                                 $448,000.00
02129                         5/1/2037                            $3,394.59                                   $3,394.59                             6/1/2007                  $549,000.00                                 $548,000.00
80020                         5/1/2037                            $4,310.03                                   $4,310.03                             6/1/2007                  $700,000.00                                 $700,000.00
80433                         4/1/2037                            $3,845.00                                   $3,845.00                             6/1/2007                  $650,000.00                                 $649,337.29
94708                         5/1/2037                            $5,775.68                                   $5,775.68                             6/1/2007                  $968,000.00                                 $968,000.00
80906                         5/1/2027                            $3,546.20                                   $3,546.20                             6/1/2007                  $500,000.00                                 $500,000.00
02556                         5/1/2037                            $4,068.03                                   $4,068.03                             6/1/2007                  $660,000.00                                 $660,000.00
22180                         5/1/2037                            $3,271.75                                   $3,271.75                             6/1/2007                  $517,625.98                                 $517,625.98
91326                         5/1/2037                            $3,727.54                                   $3,727.54                             6/1/2007                  $600,000.00                                 $600,000.00
27517                         5/1/2037                            $3,534.22                                   $3,534.22                             6/1/2007                  $574,000.00                                 $574,000.00
28462                         5/1/2037                            $5,152.54                                   $5,152.54                             6/1/2007                  $848,000.00                                 $848,000.00
22152                         5/1/2037                            $3,054.42                                   $3,054.42                             6/1/2007                  $573,600.00                                 $573,600.00
20176                         5/1/2037                            $4,400.65                                   $4,400.65                             6/1/2007                  $750,000.00                                 $750,000.00
04071                         5/1/2037                            $2,855.77                                   $2,855.77                             6/1/2007                  $470,000.00                                 $470,000.00
07920                         5/1/2037                            $6,374.81                                   $6,374.81                             6/1/2007                $1,080,000.00                               $1,080,000.00
47630                         5/1/2037                            $4,260.77                                   $4,260.77                             6/1/2007                  $692,000.00                                 $692,000.00
80109                         5/1/2037                            $2,988.36                                   $2,988.36                             6/1/2007                  $490,618.95                                 $490,618.95
98109                         5/1/2037                            $5,519.11                                   $5,519.11                             6/1/2007                  $925,000.00                                 $925,000.00
22079                         5/1/2037                            $2,854.43                                   $2,854.43                             6/1/2007                  $478,400.00                                 $478,400.00
85254                         5/1/2037                            $2,617.90                                   $2,617.90                             6/1/2007                  $432,000.00                                 $432,000.00
21403                         5/1/2037                            $3,291.02                                   $3,291.02                             6/1/2007                  $638,000.00                                 $638,000.00
30306                         5/1/2037                            $2,420.83                                   $2,420.83                             6/1/2007                  $464,800.00                                 $464,800.00
80127                         5/1/2037                            $2,700.23                                   $2,700.23                             6/1/2007                  $444,400.00                                 $444,400.00
19930                         5/1/2037                            $2,917.22                                   $2,917.22                             6/1/2007                  $467,600.00                                 $467,600.00
48439                         5/1/2037                            $3,694.31                                   $3,694.31                             6/1/2007                  $600,000.00                                 $600,000.00
90713                         5/1/2037                            $2,856.93                                   $2,856.93                             6/1/2007                  $464,000.00                                 $464,000.00
92646                         5/1/2037                            $2,997.75                                   $2,997.75                             6/1/2007                  $500,000.00                                 $500,000.00
34228                         5/1/2037                            $3,597.31                                   $3,597.31                             6/1/2007                  $600,000.00                                 $600,000.00
85045                         5/1/2037                            $3,414.52                                   $3,414.52                             6/1/2007                  $556,320.00                                 $556,320.00
30309                         5/1/2037                            $4,226.42                                   $4,226.42                             6/1/2007                  $820,000.00                                 $820,000.00
85258                         5/1/2037                            $3,275.62                                   $3,275.62                             6/1/2007                  $532,000.00                                 $532,000.00
98034                         5/1/2037                            $3,270.83                                   $3,270.83                             6/1/2007                  $628,000.00                                 $628,000.00
11937                        11/1/2035                           $11,563.69                                  $11,563.69                             6/1/2007                $2,000,000.00                               $1,960,124.49
92651                         2/1/2037                            $6,518.98                                   $6,518.98                             6/1/2007                $1,024,435.00                               $1,021,676.56
85718                         4/1/2037                            $3,320.00                                   $3,320.00                             6/1/2007                  $640,000.00                                 $640,000.00
60423                         3/1/2037                            $3,619.28                                   $3,619.28                             6/1/2007                  $575,000.00                                 $573,948.74
89123                         1/1/2037                            $2,849.78                                   $2,849.78                             6/1/2007                  $443,000.00                                 $441,437.27
11561                        11/1/2036                            $2,773.11                                   $2,773.11                             6/1/2007                  $450,386.19                                 $447,788.49
10956                         4/1/2037                            $4,941.05                                   $4,941.05                             6/1/2007                  $792,000.00                                 $791,266.45
00830                         5/1/2037                            $4,044.00                                   $4,044.00                             6/1/2007                  $648,755.15                                 $648,755.15
92037                         4/1/2037                            $4,004.77                                   $4,004.77                             6/1/2007                  $641,923.00                                 $641,328.45
30809                         2/1/2037                            $4,713.09                                   $4,713.09                             6/1/2007                  $784,000.00                                 $781,658.00
02649                         5/1/2027                            $4,357.64                                   $4,357.64                             6/1/2007                  $600,000.00                                 $600,000.00
33483                         5/1/2037                            $7,195.50                                   $7,195.50                             6/1/2007                $1,300,000.00                               $1,300,000.00
07079                         5/1/2037                            $3,386.45                                   $3,386.45                             6/1/2007                  $550,000.00                                 $550,000.00
10801                         5/1/2037                            $3,514.34                                   $3,514.34                             6/1/2007                  $562,250.00                                 $562,250.00
08085                         5/1/2037                            $3,048.42                                   $3,048.42                             6/1/2007                  $470,000.00                                 $470,000.00
11733                         4/1/2037                            $3,371.88                                   $3,371.88                             6/1/2007                  $650,000.00                                 $650,000.00
95125                         5/1/2037                            $5,513.16                                   $5,513.16                             6/1/2007                  $899,200.00                                 $899,200.00
97007                         5/1/2037                            $3,460.39                                   $3,460.39                             6/1/2007                  $552,000.00                                 $552,000.00
10021                         4/1/2037                           $15,392.94                                  $15,392.94                             6/1/2007                $2,500,000.00                               $2,497,627.89
91011                         4/1/2037                           $16,407.78                                  $16,407.78                             6/1/2007                $2,630,000.00                               $2,627,564.10
21204                         5/1/2037                            $3,808.21                                   $3,808.21                             6/1/2007                  $600,000.00                                 $600,000.00
06525                         5/1/2037                            $2,843.47                                   $2,843.47                             6/1/2007                  $448,000.00                                 $448,000.00
33469                         5/1/2037                            $4,528.40                                   $4,528.40                             6/1/2007                  $743,300.00                                 $743,300.00
00830                         5/1/2037                           $12,279.25                                  $12,279.25                             6/1/2007                $2,000,000.00                               $2,000,000.00
06880                         5/1/2037                            $7,812.50                                   $7,812.50                             6/1/2007                $1,500,000.00                               $1,500,000.00
94517                         4/1/2037                            $3,445.74                                   $3,445.74                             6/1/2007                  $548,000.00                                 $547,445.50
73099                         4/1/2037                            $4,137.00                                   $4,137.00                             6/1/2007                  $665,000.00                                 $664,380.85
07675                         5/1/2037                            $5,849.32                                   $5,849.32                             6/1/2007                  $950,000.00                                 $950,000.00
33477                         5/1/2037                            $4,595.72                                   $4,595.72                             6/1/2007                  $746,400.00                                 $746,400.00
27513                         4/1/2037                            $3,038.06                                   $3,038.06                             6/1/2007                  $500,000.00                                 $499,514.02
10017                         5/1/2037                            $8,189.04                                   $8,189.04                             6/1/2007                $1,330,000.00                               $1,330,000.00
30080                         5/1/2037                            $2,805.53                                   $2,805.53                             6/1/2007                  $464,000.00                                 $464,000.00
07052                         5/1/2037                            $5,222.25                                   $5,222.25                             6/1/2007                  $990,000.00                                 $990,000.00
32309                         5/1/2037                            $3,934.00                                   $3,934.00                             6/1/2007                  $625,000.00                                 $625,000.00
90806                         5/1/2037                            $3,029.98                                   $3,029.98                             6/1/2007                  $500,000.00                                 $500,000.00
92253                         5/1/2037                            $2,338.88                                   $2,338.88                             6/1/2007                  $450,000.00                                 $450,000.00
98052                         5/1/2037                            $3,374.25                                   $3,374.25                             6/1/2007                  $558,000.00                                 $558,000.00
18940                         5/1/2037                            $3,124.00                                   $3,124.00                             6/1/2007                  $600,000.00                                 $600,000.00
11743                         5/1/2037                            $4,465.26                                   $4,465.26                             6/1/2007                  $740,000.00                                 $740,000.00
20878                         5/1/2037                            $4,706.25                                   $4,706.25                             6/1/2007                  $941,250.00                                 $941,250.00
32789                         5/1/2037                            $3,141.67                                   $3,141.67                             6/1/2007                  $504,000.00                                 $504,000.00
85255                         4/1/2037                            $3,063.97                                   $3,063.97                             6/1/2007                  $500,000.00                                 $499,521.45
28173                         5/1/2037                            $3,594.91                                   $3,594.91                             6/1/2007                  $599,600.00                                 $599,600.00
10960                         5/1/2037                            $6,059.95                                   $6,059.95                             6/1/2007                $1,000,000.00                               $1,000,000.00
20176                         4/1/2027                            $3,246.10                                   $3,246.10                             6/1/2007                  $452,000.00                                 $451,025.20
95476                         5/1/2037                            $3,938.97                                   $3,938.97                             6/1/2007                  $650,000.00                                 $650,000.00
80516                         5/1/2037                            $2,862.91                                   $2,862.91                             6/1/2007                  $472,833.70                                 $472,833.70
10014                         5/1/2037                            $6,294.40                                   $6,294.40                             6/1/2007                $1,000,000.00                               $1,000,000.00
44224                         5/1/2037                              $668.06                                     $668.06                             6/1/2007                  $108,500.00                                 $108,500.00
19067                         5/1/2037                            $3,092.50                                   $3,092.50                             6/1/2007                  $508,960.00                                 $508,960.00
02420                         5/1/2037                            $7,006.02                                   $7,006.02                             6/1/2007                $1,277,500.00                               $1,277,500.00
98005                         5/1/2037                            $5,995.51                                   $5,995.51                             6/1/2007                $1,000,000.00                               $1,000,000.00
90274                         5/1/2037                            $4,583.25                                   $4,583.25                             6/1/2007                  $900,000.00                                 $900,000.00
34228                         5/1/2037                           $12,138.21                                  $12,138.21                             6/1/2007                $1,925,000.00                               $1,925,000.00
99203                         5/1/2037                            $1,275.99                                   $1,275.99                             6/1/2007                  $210,000.00                                 $210,000.00
60035                         5/1/2037                            $3,826.78                                   $3,826.78                             6/1/2007                  $610,000.00                                 $608,246.17
48009                         5/1/2037                            $9,210.41                                   $9,210.41                             6/1/2007                $1,500,000.00                               $1,500,000.00
86326                         5/1/2037                            $3,389.31                                   $3,389.31                             6/1/2007                  $534,000.00                                 $534,000.00
94022                         5/1/2037                           $13,281.25                                  $13,281.25                             6/1/2007                $2,500,000.00                               $2,500,000.00
94010                         5/1/2037                            $6,131.18                                   $6,131.18                             6/1/2007                $1,000,000.00                               $1,000,000.00
32175                        12/1/2035                            $1,582.58                                   $1,582.58                             6/1/2007                  $244,000.00                                 $239,203.74
20735                         4/1/2037                            $3,109.44                                   $3,109.44                             6/1/2007                  $494,000.00                                 $493,549.93
92011                         5/1/2037                            $3,201.33                                   $3,201.33                             6/1/2007                  $627,200.00                                 $627,200.00

===========================================================================================================================================================================================================================================
    ZIP            PURPOSE                    DOC                                            MI FLAG                MI COMPANY              MI CERT          MI COVERAGE        APPRAISED VALUE          PURCHASE PRICE      SERVICING FEE
===========================================================================================================================================================================================================================================
55077               CASHO                    Full                                              N                       XX                                                           $570,000                      $0            0.250
29455               PURCH                    Full                                              N                       XX                                                           $708,000                $622,400            0.250
19975               PURCH                    Full                                              Y                       UGI                 10410309              25%                $599,535                $599,535            0.250
55359               PURCH                    Full                                              N                       XX                                                           $900,000                $885,000            0.250
55441               PURCH                    Full                                              N                       XX                                                           $809,000                $799,156            0.250
92562               CASHO                    Full                                              N                       XX                                                           $650,000                      $0            0.250
12159               PURCH                    Full                                              N                       XX                                                           $760,000                $861,541            0.250
45056               CASHO                    Full                                              N                       XX                                                           $915,000                      $0            0.250
55613               PURCH                    Full                                              N                       XX                                                           $705,000                $625,000            0.250
55125               PURCH                    Full                                              N                       XX                                                           $640,000                $625,000            0.250
55044               PURCH                    Full                                              N                       XX                                                           $670,000                $664,000            0.250
92821               CASHO                    Full                                              N                       XX                                                         $1,000,000                      $0            0.250
92352               PURCH                    Full                                              N                       XX                                                           $715,000                $700,000            0.250
60203               PURCH                    Full                                              N                       XX                                                           $837,500                $837,500            0.250
92352               CASHO                    Full                                              N                       XX                                                           $800,000                      $0            0.250
55347               CASHO                    Full                                              N                       XX                                                         $1,053,000                      $0            0.250
60657               PURCH                    Full                                              N                       XX                                                           $650,000                $642,000            0.250
55044               PURCH                    Full                                              N                       XX                                                           $899,500                $898,000            0.250
93001               CASHO                    Full                                              N                       XX                                                           $930,000                      $0            0.250
19963               REFI                     Full                                              N                       XX                                                           $757,000                      $0            0.250
19103               PURCH                    Full                                              N                       XX                                                           $600,000                $585,000            0.250
98403               PURCH                    Full                                              N                       XX                                                           $720,000                $715,000            0.250
89410               PURCH                    Full                                              N                       XX                                                           $750,000                $750,000            0.250
11234               PURCH                    Full                                              Y                       GEMICO              3877036163            30%                $500,000                $490,000            0.250
11724               PURCH                    Full                                              N                       XX                                                         $1,825,000              $1,300,000            0.250
88011               REFI                     Full                                              N                       XX                                                           $775,000                      $0            0.250
07738               PURCH                    Full                                              N                       XX                                                           $930,000                $930,000            0.250
32258               PURCH                    Full                                              N                       XX                                                           $810,000                $810,103            0.250
33647               PURCH                    Full                                              N                       XX                                                           $775,000                $775,000            0.250
11777               CASHO                    Limited Doc - Stated Income Full Asset            N                       XX                                                           $750,000                      $0            0.250
95316               PURCH                    Full                                              N                       XX                                                           $900,000                $900,000            0.250
07052               PURCH                    Full                                              N                       XX                                                           $679,000                $679,000            0.250
03087               PURCH                    Stated Income / Stated Assets                     N                       XX                                                         $1,044,000              $1,040,000            0.250
92024               PURCH                    Stated Income / Stated Assets                     N                       XX                                                         $1,700,000              $1,675,000            0.250
07762               PURCH                    Full                                              N                       XX                                                         $1,000,000                $950,000            0.250
98040               PURCH                    Full                                              N                       XX                                                           $945,000                $945,000            0.250
60611               REFI                     Full                                              N                       XX                                                           $879,000                      $0            0.250
33706               PURCH                    Full                                              N                       XX                                                           $555,000                $555,000            0.250
02835               CASHO                    Full                                              N                       XX                                                           $815,000                      $0            0.250
10538               CASHO                    Full                                              N                       XX                                                         $1,750,000                      $0            0.250
23454               PURCH                    Full                                              N                       XX                                                           $675,000                $675,000            0.250
07090               PURCH                    Full                                              N                       XX                                                         $1,384,000              $1,345,000            0.250
02842               CASHO                    Full                                              N                       XX                                                           $575,000                      $0            0.250
08807               CASHO                    Full                                              N                       XX                                                           $830,000                      $0            0.250
23322               PURCH                    Full                                              Y                       MGIC                24525756              12%                $605,000                $575,000            0.250
84098               REFI                     Full                                              N                       XX                                                           $975,000                      $0            0.250
21108               CASHO                    Full                                              N                       XX                                                           $755,000                      $0            0.250
08540               PURCH                    Full                                              N                       XX                                                         $1,150,000              $1,125,000            0.250
10530               CASHO                    Full                                              N                       XX                                                           $785,000                      $0            0.250
07901               PURCH                    Full                                              N                       XX                                                           $740,000                $740,000            0.250
90292               PURCH                    Full                                              N                       XX                                                           $900,000                $900,000            0.250
85743               PURCH                    Full                                              N                       XX                                                           $625,000                $600,000            0.250
11040               PURCH                    Full                                              N                       XX                                                           $625,000                $620,000            0.250
10536               CASHO                    Full                                              N                       XX                                                           $670,000                      $0            0.250
94539               REFI                     Full                                              N                       XX                                                           $875,000                      $0            0.250
03816               PURCH                    Limited Doc - Stated Income Full Asset            N                       XX                                                           $770,000                $762,500            0.250
06897               PURCH                    Reduced - Alt Income Verified Assets              N                       XX                                                         $1,132,000              $1,130,000            0.250
08003               REFI                     Full                                              Y                       UGI                 11205521              12%                $520,000                      $0            0.250
07830               REFI                     Full                                              N                       XX                                                         $1,140,000                      $0            0.250
07853               PURCH                    Full                                              N                       XX                                                           $795,000                $780,000            0.250
10543               PURCH                    Full                                              N                       XX                                                           $620,000                $620,000            0.250
94941               REFI                     Full                                              N                       XX                                                         $2,150,000                      $0            0.250
02025               PURCH                    Full                                              N                       XX                                                           $810,000                $800,000            0.250
07642               CASHO                    Full                                              N                       XX                                                           $760,000                      $0            0.250
92591               CASHO                    Full                                              N                       XX                                                           $550,000                      $0            0.250
33467               CASHO                    Full                                              N                       XX                                                           $710,000                      $0            0.250
85704               CASHO                    Full                                              N                       XX                                                           $710,000                      $0            0.250
95945               PURCH                    Full                                              N                       XX                                                           $720,000                $720,000            0.250
91104               PURCH                    Full                                              N                       XX                                                           $850,000                $819,000            0.250
22079               CASHO                    Full                                              N                       XX                                                           $683,000                      $0            0.250
90740               PURCH                    Full                                              N                       XX                                                           $790,000                $788,000            0.250
20141               PURCH                    Full                                              N                       XX                                                           $700,000                $625,000            0.250
32561               PURCH                    Full                                              Y                       UGI                 11220925              30%                $515,000                $535,000            0.250
60657               PURCH                    Full                                              N                       XX                                                         $1,810,000              $1,663,251            0.250
21060               PURCH                    Full                                              N                       XX                                                           $675,000                $675,000            0.250
07079               PURCH                    Full                                              N                       XX                                                           $600,000                $600,000            0.250
07092               PURCH                    Full                                              N                       XX                                                           $600,000                $585,000            0.250
92592               REFI                     Full                                              N                       XX                                                           $885,000                      $0            0.250
21842               PURCH                    Full                                              N                       XX                                                           $598,000                $595,000            0.250
06460               CASHO                    Full                                              N                       XX                                                           $525,000                      $0            0.250
92131               CASHO                    Full                                              N                       XX                                                           $950,000                      $0            0.250
05458               PURCH                    Full                                              N                       XX                                                           $710,000                $705,000            0.250
91001               REFI                     Full                                              N                       XX                                                         $1,000,000                      $0            0.250
91403               PURCH                    Full                                              N                       XX                                                           $650,000                $640,000            0.250
90602               CASHO                    Full                                              N                       XX                                                           $580,000                      $0            0.250
07016               CASHO                    Full                                              N                       XX                                                           $715,000                      $0            0.250
33150               CASHO                    Full                                              N                       XX                                                           $550,000                      $0            0.250
23314               PURCH                    Full                                              N                       XX                                                           $678,000                $677,500            0.250
20850               PURCH                    Full                                              Y                       MGIC                24685420              12%                $610,000                $600,000            0.250
07716               REFI                     Full                                              N                       XX                                                           $905,000                      $0            0.250
07922               PURCH                    Reduced - Alt Income Verified Assets              N                       XX                                                           $700,000                $692,350            0.250
30183               PURCH                    Limited Doc - Stated Income Full Asset            N                       XX                                                           $569,900                $569,900            0.250
32820               CASHO                    Full                                              N                       XX                                                           $530,000                      $0            0.250
76248               PURCH                    Limited Doc - Stated Income Full Asset            N                       XX                                                           $803,000                $800,000            0.250
01760               CASHO                    Full                                              Y                       UGI                 11200605              12%                $585,000                      $0            0.250
08527               CASHO                    Full                                              Y                       GEMICO              3877246052            25%                $590,000                      $0            0.250
21084               CASHO                    Full                                              N                       XX                                                           $658,000                      $0            0.250
33486               PURCH                    Full                                              N                       XX                                                           $745,000                $745,000            0.250
94506               PURCH                    Full                                              N                       XX                                                           $930,030                $930,030            0.250
06478               CASHO                    Full                                              Y                       UGI                 11205578              12%                $546,000                      $0            0.250
90049               REFI                     Full                                              N                       XX                                                         $2,450,000                      $0            0.250
33606               CASHO                    Full                                              N                       XX                                                         $1,000,000                      $0            0.250
91602               PURCH                    Full                                              N                       XX                                                           $731,625                $731,625            0.250
19087               REFI                     Full                                              N                       XX                                                           $700,000                      $0            0.250
76266               REFI                     Full                                              N                       XX                                                           $975,000                      $0            0.250
92694               CASHO                    Limited Doc - Stated Income Full Asset            N                       XX                                                           $915,000                      $0            0.250
80439               PURCH                    Full                                              N                       XX                                                           $580,000                $580,000            0.250
06831               PURCH                    Full                                              N                       XX                                                         $1,100,000              $1,090,000            0.250
08844               CASHO                    Full                                              N                       XX                                                         $1,072,000                      $0            0.250
08822               PURCH                    Full                                              N                       XX                                                           $675,000                $669,000            0.250
21093               PURCH                    Full                                              Y                       UGI                 11205636              12%                $650,000                $650,000            0.250
94134               CASHO                    Full                                              N                       XX                                                           $750,000                      $0            0.250
60060               REFI                     Stated Income / Stated Assets                     N                       XX                                                           $825,000                      $0            0.250
07739               PURCH                    Full                                              N                       XX                                                           $685,000                $685,000            0.250
95008               CASHO                    Full                                              N                       XX                                                         $1,190,000                      $0            0.250
01776               REFI                     Limited Doc - Stated Income Full Asset            N                       XX                                                         $1,007,000                      $0            0.250
92614               PURCH                    Limited Doc - Stated Income Full Asset            N                       XX                                                         $1,250,000              $1,165,000            0.250
21797               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $806,000                $805,000            0.250
92024               PURCH                    Full                                              N                       XX                                                           $908,000                $905,000            0.250
92064               PURCH                    Full                                              N                       XX                                                         $1,310,000              $1,310,000            0.250
30253               PURCH                    Full                                              N                       XX                                                           $745,000                $720,000            0.250
05401               CASHO                    Full                                              N                       XX                                                           $866,000                      $0            0.250
20715               CASHO                    Full                                              N                       XX                                                           $666,000                      $0            0.250
02138               PURCH                    Full                                              N                       XX                                                         $2,425,000              $2,600,000            0.250
94555               PURCH                    Full                                              N                       XX                                                           $537,000                $535,000            0.250
35406               CASHO                    Full                                              N                       XX                                                           $665,000                      $0            0.250
91504               CASHO                    Full                                              N                       XX                                                           $850,000                      $0            0.250
92399               CASHO                    Full                                              N                       XX                                                           $550,000                      $0            0.250
91901               PURCH                    Full                                              N                       XX                                                           $920,000                $907,300            0.250
20016               PURCH                    Full                                              N                       XX                                                           $880,000                $875,000            0.250
97702               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $722,000                $722,000            0.250
92130               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $830,000                $830,000            0.250
95816               PURCH                    Full                                              N                       XX                                                           $700,000                $700,000            0.250
94705               PURCH                    Full                                              N                       XX                                                         $1,630,000              $1,630,000            0.250
48324               CASHO                    Full                                              N                       XX                                                           $950,000                      $0            0.250
92009               PURCH                    Full                                              N                       XX                                                         $1,175,000              $1,089,000            0.250
63124               CASHO                    Limited Doc - Stated Income Full Asset            N                       XX                                                           $890,000                      $0            0.250
92128               PURCH                    Full                                              N                       XX                                                           $640,000                $639,900            0.250
91913               CASHO                    Full                                              N                       XX                                                           $900,000                      $0            0.250
95032               CASHO                    Full                                              N                       XX                                                         $2,550,000                      $0            0.250
21012               CASHO                    Full                                              N                       XX                                                           $695,000                      $0            0.250
93311               PURCH                    Full                                              N                       XX                                                         $1,050,000              $1,050,000            0.250
90703               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $660,000                $660,000            0.250
98075               PURCH                    Full                                              N                       XX                                                           $655,000                $655,000            0.250
07853               PURCH                    Full                                              N                       XX                                                           $740,000                $730,000            0.250
04110               CASHO                    Full                                              N                       XX                                                           $572,000                      $0            0.250
19425               PURCH                    Full                                              N                       XX                                                         $1,100,000              $1,000,000            0.250
54984               PURCH                    Full                                              N                       XX                                                           $833,000                $830,000            0.250
07481               REFI                     Full                                              N                       XX                                                           $725,000                      $0            0.250
02129               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $820,000                $820,000            0.250
80020               PURCH                    Full                                              N                       XX                                                           $945,000                $935,000            0.250
80433               PURCH                    Full                                              N                       XX                                                         $1,189,000              $1,175,000            0.250
94708               PURCH                    Full                                              N                       XX                                                         $1,210,000              $1,210,000            0.250
80906               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $730,000                $730,000            0.250
02556               PURCH                    Full                                              N                       XX                                                           $825,000                $825,000            0.250
22180               CASHO                    Full                                              N                       XX                                                           $665,000                      $0            0.250
91326               CASHO                    Full                                              N                       XX                                                           $750,000                      $0            0.250
27517               CASHO                    Full                                              N                       XX                                                           $740,000                      $0            0.250
28462               PURCH                    Full                                              N                       XX                                                         $1,060,000              $1,060,000            0.250
22152               PURCH                    Full                                              N                       XX                                                           $720,000                $717,000            0.250
20176               PURCH                    Full                                              N                       XX                                                           $990,000                $975,000            0.250
04071               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $605,000                $605,000            0.250
07920               PURCH                    Full                                              N                       XX                                                         $1,350,000              $1,350,000            0.250
47630               PURCH                    Full                                              N                       XX                                                           $865,000                $865,000            0.250
80109               PURCH                    Full                                              Y                       UGI                 11228626              30%                $527,000                $516,441            0.250
98109               PURCH                    Full                                              N                       XX                                                         $2,000,000              $1,925,000            0.250
22079               PURCH                    Full                                              N                       XX                                                           $600,000                $598,000            0.250
85254               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $546,000                $540,000            0.250
21403               PURCH                    Full                                              N                       XX                                                           $910,000                $910,000            0.250
30306               PURCH                    Full                                              N                       XX                                                           $581,000                $610,000            0.250
80127               PURCH                    Full                                              N                       XX                                                           $556,000                $555,500            0.250
19930               PURCH                    Full                                              N                       XX                                                           $584,500                $584,500            0.250
48439               CASHO                    Full                                              N                       XX                                                           $760,000                      $0            0.250
90713               CASHO                    Full                                              N                       XX                                                           $590,000                      $0            0.250
92646               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $900,000                $900,000            0.250
34228               PURCH                    Full                                              N                       XX                                                           $760,000                $755,000            0.250
85045               PURCH                    Stated Income / Stated Assets                     N                       XX                                                           $696,000                $695,400            0.250
30309               PURCH                    Full                                              N                       XX                                                         $1,220,000              $1,025,000            0.250
85258               CASHO                    Full                                              N                       XX                                                           $665,000                      $0            0.250
98034               PURCH                    Full                                              N                       XX                                                           $785,000                $785,000            0.250
11937               PURCH                    Full                                              N                       XX                                                         $7,000,000              $2,000,000            0.250
92651               PURCH                    Full                                              N                       XX                                                         $2,650,000              $1,695,914            0.250
85718               REFI                     Full                                              N                       XX                                                         $1,000,000                      $0            0.250
60423               PURCH                    Full                                              N                                                                                    $581,000                $575,000            0.250
89123               PURCH                    Full                                              N                                                                                    $480,000                $476,886            0.250
11561               CASHO                    Full                                              N                       XX                                                           $575,000                      $0            0.250
10956               PURCH                    Full                                              N                       XX                                                         $1,000,000                $999,000            0.250
00830               CASHO                    Loan Star 5/No Income Verified Assets             N                       XX                                                         $1,700,000                      $0            0.250
92037               REFI                     Full                                              N                       XX                                                         $1,150,000                      $0            0.250
30809               PURCH                    Full                                              N                       XX                                                         $1,010,000                $980,000            0.250
02649               CASHO                    Full                                              N                       XX                                                           $950,000                      $0            0.250
33483               CASHO                    Full                                              N                       XX                                                         $2,500,000                      $0            0.250
07079               CASHO                    Loan Star 4/Stated Income Verified Assets         N                       XX                                                           $970,000                      $0            0.250
10801               PURCH                    Full                                              Y                       UGI                 11214418              12%                $665,000                $665,000            0.250
08085               PURCH                    Full                                              Y                       UGI                 11150503              12%                $570,000                $566,620            0.250
11733               PURCH                    Loan Star 3/Alt Income Verified Assets            N                       XX                                                           $840,000                $827,500            0.250
95125               CASHO                    Full                                              N                       XX                                                         $1,375,000                      $0            0.250
97007               PURCH                    Full                                              N                       XX                                                           $690,000                $690,000            0.250
10021               REFI                     Full                                              N                       XX                                                         $4,500,000                      $0            0.250
91011               REFI                     Full                                              N                                                                                  $3,500,000                      $0            0.250
21204               PURCH                    Full                                              N                       XX                                                           $865,000                $825,000            0.250
06525               PURCH                    Full                                              N                       XX                                                           $560,000                $560,000            0.250
33469               REFI                     Full                                              N                       XX                                                         $1,015,000                      $0            0.250
00830               CASHO                    Full                                              N                       XX                                                         $4,300,000                      $0            0.250
06880               CASHO                    Full                                              N                       XX                                                         $2,200,000                      $0            0.250
94517               REFI                     Full                                              N                       XX                                                           $780,000                      $0            0.250
73099               REFI                     Loan Star 5/No Income Verified Assets             N                       XX                                                         $1,100,000                      $0            0.250
07675               PURCH                    Full                                              N                       XX                                                         $1,385,000              $1,385,000            0.250
33477               PURCH                    Full                                              N                       XX                                                           $933,000                $975,000            0.250
27513               REFI                     Full                                              N                       XX                                                           $625,000                      $0            0.250
10017               PURCH                    Loan Star 4/Stated Income Verified Assets         N                                                                                  $1,360,000              $1,330,000            0.250
30080               REFI                     Full                                              N                       XX                                                           $580,000                      $0            0.250
07052               PURCH                    Full                                              N                       XX                                                         $1,865,000              $1,856,000            0.250
32309               CASHO                    Full                                              N                       XX                                                           $915,000                      $0            0.250
90806               CASHO                    Loan Star 3/Alt Income Verified Assets            N                       XX                                                           $625,000                      $0            0.250
92253               CASHO                    Full                                              N                       XX                                                         $1,140,000                      $0            0.250
98052               REFI                     Loan Star 3/Alt Income Verified Assets            Y                       UGI                 11207286              25%                $620,000                      $0            0.250
18940               REFI                     Full                                              N                       XX                                                         $1,200,000                      $0            0.250
11743               REFI                     Loan Star 3/Alt Income Verified Assets            N                       XX                                                         $1,100,000                      $0            0.250
20878               REFI                     Full                                              N                       XX                                                         $1,255,000                      $0            0.250
32789               PURCH                    Full                                              N                       XX                                                           $640,000                $630,000            0.250
85255               PURCH                    Full                                              N                       XX                                                           $640,000                $635,000            0.250
28173               PURCH                    Full                                              N                       XX                                                           $756,500                $749,500            0.250
10960               CASHO                    Full                                              N                       XX                                                         $1,400,000                      $0            0.250
20176               CASHO                    Loan Star 3/Alt Income Verified Assets            N                       XX                                                           $565,000                      $0            0.250
95476               CASHO                    Loan Star 5/No Income Verified Assets             N                       XX                                                         $2,175,000                      $0            0.250
80516               CASHO                    Loan Star 3/Alt Income Verified Assets            N                       XX                                                           $637,000                      $0            0.250
10014               CASHO                    Loan Star 5/No Income Verified Assets             N                       XX                                                         $2,950,000                      $0            0.250
44224               PURCH                    Full                                              N                                                                                    $110,000                $110,000            0.250
19067               REFI                     Loan Star 4/Stated Income Verified Assets         N                       XX                                                           $895,000                      $0            0.250
02420               PURCH                    Full                                              N                       XX                                                         $1,825,000              $1,825,000            0.250
98005               PURCH                    Loan Star 3/Alt Income Verified Assets            N                                                                                  $1,200,000              $1,195,000            0.250
90274               CASHO                    Full                                              N                       XX                                                         $2,050,000                      $0            0.250
34228               CASHO                    Full                                              N                       XX                                                         $3,500,000                      $0            0.250
99203               CASHO                    Full                                              N                                                                                    $210,000                      $0            0.250
60035               REFI                     Full                                              N                       XX                                                           $885,000                      $0            0.250
48009               PURCH                    Loan Star 5/No Income Verified Assets             N                       XX                                                         $2,400,000              $2,400,000            0.250
86326               PURCH                    Full                                              N                       XX                                                           $670,000                $680,000            0.250
94022               PURCH                    Full                                              N                       XX                                                         $5,000,000              $5,000,000            0.250
94010               REFI                     Loan Star 5/No Income Verified Assets             N                       XX                                                         $3,015,000                      $0            0.250
32175               PURCH                    Full                                              N                       XX                                                           $379,000                $305,000            0.250
20735               REFI                     Loan Star 3/Alt Income Verified Assets            N                       XX                                                           $686,000                      $0            0.250
92011               PURCH                    Full                                              N                       XX                                                           $784,000                $784,000            0.250

================================================================================================
    ZIP    LENDER / SELLER FUNDED BUYDOWN      LENDER FUNDED MI         ORIGINAL PLEDGE AMOUNT
================================================================================================
55077               N                              0.000000                       0.
29455               N                              0.000000                       0.
19975               N                              0.000000                       0.
55359               N                              0.000000                       0.
55441               N                              0.000000                       0.
92562               N                              0.000000                       0.
12159               N                              0.000000                       0.
45056               N                              0.000000                       0.
55613               N                              0.000000                       0.
55125               N                              0.000000                       0.
55044               N                              0.000000                       0.
92821               N                              0.000000                       0.
92352               N                              0.000000                       0.
60203               N                              0.000000                       0.
92352               N                              0.000000                       0.
55347               N                              0.000000                       0.
60657               N                              0.000000                       0.
55044               N                              0.000000                       0.
93001               N                              0.000000                       0.
19963               N                              0.000000                       0.
19103               N                              0.000000                       0.
98403               N                              0.000000                       0.
89410               N                              0.000000                       0.
11234               N                              0.000000                       0.
11724               N                              0.000000                       0.
88011               N                              0.000000                       0.
07738               N                              0.000000                       0.
32258               N                              0.000000                       0.
33647               N                              0.000000                       0.
11777               N                              0.000000                       0.
95316               N                              0.000000                       0.
07052               N                              0.000000                       0.
03087               N                              0.000000                       0.
92024               N                              0.000000                       0.
07762               N                              0.000000                       0.
98040               N                              0.000000                       0.
60611               N                              0.000000                       0.
33706               N                              0.000000                       0.
02835               N                              0.000000                       0.
10538               N                              0.000000                       0.
23454               N                              0.000000                       0.
07090               N                              0.000000                       0.
02842               N                              0.000000                       0.
08807               N                              0.000000                       0.
23322               N                              0.000000                       0.
84098               N                              0.000000                       0.
21108               N                              0.000000                       0.
08540               N                              0.000000                       0.
10530               N                              0.000000                       0.
07901               N                              0.000000                       0.
90292               N                              0.000000                       0.
85743               N                              0.000000                       0.
11040               N                              0.000000                       0.
10536               N                              0.000000                       0.
94539               N                              0.000000                       0.
03816               N                              0.000000                       0.
06897               N                              0.000000                       0.
08003               N                              0.000000                       0.
07830               N                              0.000000                       0.
07853               N                              0.000000                       0.
10543               N                              0.000000                       0.
94941               N                              0.000000                       0.
02025               N                              0.000000                       0.
07642               N                              0.000000                       0.
92591               N                              0.000000                       0.
33467               N                              0.000000                       0.
85704               N                              0.000000                       0.
95945               N                              0.000000                       0.
91104               N                              0.000000                       0.
22079               N                              0.000000                       0.
90740               N                              0.000000                       0.
20141               N                              0.000000                       0.
32561               N                              0.000000                       0.
60657               N                              0.000000                       0.
21060               N                              0.000000                       0.
07079               N                              0.000000                       0.
07092               N                              0.000000                       0.
92592               N                              0.000000                       0.
21842               N                              0.000000                       0.
06460               N                              0.000000                       0.
92131               N                              0.000000                       0.
05458               N                              0.000000                       0.
91001               N                              0.000000                       0.
91403               N                              0.000000                       0.
90602               N                              0.000000                       0.
07016               N                              0.000000                       0.
33150               N                              0.000000                       0.
23314               N                              0.000000                       0.
20850               N                              0.000000                       0.
07716               N                              0.000000                       0.
07922               N                              0.000000                       0.
30183               N                              0.000000                       0.
32820               N                              0.000000                       0.
76248               N                              0.000000                       0.
01760               N                              0.000000                       0.
08527               N                              0.000000                       0.
21084               N                              0.000000                       0.
33486               N                              0.000000                       0.
94506               N                              0.000000                       0.
06478               N                              0.000000                       0.
90049               N                              0.000000                       0.
33606               N                              0.000000                       0.
91602               N                              0.000000                       0.
19087               N                              0.000000                       0.
76266               N                              0.000000                       0.
92694               N                              0.000000                       0.
80439               N                              0.000000                       0.
06831               N                              0.000000                       0.
08844               N                              0.000000                       0.
08822               N                              0.000000                       0.
21093               N                              0.000000                       0.
94134               N                              0.000000                       0.
60060               N                              0.000000                       0.
07739               N                              0.000000                       0.
95008               N                              0.000000                       0.
01776               N                              0.000000                       0.
92614               N                              0.000000                       0.
21797               N                              0.000000                       0.
92024               N                              0.000000                       0.
92064               N                              0.000000                       0.
30253               N                              0.000000                       0.
05401               N                              0.000000                       0.
20715               N                              0.000000                       0.
02138               N                              0.000000                       0.
94555               N                              0.000000                       0.
35406               N                              0.000000                       0.
91504               N                              0.000000                       0.
92399               N                              0.000000                       0.
91901               N                              0.000000                       0.
20016               N                              0.000000                       0.
97702               N                              0.000000                       0.
92130               N                              0.000000                       0.
95816               N                              0.000000                       0.
94705               N                              0.000000                       0.
48324               N                              0.000000                       0.
92009               N                              0.000000                       0.
63124               N                              0.000000                       0.
92128               N                              0.000000                       0.
91913               N                              0.000000                       0.
95032               N                              0.000000                       0.
21012               N                              0.000000                       0.
93311               N                              0.000000                       0.
90703               N                              0.000000                       0.
98075               N                              0.000000                       0.
07853               N                              0.000000                       0.
04110               N                              0.000000                       0.
19425               N                              0.000000                       0.
54984               N                              0.000000                       0.
07481               N                              0.000000                       0.
02129               N                              0.000000                       0.
80020               N                              0.000000                       0.
80433               N                              0.000000                       0.
94708               N                              0.000000                       0.
80906               N                              0.000000                       0.
02556               N                              0.000000                       0.
22180               N                              0.000000                       0.
91326               N                              0.000000                       0.
27517               N                              0.000000                       0.
28462               N                              0.000000                       0.
22152               N                              0.000000                       0.
20176               N                              0.000000                       0.
04071               N                              0.000000                       0.
07920               Y                              0.000000                       0.
47630               N                              0.000000                       0.
80109               N                              0.000000                       0.
98109               N                              0.000000                       0.
22079               N                              0.000000                       0.
85254               N                              0.000000                       0.
21403               N                              0.000000                       0.
30306               N                              0.000000                       0.
80127               N                              0.000000                       0.
19930               N                              0.000000                       0.
48439               N                              0.000000                       0.
90713               N                              0.000000                       0.
92646               N                              0.000000                       0.
34228               N                              0.000000                       0.
85045               N                              0.000000                       0.
30309               N                              0.000000                       0.
85258               N                              0.000000                       0.
98034               N                              0.000000                       0.
11937               N                              0.000000                       0.
92651               N                              0.000000                       0.
85718               N                              0.000000                       0.
60423               N                              0.000000                 172,500.
89123               N                              0.000000                109,179.8
11561               N                              0.000000                       0.
10956               N                              0.000000                       0.
00830               N                              0.000000                       0.
92037               N                              0.000000                       0.
30809               N                              0.000000                       0.
02649               N                              0.000000                       0.
33483               N                              0.000000                       0.
07079               N                              0.000000                       0.
10801               N                              0.000000                       0.
08085               N                              0.000000                       0.
11733               N                              0.000000                       0.
95125               N                              0.000000                       0.
97007               N                              0.000000                       0.
10021               N                              0.000000                       0.
91011               N                              0.000000                 530,000.
21204               N                              0.000000                       0.
06525               N                              0.000000                       0.
33469               N                              0.000000                       0.
00830               N                              0.000000                       0.
06880               N                              0.000000                       0.
94517               N                              0.000000                       0.
73099               N                              0.000000                       0.
07675               N                              0.000000                       0.
33477               N                              0.000000                       0.
27513               N                              0.000000                       0.
10017               N                              0.000000                 399,000.
30080               N                              0.000000                       0.
07052               N                              0.000000                       0.
32309               N                              0.000000                       0.
90806               N                              0.000000                       0.
92253               N                              0.000000                       0.
98052               N                              0.000000                       0.
18940               N                              0.000000                       0.
11743               N                              0.000000                       0.
20878               N                              0.000000                       0.
32789               N                              0.000000                       0.
85255               N                              0.000000                       0.
28173               N                              0.000000                       0.
10960               N                              0.000000                       0.
20176               N                              0.000000                       0.
95476               N                              0.000000                       0.
80516               N                              0.000000                       0.
10014               N                              0.000000                       0.
44224               N                              0.000000                  31,500.
19067               N                              0.000000                       0.
02420               N                              0.000000                       0.
98005               N                              0.000000                 163,500.
90274               N                              0.000000                       0.
34228               N                              0.000000                       0.
99203               N                              0.000000                  63,000.
60035               N                              0.000000                       0.
48009               N                              0.000000                       0.
86326               N                              0.000000                       0.
94022               N                              0.000000                       0.
94010               N                              0.000000                       0.
32175               N                              0.000000                       0.
20735               N                              0.000000                       0.
92011               N                              0.000000                       0.

EXHIBIT E

REQUEST FOR RELEASE OF DOCUMENTS

To:           Citibank, N.A.
Attn:        Inventory Control

Re:  Pooling and Servicing Agreement dated as of May 1, 2007, among PHH Mortgage Capital LLC, as Depositor, PHH Mortgage Corporation, as Master Servicer, and Citibank, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you as Trustee for the Owner pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Trustee’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one):

_____	1.	Mortgage Paid in Full

_____	2.	Foreclosure

_____	3.	Substitution

_____	4.	Other Liquidation (Repurchases, etc.)

_____	5.
		Nonliquidation Reason: ________________________

Address to which Trustee should Deliver the Trustee’s Mortgage File:		____________________________
____________________________
____________________________

	By:	____________________________
(authorized signer)

	Issuer:	____________________________
	Address:	____________________________
____________________________
	Date:	____________________________

EXHIBIT F-1

FORM OF RULE 144A REPRESENTATION LETTER

______ __, 2007

Citibank, N.A.
111 Wall Street, 14th Floor / Zone 3
New York, New York 10005

 [Certificate Registrar]
________________________
________________________

Re:	PHH Mortgage Capital LLC PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class ___, Representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the purchase from ______________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), _______________ (the “Transferee”) hereby certifies as follows:

1.           The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2.           The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of May 1, 2007, among PHH Mortgage Capital LLC, as Depositor, PHH Mortgage Corporation, as Master Servicer, and Citibank, N.A. as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:
Name:
Title:

 ANNEX 1 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Citibank, N.A., as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.  As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2.  In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___
Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___
Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___	Broker-Dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___
Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___
State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.
___	Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.
3.  The term “Securities” as used herein Does Not Include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.  For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

5.  The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___	___	Will the Transferee be purchasing the Certificates
Yes	No	only for the Transferee’s own account?
6.  If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.  The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

Print Name of Transferee

By:
Name:
Title:

ANNEX 2 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and Citibank, N.A., as Trustee and Certificate Registrar, with respect to the mortgage pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.  As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2.  In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

____
The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.  The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.  The term “Securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.  The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements  made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6.  The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

Print Name of Transferee or Advisor

By:
Name:
Title:

IF AN ADVISER:

Print Name of Transferee

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1.  I am an executive officer of the Purchaser.

2.  The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3.  As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

By: (Signature)

Name of Signatory

Title

Date of this certificate

Date of information provided in paragraph 3

EXHIBIT F-2

FORM OF TRANSFEROR CERTIFICATE

______ __, 2007

Citibank, N.A.
111 Wall Street, 14th Floor / Zone 3
New York, New York 10005

[Certificate Registrar]
________________________
________________________

Re:	PHH Mortgage Capital LLC, PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class ___, Representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of May 1, 2007, among PHH Mortgage Capital LLC, as Depositor, PHH Mortgage Corporation, as Master Servicer, and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferor]

By:
Name:
Title:

EXHIBIT F-3

FORM OF TRANSFEREE REPRESENTATION LETTER

______ __, 2007

Citibank, N.A.
111 Wall Street, 14th Floor / Zone 3
New York, New York 10005

[Certificate Registrar]
________________________
________________________

Re:	PHH Mortgage Capital LLC, PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class ___, Representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferee hereby certifies as follows:

1.  The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933 (the “1933 Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2.  The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the 1933 Act or any applicable state securities laws.

3.  The Transferee is (a) a substantial, sophisticated [[For A-4, Class B-1, Class B-2, Class B-4 and Class B-5 Certificates Only:] institutional] investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the 1933 Act.

4.  The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

5.  The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, (e) take any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the 1933 Act, or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of May 1, 2007, among PHH Mortgage Capital LLC, as Depositor, PHH Mortgage Corporation, as Master Servicer, and Citibank, N.A., as Trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,

[Transferee]

By:
Name:
Title:

EXHIBIT F-4

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

________________________, being duly sworn, deposes, represents and warrants as follows:

(i)  I am a ______________________ of ____________________________ (the “Owner”) a corporation duly organized and existing under the laws of ______________, the record owner of or ______% Percentage Interest in the PHH Mortgage Capital LLC, PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class R-I Certificates and Class R-II Certificates (together, the “Class R Certificates”), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

(ii)  The Owner (i) is and will be a “Permitted Transferee” as of ____________________, 200___ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States. For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

(iii)  The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after May 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that thetransferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

(iv)  The Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

(v)  The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee’s agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

(vi)  The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

(vii)  The Owner’s taxpayer identification number is _________________.

(viii)  The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(f)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

(ix)  The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

(x)  The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

(xi)  The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

(xii)  The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

(xiii)  The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

(xiv)  The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

(xv)  The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

(xvi)  The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

(xvii)  (a) The Owner is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any such plan; or

(b)  The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to such entities to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 200___.

[OWNER]

By:
Name:
		Title:	[Vice] President

ATTEST:
By:
Name:
Title:	[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 200___.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

________________________, being duly sworn, deposes, represents and warrants as follows:

1.  I am a ____________________ of _____________________________ (the “Owner”), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

2.  The Owner is not transferring the Class R Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.  The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4.  The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-4. The Owner does not know or believe that any representation contained therein is false.

5.  At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 200___.

[OWNER]

By:
Name:
		Title:	[Vice] President

ATTEST:

By:
Name:
Title:	[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 200___.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

EXHIBIT G-1

FORM OF ERISA REPRESENTATION LETTER
(CLASS B-4, CLASS B-5 AND CLASS B-6)

______ __, 2007

PHH Mortgage Capital LLC
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

Citibank, N.A.
111 Wall Street, 14th Floor / Zone 3
New York, New York 10005

PHH Mortgage Corporation
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

Re:	PHH Mortgage Capital LLC PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class [B-4][B-5][B-6]

Ladies and Gentlemen:

__________________________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of PHH Mortgage Capital LLC, PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class ___ (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007 among PHH Mortgage Capital LLC, as depositor (the “Depositor”), PHH Mortgage Corporation, as master servicer (the “Master Servicer”), and Citibank, N.A., as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1), (2) or (3) below are accurate (please mark the applicable statement with a check (✓)):

_____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA; or

_____ (2) The purchase of Certificates is permissible under applicable law, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and (i) the Transferee is an insurance company, (ii) the source of funds used to purchase such Certificates is an “insurance company general account” (as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60) and (iii) the conditions set forth in Section III of PTCE 95-60 and all other applicable conditions of PTCE 95-60 have been satisfied and as a result, the acquisition and holding of the Certificates will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code; or

_____ (3) The Transferee has provided the Trustee and the Master Servicer with an Opinion of Counsel, subject to the satisfaction of the Depositor in form and substance, that purchase of the Certificates (i) is permissible under applicable law, (ii) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and (iii) will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities arising under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title:

EXHIBIT G-2

FORM OF ERISA REPRESENTATION LETTER
(CLASS A-4, CLASS B-1 AND CLASS B-2)

______ __, 2007

PHH Mortgage Capital LLC
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

Citibank, N.A.
111 Wall Street, 14th Floor / Zone 3
New York, New York 10005

PHH Mortgage Corporation
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

Re:	PHH Mortgage Capital LLC PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class [A-4] [B-1] [B-2]

Ladies and Gentlemen:

__________________________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of PHH Mortgage Capital LLC, PHHMC Mortgage Pass-Through Certificates, Series 2007-3, Class ____ (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007 among PHH Mortgage Capital LLC as depositor (the “Depositor”), PHH Mortgage Corporation as master servicer (the “Master Servicer”) and Citibank, N.A. as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) below are accurate (please mark the applicable statement with a check (T)):

_____ (1) The Certificates (1) are not being acquired by, and will not be transferred to, any employee benefit plan with the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R. Section 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA; or

_____ (2) The Transferee is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) and, so long as the Transferee (or any transferee of the Transferee’s Certificates) is required to obtain from its transferee a representation regarding compliance with the Securities Act, the Transferee will require its transferee to make such representation in writing.

Very truly yours,

By:
Name:
Title:

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

[Name of Seller], a ______________ corporation (the “Mortgage Loan Seller”), by its undersigned authorized representative, hereby certifies:

Pursuant to the Mortgage Loan Purchase Agreement, dated _______________, between the Seller [PHH Mortgage Corporation] [Bishop’s Gate Residential Mortgage Trust] and PHH Mortgage Capital LLC (the “Depositor”), the Seller is granting all of its right, title and interest in and to the Mortgage Loan identified below to the Depositor. Terms used but not defined herein have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Mortgage Loan Number:
Maker:
Original Principal Amount:
Original Mortgage Note Date:
Maturity Date:

The Seller is the current owner and holder of the indebtedness evidenced by the original Mortgage Note.

After diligent search, the Seller has been unable to locate the original Mortgage Note and believes it to be lost or misplaced.

A true, complete and correct photocopy of the original Mortgage Note is attached hereto.

If at any time the Seller locates the original Mortgage Note, the Mortgage Loan Seller shall endorse such original Mortgage Note in the following form: “Pay to the order of [Name of Trustee], as Trustee for the registered holders of PHH Mortgage Capital LLC, Mortgage Pass-Through Certificates, PHHMC Series 2007-3, without recourse,” and shall promptly deliver to the Trustee the original Mortgage Note so endorsed, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

The Seller hereby indemnifies the Depositor, the Trustee and the Certificateholders from and against any and all losses, liabilities, damages, claims or expenses of whatever kind (including without limitation attorneys’ fees and disbursements) arising from or in connection with the Seller’s failure to have delivered the original Mortgage Note (as required under the Mortgage Loan Purchase Agreement) to the Trustee as designee of the Depositor, including without limitation any such losses, liabilities, damages, claims or expenses arising from or in connection with any claim by any third party who is the holder of such indebtedness by virtue of its possession of such original Mortgage Note.

This Lost Note Affidavit shall inure to the benefit of the Depositor, the Trustee and the Certificateholders and their respective successors and permitted assigns.

Dated:

[Seller]

By:
Name:
Title:

EXHIBIT I-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION

______ __, 2007

PHH Mortgage Capital LLC
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

PHH Mortgage Corporation
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

Re:
Pooling and Servicing Agreement, dated as of May 1, 2007,
among PHH Mortgage Capital LLC, as depositor, PHH Mortgage
Corporation as master servicer and Citibank, N.A., as Trustee, PHHMC
Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee (the “Trustee”), hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i), (ii), (iii) and (iv) of the definition or description of “Mortgage Loan Schedule” is correct.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in the Mortgage File of any Mortgage Loan identified on the Mortgage Loan Schedule; (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan; or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

[______________]

By:
Name:
Title:

EXHIBIT I-2

FORM OF TRUSTEE FINAL CERTIFICATION

 _________________, 2007

PHH Mortgage Capital LLC
3000 Leadenhall Road
Mount. Laurel, New Jersey 08054

PHH Mortgage Corporation
3000 Leadenhall Road
Mount Laurel, New Jersey 08054

Re:
Pooling and Servicing Agreement, dated as of May 1, 2007, among PHH Mortgage Capital LLC, as depositor, PHH Mortgage Corporation, as master servicer and Citibank, N.A., as Trustee, PHHMC Mortgage Pass-Through Certificates, Series 2007-3

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addenda, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

[______________], as Trustee

By:
Name:
Title:

EXHIBIT J

MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of May 1, 2007, is made among PHH Mortgage Capital LLC (the “Purchaser”), PHH Mortgage Corporation (“PHH Mortgage”) and Bishop’s Gate Residential Mortgage Trust (“BGRMT,” together with PHH Mortgage, the “Sellers” and individually, each a “Seller”).

WITNESSETH:

WHEREAS, the Sellers own the Mortgage Loans indicated on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the “Mortgage Loans”), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Mortgage Loans;

WHEREAS, the parties hereto desire that the Sellers sell the Mortgage Loans to the Purchaser (other than the servicing rights with respect thereto), effective as of the Closing Date, and that the Sellers make certain representations and warranties and undertake certain obligations with respect to the Mortgage Loans;

WHEREAS, pursuant to the terms of a pooling and servicing agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007 (the “Cut-off Date”), among the Purchaser, as depositor, PHH Mortgage Corporation, as master servicer (the “Master Servicer”) and Citibank, N.A., as trustee (the “Trustee”), the Purchaser will issue the PHHMC Mortgage Pass-Through Certificates, Series 2007-3 (the “Certificates”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1  Definitions.  For all purposes of this Mortgage Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

ARTICLE II

SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1  Sale of Mortgage Loans.

(a)  The Sellers, by the execution and delivery of this Agreement, do hereby sell,  and in connection therewith hereby assign, to the Purchaser, effective as of the Closing Date, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans identified on Exhibit 1 as of the Closing Date, whether now existing or hereafter acquired and wherever located, on the Closing Date and as of the Cut-off Date.  In addition, PHH Mortgage hereby assigns to the Purchaser all of its right, title and interest in and to the Additional Collateral Servicing Agreement with respect to the Additional Collateral Mortgage Loans, which right, title and interest shall be assigned by the Purchaser to the Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement.

(b)  In connection with such conveyances by each Seller, the applicable Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee (or the Master Servicer, in which case the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as set forth in Section 2.01 of the Pooling and Servicing Agreement), on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i)  with respect to each Mortgage Loan, other than a Cooperative Loan:

(A)  the original Mortgage Note, endorsed “Pay to the order of Citibank, N.A., as Trustee for the registered holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3, without recourse”, or endorsed “Pay to the order of _______ without recourse”,  and signed in the name of the last named endorsee by an authorized officer together with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(B)  the original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan,  with evidence of recording thereon which have been recorded, with evidence of recording thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(C)  Unless the Mortgage Loan is registered on the MERS® System, an original Assignment of the Mortgage (A) executed in the following form “Citibank, N.A., as Trustee for the registered holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3”, or (B) in the blank, which assignment appears to be in form and substance acceptable for recording;

(D)  the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) as contemplated by the immediately preceding clause (C), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(E)  the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(F)  a copy of any guarantee (other than Additional Collateral) executed in connection with the Mortgage Note;

(G)  the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(H)  the original power of attorney, if applicable; and

(I)  if such Mortgage Loan is a Buydown Mortgage Loan (as shown in the Mortgage Loan Schedule), the original Buydown Agreement or a copy thereof;

(ii)  in addition, with respect to each Mortgage Loan that is an Additional Collateral Mortgage Loan:

(A)  a copy of the related Mortgage 100K Pledge Agreement or Parent Power Agreement, as applicable; and

(B)  a copy of the related UCC-1, to the extent that MLCC was required to deliver such UCC-1 to the Master Servicer, and an original form UCC-3, if applicable, to the extent that MLCC was required to deliver such UCC-3 to the Master Servicer; or

(iii)  with respect to each Mortgage Loan that is a Cooperative Loan:

(A)  the original Mortgage Note, endorsed “Pay to the order of Citibank, N.A., as Trustee for the registered holders of the PHHMC Mortgage Pass-Through Certificates, Series 2007-3, without recourse”, or endorsed “Pay to the order of _______ without recourse”, and signed in the name of the last named endorsee by an authorized officer together with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(B)  the original duly executed assignment of Security Agreement to the Trustee;

(C)  the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

(D)  the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

(E)  the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

(F)  the original collateral assignment of the proprietary lease by Mortgagor to the originator;

(G)  a copy of the recognition agreement;

(H)  if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

(I)  the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the applicable Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to applicable Seller within 270 days of the Closing Date, applicable Seller may deliver a true copy thereof with an Officer’s Certificate certifying that such Mortgage, assignment to the Trustee or intervening assignment has been delivered to the appropriate recording office for recording; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from applicable Seller, to such effect) the applicable Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the applicable Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall pay all amounts paid in respect of such Mortgage Loans to the Trustee on the Closing Date. The applicable Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received.

The applicable Seller may, in lieu of delivering the original of the documents set forth in Section 2.1(b)(i), (ii) and (iii) (other than Section 2.1(b)(i)(A) and Section 2.1(b)(iii)(A)) (or copies thereof as permitted by Section 2.1) to the Trustee, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth in the next sentence.  Within 60 days following the earlier of (i) the receipt of the original of all of the documents or instruments set forth in Section 2.1(b)(i), (ii) and (iii) (other than Section 2.1(b)(i)(A) and Section 2.1(b)(iii)(A)) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee.

The applicable Seller shall, at its expense, cause the Assignment of the Mortgage to the Trustee to be recorded not later than 270 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided as set forth below in this Section 2.1 or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record. The applicable Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the applicable Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the applicable Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (v) with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

If any original Mortgage Note referred to in Section 2.1(b)(i)(A) or 2.1(b)(iii)(A) above cannot be located, the obligations of the applicable Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a Lost Note Affidavit. If any of the original Mortgage Notes for which a Lost Note Affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1.

Section 2.2  Payment of Purchase Price for the Mortgage Loans.

In consideration of the sale of the Mortgage Loans from the Sellers to the Purchaser on the Closing Date, (i) PHH Mortgage shall receive (a) the Class R-I Certificates and Class R-II Certificates (other than a de minimis portion of each such class) and (b) $31,440,801.16 by wire transfer of immediately available funds to a bank account designated by PHH Mortgage and (ii) BGRMT shall receive $129,872,235.64 by wire transfer of immediately available funds to a bank account designated by BGRMT.

ARTICLE III

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.1  Sellers’ Representations and Warranties.

(a)  Each Seller, as to itself, represents, warrants and covenants to the Purchaser that as of the Closing Date (or as of such date specifically provided herein) that:

(i)  Due Organization.  The Seller is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all licenses necessary to carry on its business now being conducted and is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such qualification or is otherwise not required under applicable law to effect such qualification; no demand for such qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to enforce each Mortgage Loan;

(ii)  Due Authority.  The Seller had the full power and authority and legal right to originate the Mortgage Loans that it originated, if any, and to acquire the Mortgage Loans that it acquired.  The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement.  The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, insolvency, moratorium and other laws relating to or affecting creditors’ rights generally or the rights of creditors of banks and to the general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

(iii)  No Conflict.  The execution and delivery of this Agreement, the acquisition or origination, as applicable, of the Mortgage Loans by the Seller, the sale of the Mortgage Loans, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, will not conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s organizational documents and bylaws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

(iv)  Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(v)  No Material Default.  Neither the Seller nor any of its Affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which the Seller or any of its Affiliates is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Seller to perform under this Agreement, nor, to the best of the Seller’s knowledge, has any event occurred which, with notice, lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement;

(vi)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened, against the Seller, which, either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser or the execution, delivery or enforceability of this Agreement or result in any material liability of the Seller, or draw into question the validity of this Agreement, or have a material adverse effect on the financial condition of the Seller or the ability of the Seller to perform its obligations under this Agreement;

(vii)  No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the delivery of the Mortgage Files to the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the Closing Date;

(viii)  Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(ix)  No Broker.  The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction; and

(x)  No Untrue Information.  Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains or will contain any materially untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(b)  With respect to each Mortgage Loan, the applicable Seller hereby makes the following representations and warranties to the Purchaser on which the Purchaser specifically relies in purchasing such Mortgage Loan. Such representations and warranties speak as of the Closing Date (unless otherwise indicated), but shall survive any subsequent transfer, assignment or conveyance of such Mortgage Loans:

(i)  Such Mortgage Loan complies with the terms and conditions set forth herein, and all of the information set forth with respect thereto on the Mortgage Loan Schedule is true and correct in all material respects;

(ii)  The instruments and documents specified in Section 2.1 with respect to such Mortgage Loan have been delivered to the Purchaser in accordance with the requirements of Section 2.1(b).  The applicable Seller is in possession of a Mortgage File respecting such Mortgage Loan, except for such documents as have been previously delivered to the Purchaser;

(iii)  The Mortgage relating to such Mortgage Loan has been duly recorded in the appropriate recording office, and the applicable Seller is the owner of record of such Mortgage Loan and the indebtedness evidenced by the related Mortgage Note;

(iv)  All payments required to be made up to and including the Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, such that such Mortgage Loan is not delinquent 30 days or more on the Cut-off Date. Unless otherwise disclosed in the prospectus supplement, dated May 23, 2007, relating to the public offering of the Certificates (the “Prospectus Supplement”) or the Mortgage Loan Schedule, there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder during the twelve months preceding the Closing Date; and, if the Mortgage Loan is a Cooperative Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever been overtly threatened or commenced with respect to the Cooperative Loan;

(v)  There are no delinquent taxes, insurance premiums, assessments, including assessments payable in future installments, or other outstanding charges affecting the Mortgaged Property related to such Mortgage Loan;

(vi)  The terms of the Mortgage Note and the Mortgage related to such Mortgage Loan (and the proprietary lease, the stock power, the Assignment of the proprietary lease, the Assignment of the Mortgage Note and the acceptance of assignment and assumption of lease agreement with respect to each Cooperative Loan), have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the Mortgage Loan Schedule;

(vii)  The Mortgage Note and the Mortgage related to such Mortgage Loan (and the acceptance of assignment and assumption of lease agreement related to each Cooperative Loan) are not subject to any right of rescission, set-off or defense, including the defense of usury, nor will the operation of any of the terms of such Mortgage Note and such Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off or defense, including the defense of usury and no such right of rescission, set-off or defense has been asserted with respect thereto;

(viii)   (a) All buildings upon the Mortgaged Property related to such Mortgage Loan are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where such Mortgaged Property is located.  All such insurance policies (collectively, the “hazard insurance policy”) are in full force and effect and contain a standard mortgagee clause naming the originator of such Mortgage Loan, its successors and assigns, as mortgagee.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. Such policies are the valid and binding obligations of the insurer, and all premiums thereon due to date have been paid.  The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at such Mortgagor’s cost and expense, and on such Mortgagor’s failure to do so, authorizes the holder of such Mortgage to maintain such insurance at such Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor; or (b) in the case of a condominium or unit in a planned unit development (“PUD”) project that is not covered by an individual policy, the condominium or PUD project is covered by a “master” or “blanket” policy and there exists and is in the Mortgage File a certificate of insurance showing that the individual unit that secures the first mortgage is covered under such policy.  The insurance policy contains a standard mortgagee clause naming the originator of such Mortgage Loan (and its successors and assigns), as insured mortgagee.  Such policies are the valid and binding obligations of the insurer, and all premiums thereon have been paid.  The insurance policy provides for advance notice to the applicable Seller or Master Servicer if the policy is canceled or not renewed, or if any other change that adversely affects the applicable Seller’s interests is made; the certificate includes the types and amounts of coverage provided, describes any endorsements that are part of the “master” policy and would be acceptable pursuant to the Fannie Mae Guide;

(ix)  All requirements of any federal, state or local law (including usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) applicable to the origination and servicing of such Mortgage Loan have been complied with in all material respects;

(x)  The Mortgage related to such Mortgage Loan has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(xi)  The Mortgage related to such Mortgage Loan is a valid, subsisting and enforceable perfected first lien on the related Mortgaged Property, including all improvements on the related Mortgaged Property, which Mortgaged Property is free and clear of any encumbrances and liens having priority over the first lien of the Mortgage subject only to (a) the lien of current real estate taxes and special assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording of such Mortgage which are acceptable to mortgage lending institutions generally, are referred to in the lender’s title insurance policy and do not adversely affect the market value or intended use of the related Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, or market value of the related Mortgaged Property; with respect to each Cooperative Loan, each acceptance of assignment and assumption of lease agreement creates a valid, enforceable and subsisting first security interest in the collateral securing the related Mortgage Note subject only to (x) the lien of the related Cooperative for unpaid assessments representing the obligor’s pro rata share of the Cooperative’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (y) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the acceptance of assignment and assumption of lease agreement; provided, however, that the appurtenant proprietary lease may be subordinated or otherwise subject to the lien of any mortgage on the cooperative project;

(xii)  The Mortgage Note and the Mortgage related to such Mortgage Loan (and the acceptance of assignment and assumption of lease agreement with respect to each Cooperative Loan) are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and general equitable principles (regardless whether such enforcement is considered in a proceeding in equity or at law);

(xiii)  All parties to the Mortgage Note and the Mortgage related to such Mortgage Loan had legal capacity to enter into such Mortgage Loan and to execute and deliver the related Mortgage Note and the related Mortgage and the related Mortgage Note and the related Mortgage have been duly and properly executed by such parties; with respect to each Cooperative Loan, all parties to the Mortgage Note and the Mortgage Loan had legal capacity to execute and deliver the Mortgage Note, the acceptance of assignment and assumption of lease agreement, the proprietary lease, the stock power, the recognition agreement, the financing statement and the Assignment of proprietary lease and such documents have been duly and properly executed by such parties; each stock power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Assets will be transferred by the stock transfer agent of the Cooperative if the applicable Seller undertakes to convert the ownership of the collateral securing the related Cooperative Loan;

(xiv)  Such Mortgage Loan has closed and the proceeds of such Mortgage Loan have been fully disbursed prior to the Closing Date; provided that, with respect to any Mortgage Loan originated within the previous 150 days, alterations and repairs with respect to the related Mortgaged Property or any part thereof may have required an escrow of funds in an amount sufficient to pay for all outstanding work within 150 days of the origination of such Mortgage Loan, and, if so, such funds are held in escrow by the applicable Seller, a title company or other escrow agent;

(xv)  The Mortgage Note and the Mortgage related to such Mortgage Loan have not been assigned, pledged or otherwise transferred by the applicable Seller, in whole or in part, and the applicable Seller has good and marketable title thereto, and the applicable Seller is the sole owner thereof (and with respect to any Cooperative Loan, the sole owner of the related acceptance of assignment and assumption of lease agreement) and has full right and authority to transfer and sell such Mortgage Loan, and is transferring such Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(xvi)  All parties that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located;

(xvii)  (a) Such Mortgage Loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy or short form title policy acceptable to Fannie Mae and Freddie Mac (or, in jurisdictions where ALTA policies are not generally approved for use, a lender’s title insurance policy acceptable to Fannie Mae and Freddie Mac), issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring (subject to the exceptions contained in clauses (xi)(a), (b) and (x) above) the applicable Seller or Master Servicer, its successors and assigns as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan.  Additionally, either such lender’s title insurance policy affirmatively insures that there is ingress and egress to and from the Mortgaged Property or the applicable Seller warrants that there is ingress and egress to and from the Mortgaged Property and the lender’ s title insurance policy affirmatively insures against encroachments by or upon the related Mortgaged Property or any interest therein or any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey.  The applicable Seller or Master Servicer is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser without any further act.  No claims have been made under such lender’s title insurance policy, neither the applicable Seller, nor to the best of the applicable Seller’s knowledge, any prior holder of the related Mortgage has done, by act or omission, anything that would impair  the coverage of such lender’s insurance policy, and there is no act, omission, condition, or information that would impair the coverage of such lender’s insurance policy; and (b) the mortgage title insurance policy covering each unit mortgage in a condominium or PUD project related to such Mortgage Loan meets all requirements of Fannie Mae and Freddie Mac;

(xviii)   (a) There is no default, breach, violation or event of acceleration existing under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; (b) to the best of the applicable Seller’s knowledge, there is no event that, with the lapse of time, the giving of notice, or both, would constitute such a default, breach, violation or event of acceleration; (c) the Mortgagor(s) with respect to such Mortgage Loan is (1) not in default under any other Mortgage Loan or (2) the subject of an insolvency proceeding; (d) no event of acceleration has previously occurred, and no notice of default has been sent, with respect to such Mortgage Loan; (e) in no event has the applicable Seller waived any of its rights or remedies in respect of any default, breach, violation or event of acceleration under the Mortgage, the Mortgage Note, or any other agreements, documents, or instruments related to such Mortgage Loan; and (f) with respect to each Cooperative Loan, there is no default in complying with the terms of the Mortgage Note, the acceptance of assignment and assumption of lease agreement and the proprietary lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and the applicable Seller has the right under the terms of the Mortgage Note, acceptance of assignment and assumption of lease agreement and recognition agreement to pay any maintenance charges or assessments owed by the Mortgagor;

(xix)  As of the date of origination of such Mortgage Loan, there were no mechanics’ or similar liens, except such liens as are expressly insured against by a title insurance policy, or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(xx)  As of the date of origination of such Mortgage Loan, to the best of the applicable Seller’s knowledge, all improvements that were considered in determining the Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of such Mortgaged Property (and wholly within the project in the case of a condominium unit), and no improvements on adjoining properties encroach upon such Mortgaged Property except as permitted under the terms of the Fannie Mae Guide and the Freddie Mac Selling Guide or those which are insured against by the title insurance policy referred to in clause (xvii) above; to the best of the applicable Seller’s knowledge, no improvement located on or part of any Mortgaged Property is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property, and with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxi)  Except with respect to approximately 16.11% of the Mortgage Loans for which the related Mortgage Note provides for an initial interest-only period for the first 10 years, respectively, principal payments on such Mortgage Loan commenced or will commence no more than 60 days after funds were disbursed in connection with such Mortgage Loan. The related Mortgage Note is payable on the first day of each month in arrears, in accordance with the payment terms described on the related Mortgage Loan Schedule;

(xxii)  Except as noted otherwise on the Mortgage Loan Schedule, the related Mortgage contains the usual and customary “due-on-sale” clause or other similar provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if the related Mortgaged Property or any interest therein is sold or transferred without the prior consent of the mortgagee thereunder;

(xxiii)  Except as noted otherwise on the Mortgage Loan Schedule, such Mortgage Loan is not subject to any prepayment penalty;

(xxiv)  To the best of the applicable Seller’s knowledge, as of the Closing Date, the related Mortgaged Property (and with respect to a Cooperative Loan, the related cooperative project and Cooperative Unit) is free of material damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(xxv)  The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) in the case of a Mortgage, otherwise by judicial foreclosure;

(xxvi)  Such Mortgage Loan was underwritten in accordance with the Underwriting Guide;

(xxvii)  The Mortgage File contains an appraisal (or other collateral assessment, permitted by the Underwriting Guide) of the related Mortgaged Property on forms and with riders approved by Fannie Mae and Freddie Mac, signed prior to the approval of such Mortgage Loan application by an appraiser, duly appointed by the originator of such Mortgage Loan, whose compensation is not affected by the approval or disapproval of such Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac for appraisers.  Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

(xxviii)  If the related Mortgage constitutes a deed of trust, then a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor;

(xxix)  Except with respect to Pledged Asset Loans, if such Mortgage Loan had a Loan-to-Value Ratio of more than 80% at origination, such Mortgage Loan is and will be subject to a Primary Insurance Policy issued by a Qualified Insurer, which insures the applicable Seller or Master  Servicer, its successors and assigns and insureds in the amount set forth on the Mortgage Loan Schedule provided that, a Primary Insurance Policy will not be required for any Cooperative Loan if (i) the proceeds of such Cooperative Loan were used to purchase a Cooperative Unit at the “insider’s price” when the building was converted to a Cooperative, (ii) the value of the Cooperative Unit for purposes of establishing the Loan-to-Value Ratio at origination was such “insider’s price”, (iii) the principal amount of the Cooperative Loan at origination was not more than 100% of such “insider’s price” and (iv) the Loan-to-Value Ratio at origination, as calculated using the Value at origination, was less than or equal to 80%.  All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Any related Mortgage subject to any such Primary Insurance Policy (other than a “lender-paid” Primary Insurance Policy) obligates the Mortgagor thereunder to maintain such insurance for the time period required by law and to pay all premiums and charges in connection therewith.  As of the date of origination, the Loan-to-Value Ratio of such Mortgage Loan is as specified in the applicable Mortgage Loan Schedule;

(xxx)  As of the date of origination of such Mortgage Loan, to the best of the applicable Seller’s knowledge, the related Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or with respect to a Cooperative Loan, the related Cooperative Unit)  and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

(xxxi)  Each Mortgage Loan either was (a) closed in the name of PHH Mortgage or in the name of another entity that is either a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or an institution which is supervised and examined by a federal or state authority, or a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (any such entity and PHH Mortgage, a “HUD Approved Mortgagee”), and was so at the time such Mortgage Loan was originated (PHH Mortgage or such other entity, the “Originator”) or (b) closed in the name of a correspondent lender under the circumstances described in the following sentence.  If such Mortgage Loan was originated through a correspondent lender, such Mortgage Loan met the Originator’s underwriting criteria at the time of origination and was originated in accordance with the Originator’s policies and procedures and the Originator acquired such Mortgage Loan from the correspondent lender contemporaneously with the origination thereof.  The Mortgage Loans that BGRMT is selling to Purchaser were originated by or on behalf of PHH Mortgage and subsequently assigned to BGRMT;

(xxxii)  All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage; all such adjustments on such Mortgage Loan have been made properly and in accordance with the provisions of such Mortgage Loan;

(xxxiii)  To the best of the applicable Seller’s knowledge, the related Mortgagor is not the subject of any insolvency proceeding;

(xxxiv)  Unless otherwise disclosed in the Prospectus Supplement or the Mortgage Loan Schedule, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the applicable Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(xxxv)  The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxxvi)  Any principal advances made to the Mortgagor prior to the Cut-off Date have been  consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(xxxvii)  Unless otherwise disclosed in the Prospectus Supplement or the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature.  With respect to any Mortgage Loan with a balloon payment feature, the Mortgage Note is payable in Monthly Payments based on a thirty year amortization schedule and has a final Monthly Payment substantially greater than the preceding Monthly Payment which is sufficient to amortize the remaining principal balance of the Mortgage Loan;

(xxxviii)  If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Underwriting Guide;

(xxxix)  No Mortgage Loan is subject to the provisions of the Homeownership and Equity Protection Act of 1994;

(xl)  Unless otherwise disclosed in the Prospectus Supplement or the Mortgage Loan Schedule, no Mortgage Loan was made in connection with (a) the construction or rehabilitation of a  Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(xli)  The applicable Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property (or with respect to a Cooperative Loan, the acceptance of assignment and assumption of lease agreement, the Cooperative Unit or the cooperative project), the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

(xlii)  Unless otherwise disclosed in the Prospectus Supplement or the Mortgage Loan Schedule, interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

(xliii)  To the best of applicable Seller’s knowledge, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the applicable Seller nor, to the applicable Seller’s knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such law;

(xliv)  No Mortgage Loan is subject to negative amortization;

(xlv)  No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003;

(xlvi)  Each Mortgage Loan, at the time it was made, complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(xlvii)  Each Mortgage Loan is a “qualified mortgage” as defined under Section 860G(a)(3) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

(xlviii)  None of the Mortgage Loans are “high cost loans” as defined by the applicable predatory- and abusive- lending laws;

(xlix)  With respect to each Cooperative Loan, a cooperative lien search has been made by a company competent to make the same which company is acceptable to FNMA and qualified to do business in the jurisdiction where the Cooperative Unit is located;

(l)  With respect to each Cooperative Loan, (i) the terms of the related proprietary lease is longer than the terms of the Cooperative Loan, (ii) there is no provision in any proprietary lease which requires the Mortgagor to offer for sale the Cooperative Assets owned by such Mortgagor first to the Cooperative, (iii) there is no prohibition in any proprietary lease against pledging the Cooperative Assets or assigning the proprietary lease and (iv) the recognition agreement is on a form of agreement published by the Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement;

(li)  With respect to each Cooperative Loan, each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Assets and proprietary lease has been timely and properly made.  Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same; and

(lii)  With respect to each Cooperative Loan, each acceptance of assignment and assumption of lease agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby.  The acceptance of assignment and assumption of lease agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

It is understood and agreed that the representations and warranties set forth in this Section 3.1 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File.The acceptance of assignment and assumption of lease agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.

It is understood and agreed that the representations and warranties set forth in this Section 3.1 will inure to the benefit of the Purchaser, its successors and assigns, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or assignment of Mortgage or the examination of any Mortgage File.

Section 3.2  Remedies for Breach.

(a)  With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the related Seller or as to which the related Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Certificateholders, then notwithstanding the related Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the  related Seller shall take such action described in the following paragraph of this Section 3.2(a) in respect of such Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by either Seller of any representation, warranty or covenant in Section 3.1(b) hereof in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Purchaser or the Certificateholders, the applicable Seller shall deliver such missing document or cure such defect or breach within 90 days from the date such Seller was notified of such missing document, defect or breach, and if such Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the applicable Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which such Seller was notified (subject to Section 3.2(c)) of such missing document, defect or breach. If such defect or breach can ultimately be cured but is not reasonably expected to be cured within the 90-day period, then the applicable Seller shall have such additional time, if any, as is reasonable, to cure such defect or breach, provided that the applicable Seller has commenced curing or correcting such defect or breach and is diligently pursuing the same. In lieu of repurchasing any such Mortgage Loan as provided above, the applicable Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Defective Mortgage Loan) and substitute one or more Eligible Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 3.2(c). If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section 3.2 was the representation and warranty set forth in clause (xlvi) of Section 3.1, then PHH Mortgage shall pay to the Trust Fund, concurrently with and in addition to the remedies provided in the preceding three sentences, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment.  It is understood and agreed that the obligation of the applicable Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Purchaser.  Notwithstanding the foregoing, in recognition of the Trust Fund’s rights against PHH Mortgage with respect to the Mortgage Loans acquired by it from PHH Mortgage and conveyed to the Purchaser hereunder, the Purchaser shall have the right to cause PHH Mortgage to repurchase directly any Defective Mortgage Loan (other than as a result of a breach by BGRMT of Section 3.1(b)(iii) or 3.1(b)(xv) hereof, in which case the Purchaser shall have the right to cause BGRMT to repurchase directly the Defective Mortgage Loan) acquired hereunder by the Purchaser from BGRMT.

(b)  Any substitution of Eligible Substitute Mortgage Loans for Defective Mortgage Loans made pursuant to Section 3.2(a), must be effected prior to the date which is two years after the Closing Date and in accordance with Section 2.03 of the Pooling and Servicing Agreement.

In addition, the applicable Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c)  Upon discovery by the Purchaser, a Seller, the Master Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the applicable Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price or, subject to the limitations set forth in Section 2.03 of the Pooling and Servicing Agreement, substitute one or more Eligible Substitute Mortgage Loans for the affected Mortgage Loan within 60 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by the applicable Seller if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the applicable Seller. Any such repurchase or substitution shall be made in the same manner as set forth in Section 3.2(a).

Section 3.3  Purchaser Representations and Warranties.  The Purchaser hereby represents and warrants to the Sellers as of the Closing Date (or if otherwise specified below, as of the date so specified) that:

(a)  the Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)  the Purchaser has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(c)  the execution and delivery by the Purchaser of this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or its properties or the certificate of formation or limited liability company agreement of the Purchaser, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(d)  the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(e)  this Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Sellers, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(f)  except as previously disclosed in the Prospectus Supplement, there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened against the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Purchaser if determined adversely to the Purchaser would reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement; and the Purchaser is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement;

ARTICLE IV

SELLERS’ COVENANTS

Section 4.1  Covenants of the Sellers.  Each Seller hereby covenants that, except for the transfer hereunder with respect to the Mortgage Loans, each Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on, any Mortgage Loan, whether now existing or hereafter created, or any interest therein; each Seller will notify the Trustee, on behalf of the Trust Fund, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and each Seller will defend the right, title and interest of the Trustee, on behalf of the Trust Fund, in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the respective Seller.

ARTICLE V

INDEMNIFICATION BY PHH MORTGAGE WITH RESPECT TO THE MORTGAGE LOANS

Section 5.1  Indemnification With Respect to the Mortgage Loans.  PHH Mortgage shall indemnify and hold harmless the Purchaser  from and against any loss, liability or expense arising from the breach by either Seller of its representations and warranties in Section 3.1 of this Agreement (other than as a result of a breach by BGRMT of Section 3.1(b)(iii) or 3.1(b)(xv) hereof, in which case BGRMT shall indemnify and hold harmless the Purchaser  from and against any loss, liability or expense arising from such breach) which materially and adversely affects the Purchaser’s interest in any Mortgage Loan or from the failure by either Seller to perform its obligations under this Agreement in any material respect, provided that neither PHH Mortgage nor BGRMT shall have any obligation to indemnify the Purchaser in respect of any loss, liability or expense that arises as a result of the Purchaser’s willful malfeasance, bad faith or gross negligence or as a result of the breach by the Purchaser of its obligations hereunder.

Section 5.2  Limitation on Liability of the Sellers.  None of the directors, officers, employees or agents of either Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Pooling and Servicing Agreement or this Agreement, the Sellers shall not be under any liability to the Trust Fund, the Trustee or the Certificateholders. The Sellers and any director, officer, employee or agent of each Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

ARTICLE VI

TERMINATION

Section 6.1  Termination.  The respective obligations and responsibilities of each Seller and the Purchaser created hereby shall terminate, except for each Seller’s indemnity obligations as provided herein, upon the termination of the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1  Amendment.  This Agreement may be amended from time to time by the Sellers and the Purchaser by written agreement signed by the Sellers and the Purchaser.

Section 7.2  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.3  Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)  if to the PHH Mortgage:

PHH Mortgage Corporation
3000 Leadenhall Road
Mail Stop LGL
Mt. Laurel, NJ  08054
Attention: General Counsel

or, such other address as may hereafter be furnished to the Purchaser and BGRMT in writing by PHH Mortgage.

(ii)  if to BGRMT:

c/o PHH Mortgage Corporation, as  Administrator
3000 Leadenhall Road
Mail Stop LGL
Mt. Laurel, NJ  08054
Attention: General Counsel

or, such other address as may hereafter be furnished to the Purchaser and PHH Mortgage in writing by BGRMT.

(iii)  if to the Purchaser:

PHH Mortgage Capital LLC
3000 Leadenhall Road
Mail Stop LGL
Mt. Laurel, New Jersey 08054
Attention: General Counsel

or, such other address as may hereafter be furnished to the Sellers in writing by the Purchaser.

Section 7.4  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 7.5  Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of each Seller shall be rendered as an independent contractor and not as an agent for the Purchaser.

Section 7.6  Counterparts.  This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts together shall constitute one and the same Agreement.

Section 7.7  Further Agreements.  The Purchaser and the Sellers each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. The Purchaser and each Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Certificates to be issued and rated in the highest rating category by each of the Rating Agencies, with the Certificates to be offered pursuant to the Purchaser’s shelf registration statement, and each party will cooperate with the other in connection therewith.

Section 7.8  Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and the Sellers are selling, the Mortgage Loans, rather than a loan by the Purchaser to the Sellers secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat this transaction with respect to the Mortgage Loans for federal income tax purposes as a sale by the Sellers, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Sellers will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.9  Successors and Assigns; Assignment of Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by the Sellers, the Purchaser and their respective successors and assigns. The obligations of the Sellers under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser’s sole discretion. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of assigning the Mortgage Loans to the Trustee, on behalf of the Trust Fund, for the benefit of the Certificateholders. As an inducement to the Purchaser to purchase the Mortgage Loans, each Seller acknowledges and consents to the assignment by the Purchaser to the Trustee, on behalf of the Trust Fund of all of the Purchaser’s rights against the Sellers pursuant to this Agreement and to the enforcement or exercise of any right or remedy against the Sellers pursuant to this Agreement by the Purchaser. Such enforcement of a right or remedy by the Trustee, on behalf of the Trust Fund, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.10  Survival.  The representations and warranties made herein by each Seller and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

PHH MORTGAGE CAPITAL LLC
as Purchaser

By:
Name:
Title:

PHH MORTGAGE CORPORATION
as Seller

By:
Name:
Title:

BISHOP’S GATE RESIDENTIAL MORTGAGE TRUST
as Seller

By:	PHH MORTGAGE CORPORATION, as Administrator

By:
Name:
Title:

Exhibit 1

MORTGAGE LOAN SCHEDULE

EXHIBIT K

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
(ADDITIONAL COLLATERAL SERVICING AGREEMENT)

EXHIBIT L

Planned Principal Balances

Distribution Date	Planned Principal Balance for Class A-1 Certificates
Initial Balance	$59,128,219.00
June 18, 2007	59,128,219.00
July 18, 2007	59,128,219.00
August 18, 2007	59,128,219.00
September 18, 2007	59,128,219.00
October 18, 2007	59,128,219.00
November 18, 2007	59,128,219.00
December 18, 2007	59,128,219.00
January 18, 2008	59,128,219.00
February 18, 2008	59,128,219.00
March 18, 2008	59,128,219.00
April 18, 2008	59,128,219.00
May 18, 2008	58,555,199.40
June 18, 2008	57,955,620.08
July 18, 2008	57,329,681.29
August 18, 2008	56,677,596.66
September 18, 2008	55,999,593.06
October 18, 2008	55,295,910.49
November 18, 2008	54,566,801.85
December 18, 2008	53,812,532.84
January 18, 2009	53,033,381.72
February 18, 2009	52,229,639.15
March 18, 2009	51,401,607.99
April 18, 2009	50,549,603.07
May 18, 2009	49,673,950.95
June 18, 2009	48,774,989.73
July 18, 2009	47,853,068.77
August 18, 2009	46,908,548.42
September 18, 2009	45,941,799.79
October 18, 2009	44,953,204.48
November 18, 2009	43,963,408.06
December 18, 2009	42,977,683.06
January 18, 2010	41,996,003.50
February 18, 2010	41,018,343.50
March 18, 2010	40,044,677.30
April 18, 2010	39,074,979.23
May 18, 2010	38,109,223.75
June 18, 2010	37,147,385.41
July 18, 2010	36,189,438.87
August 18, 2010	35,235,358.89
September 18, 2010	34,285,120.33
October 18, 2010	33,338,698.17
November 18, 2010	32,396,067.48
December 18, 2010	31,457,203.44
January 18, 2011	30,522,081.32
February 18, 2011	29,590,676.49
March 18, 2011	28,662,964.44
April 18, 2011	27,738,920.74
May 18, 2011	26,818,521.06
June 18, 2011	25,901,741.17
July 18, 2011	24,988,556.96
August 18, 2011	24,078,944.37
September 18, 2011	23,172,879.48
October 18, 2011	22,270,338.44
November 18, 2011	21,371,297.51
December 18, 2011	20,475,733.03
January 18, 2012	19,583,621.44
February 18, 2012	18,694,939.28
March 18, 2012	17,809,663.17
April 18, 2012	16,927,769.83
May 18, 2012	16,049,236.07
June 18, 2012	15,390,821.20
July 18, 2012	14,736,303.76
August 18, 2012	14,085,664.24
September 18, 2012	13,438,883.21
October 18, 2012	12,795,941.37
November 18, 2012	12,156,819.49
December 18, 2012	11,521,498.48
January 18, 2013	10,889,959.31
February 18, 2013	10,262,183.10
March 18, 2013	9,638,151.02
April 18, 2013	9,017,844.37
May 18, 2013	8,401,244.55
June 18, 2013	7,807,004.71
July 18, 2013	7,231,944.82
August 18, 2013	6,675,573.36
September 18, 2013	6,137,410.65
October 18, 2013	5,616,988.65
November 18, 2013	5,113,850.58
December 18, 2013	4,627,550.76
January 18, 2014	4,157,654.29
February 18, 2014	3,703,736.82
March 18, 2014	3,265,384.31
April 18, 2014	2,842,192.79
May 18, 2014	2,433,768.11
June 18, 2014	2,163,287.21
July 18, 2014	1,903,136.08
August 18, 2014	1,653,012.93
September 18, 2014	1,412,623.79
October 18, 2014	1,181,682.39
November 18, 2014	959,909.95
December 18, 2014	747,034.95
January 18, 2015	542,793.02
February 18, 2015	346,926.74
March 18, 2015	159,185.44
April 18, 2015 and thereafter	0.00

EXHIBIT M

FORM OF FORM 10-K CERTIFICATE

I, [identify the certifying individual], certify that:

1.  I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the trust (the “Trust”) created pursuant to the Pooling and Servicing Agreement, dated May 1, 2007 (the “Agreement”) among PHH Mortgage Capital LLC (the “Depositor”), PHH Mortgage Corporation (the “Master Servicer”) and Citibank, N.A. (the “Trustee”) (the “Exchange Act periodic reports”);

2.  Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.  Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4.  I am responsible for reviewing the activities performed by the Master Servicer and based on my knowledge and the compliance review conducted in preparing the servicer compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Master Servicer has fulfilled its obligations under the Agreement in all material respects; and

5.  All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: the Trustee.

Date:____________

*
[Signature]
Name:
Title:

* - to be signed by the Chief Executive Officer of the Master Servicer

EXHIBIT N

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

PHH Mortgage Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

Re:	PHHMC Mortgage Pass-Through Certificates, Series 2007-3

Reference is made to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), by and among Citibank, N.A., as trustee (the “Trustee”), PHH Mortgage Corporation, as master servicer (the “Master Servicer”) and PHH Mortgage Capital LLC, as depositor (the “Depositor”).  The Trustee, hereby certifies to the Master Servicer, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(i)
The Trustee has reviewed the annual report on Form 10-K for the fiscal year _____, and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by that annual report, relating to the above-referenced trust;

(ii)
Based on my knowledge, the information set forth in the reports on Form 10-K and Form 10-D referenced in (i) above (including the distribution reports) does not contain any untrue statement of material fact subject to the accuracy of the information provided to us by the Master Servicer and includes all information required to be stated therein; and

(iii)	Based on my knowledge, all distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Date:

[______________], as Trustee

By:
Name:
Title:

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
Key:
X - obligation
[X]– under consideration for obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Primary Servicer	Master Servicer	Trustee

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
		X	X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
		X	X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
		X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X*
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X	X	X*
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
		X	X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X	X
*The Trustee or its subcontractor shall provide assessment regarding these criteria.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
		X	X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
		X	X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
		X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
		X	X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
		X	X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT P

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 8.17(a)(i), (ii) and (iii).  If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.02 statement” are required to be included in the monthly statement under Section 4.02, provided by the Trustee based on information received from the Master Servicer to the extent required of the Master Servicer under the Pooling and Servicing Agreement; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.02 statement, provided by the party indicated.  Information under all other Items of Form 10-D is to be included in the Form 10-D report.  Items indicated as “N/A” are not applicable to the transaction.

For purposes of this Exhibit, “Servicer” includes the Special Servicer.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) – Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.02 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.02 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.02 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.02 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
N/A
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.02 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	N/A
		(4) Beginning and ending principal balances of the asset-backed securities.	4.02 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.02 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.02 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
N/A
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

4.02 statement

Updated pool composition information fields to be as reasonably requested by Depositor in writing to the Master Servicer and the Trustee at least 30 days prior to the related Remittance Date from time to time

		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.02 statement. Form 10-D report: PHH Mortgage Corporation/Depositor
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.02 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: PHH Mortgage Corporation
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: PHH Mortgage (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.02 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: PHH Mortgage Corporation (subject to Depositor approval) Form 10-D report: PHH Mortgage Corporation (subject to Depositor approval)
		Item 1121(b) – Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
	2	Legal Proceedings
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer or any Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian

Seller Depositor Trustee Depositor Master Servicer Master Servicer Trustee
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default of which the Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) –Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A
Item 1115(b) – Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
N/A N/A N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Master Servicer, Trustee, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Any of the following that is requesting termination of a material definitive agreement: Master Servicer, Trustee, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
Any of the following that is in bankruptcy or receivership: Master Servicer, Trustee, Depositor, Custodian (to be provided by Trustee)
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.06 statement
Trustee
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Trustee (or Depositor, if the Trustee is not a party to such agreement or required to provide prior written consent to such amendment)
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	N/A
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.  Reg AB disclosure about any new servicer or trustee is also required.
Trustee
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.  Reg AB disclosure about any new enhancement provider is also required.
N/A
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) –Significant Obligor Financial Information	N/A
		Item 1114(b)(2) – Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A
Item 1115(b) – Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
N/A N/A N/A
Item 1117 – Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian

PHH Mortgage Corporation Depositor Trustee Depositor Master Servicer Depositor Trustee
Item 1119 – Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller)

Depositor

Trustee

Servicer or any other Subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator

Custodian

Counterparty

PHH Mortgage Corporation Depositor Trustee Master Servicer Depositor Trustee N/A
		Item 1122 – Assessment of Compliance with Servicing Criteria	Trustee, Master Servicer, Custodian (to be provided by Trustee)
		Item 1123 – Servicer Compliance Statement	Master Servicer

EXHIBIT Q

TRANSACTION PARTIES

Sponsor – PHH Mortgage Corporation

Depositor – PHH Mortgage Capital LLC

Issuing Entity – PHHMC Series 2007-3 Trust

Master Servicer – PHH Mortgage Corporation

Originator – PHH Mortgage Corporation

Custodian – U.S. Bank National Association

Trustee – Citibank, N.A.